                                             As Filed Pursuant to Rule 424(b)(2)
                                             Registration No. 333-44421


PROSPECTUS SUPPLEMENT

(To Prospectus dated January 30, 1998)

                               11,000,000 Shares

                                K N Energy, Inc.
                                                                            LOGO
                                  COMMON STOCK
                            ------------------------
ALL OF THE SHARES OF COMMON STOCK OFFERED HEREBY ARE BEING SOLD BY THE COMPANY.
  OF THE 11,000,000 SHARES OF COMMON STOCK BEING OFFERED, 9,500,000 SHARES ARE BEING OFFERED INITIALLY IN THE UNITED STATES AND CANADA BY THE U.S. UNDERWRITERS
 AND 1,500,000 SHARES ARE BEING OFFERED INITIALLY OUTSIDE THE UNITED STATES AND
  CANADA BY THE INTERNATIONAL UNDERWRITERS. SEE "UNDERWRITERS." THE COMPANY'S COMMON STOCK IS LISTED ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL "KNE." ON
 MARCH 4, 1998 THE REPORTED LAST SALE PRICE OF THE COMMON STOCK ON THE NEW YORK
                       STOCK EXCHANGE WAS $52 PER SHARE.
                            ------------------------

     On January 30, 1998, the Company acquired all of the outstanding capital stock of MidCon Corp. from Occidental Petroleum Corporation for $2.1 billion in cash and a short-term note in the aggregate principal amount of $1.39 billion. The Company will use the net proceeds from the sale of the Common Stock offered hereby to repay a portion of the indebtedness incurred in connection with such acquisition. Concurrently with this offering, the Company is offering $2.35 billion aggregate principal amount of senior notes of varying maturities. The closings of this offering and the debt offerings are not conditioned upon each other.
                            ------------------------
SEE "RISK FACTORS" BEGINNING ON PAGE S-11 FOR CERTAIN INFORMATION RELEVANT TO AN
                         INVESTMENT IN THE SECURITIES.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
  SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                               PRICE $52 A SHARE
                            ------------------------

                                                                         UNDERWRITING
                                                 PRICE TO                DISCOUNTS AND              PROCEEDS TO
                                                  PUBLIC                COMMISSIONS(1)              COMPANY(2)
                                         ------------------------- ------------------------- -------------------------
Per Share.............................            $52.00                     $2.03                    $49.97
Total (3).............................         $572,000,000               $22,330,000              $549,670,000

------------
    (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriters."

    (2) Before deducting offering expenses payable by the Company estimated at $750,000.

    (3) The Company has granted to the U.S. Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of 1,650,000 additional shares of Common Stock at the price to public, less underwriting discounts and commissions, for the purpose of covering over-allotments, if any. If the U.S. Underwriters exercise such option in full, the total price to public, underwriting discounts and commissions and proceeds to company will be $657,800,000, $25,679,500 and $632,120,500, respectively. See "Underwriters."
                            ------------------------

    The shares of Common Stock are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Davis Polk & Wardwell, counsel for the Underwriters. It is expected that delivery of the shares of Common Stock will be made on or about March 10, 1998 at the office of Morgan Stanley & Co. Incorporated, New York, New York, against payment therefor in immediately available funds.
                            ------------------------
MORGAN STANLEY DEAN WITTER
                MERRILL LYNCH & CO.
                                 PETRIE PARKMAN & CO.
                                             SALOMON SMITH BARNEY
March 4, 1998

     CERTAIN PERSONS PARTICIPATING IN THE EQUITY OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE EQUITY OFFERING, AND MAY BID FOR, AND PURCHASE THE SHARES OF THE COMMON STOCK IN THE OPEN MARKET. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITERS."

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, AGENT OR DEALER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED HEREBY, NOR DO THEY CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT WITH THE ACCOMPANYING PROSPECTUS NOR ANY OFFER OR SALE MADE HEREBY SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary...............................   S-4
Risk Factors................................................  S-11
Use of Proceeds.............................................  S-15
The Acquisition and the Financing Plan......................  S-16
Common Stock Price Range and Dividends......................  S-19
Capitalization..............................................  S-20
Unaudited Pro Forma Consolidated Financial Statements.......  S-22
Selected Historical Financial Information for K N Energy....  S-28
Selected Historical Financial Information for MidCon........  S-30
The Combined Company........................................  S-32
K N Energy, Inc.............................................  S-36
MidCon Corp.................................................  S-40
Regulation..................................................  S-44
Certain United States Tax Consequences to Non-U.S.
  Holders...................................................  S-49
Underwriters................................................  S-51
Experts.....................................................  S-54
Legal Matters...............................................  S-54

PROSPECTUS
Available Information.......................................     3
Incorporation of Certain Documents by Reference.............     4
K N Energy, Inc. ...........................................     4
The Trust...................................................     4
Use of Proceeds.............................................     6
Ratios of Earnings to Fixed Charges.........................     6
Description of the Preferred Securities.....................     7
Description of the Trust Debentures.........................     7
Description of the Guarantee................................    13
Relationship Among the Preferred Securities, the Trust
  Debentures and the Guarantee..............................    15
Description of the Debt Securities..........................    16
Description of Capital Stock................................    28
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................    31
Book-Entry Issuance.........................................    32
Plan of Distribution........................................    33
Legal Matters...............................................    35
Experts.....................................................    35

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following information does not purport to be complete and is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus or incorporated by reference herein or therein. As used in this Prospectus Supplement and the accompanying Prospectus "the Company," "K N" and "K N Energy" refer to K N Energy, Inc., together with its consolidated subsidiaries (including MidCon), unless the context otherwise requires. As used in this Prospectus Supplement, "MidCon" refers to MidCon Corp., together with its consolidated subsidiaries, unless the context otherwise requires. All volumes of natural gas referred to herein are stated at a pressure base of 14.73 pounds per square inch absolute and at 60 degrees Fahrenheit and, in most instances, are rounded to the nearest major multiple. The term "Mcf" means thousand cubic feet, the term "MMcf" means million cubic feet, the term "Bcf" means billion cubic feet and the term "Tcf" means trillion cubic feet. The term "MMBtus" means million British thermal units ("Btus"). "NGLs" refers to natural gas liquids, which consist of ethane, propane, butane, iso-butane and natural gasoline. The term "Bbls" means barrels. Unless otherwise indicated, all information in this Prospectus Supplement assumes no exercise of the U.S. Underwriters' over-allotment option. Prospective investors should carefully consider the matters discussed under the caption "Risk Factors."

                                  INTRODUCTION

     On January 30, 1998, K N Energy acquired all of the outstanding capital stock of MidCon from Occidental Petroleum Corporation ("Occidental") (the "Acquisition") for $2.1 billion in cash and a short-term note in the aggregate principal amount of $1.39 billion (the "Substitute Note"), which was collateralized at the closing by letters of credit issued under a $4.5 billion Bank Facility (as defined herein). As a result of the Acquisition, MidCon became a wholly-owned subsidiary of K N Energy. The total amount of funds required by K N to complete the Acquisition, pay related fees and expenses and repay borrowings under the Company's existing credit facility was approximately $2,543 million and was financed with borrowings made under the Bank Facility. The Company will use the net proceeds from this offering of shares of Common Stock (the "Equity Offering") and its proposed concurrent offering of senior notes of varying maturities in an aggregate principal amount of $2.35 billion (the "Debt Offerings" and, together with the Equity Offering, the "Offerings") to refinance borrowings under the Bank Facility incurred in connection with the Acquisition and to purchase U.S. government securities to replace a portion of the letters of credit that collateralize the Substitute Note. The Company intends to purchase additional U.S. government securities to replace the letters of credit and to further refinance borrowings under the Bank Facility in the first half of 1998 through the sale of preferred capital trust securities and mandatorily convertible preferred capital trust securities of subsidiary trusts (the "Additional Offerings," and together with the Offerings and the Company's borrowings under the Bank Facility in connection with the Acquisition, the "Financing Plan"). The closings of the Equity Offering and the Debt Offerings are not conditioned upon each other.

                                 THE COMPANIES

K N ENERGY

     K N Energy is an integrated energy services provider whose operations include the gathering, processing, transportation and storage of natural gas and the marketing of natural gas and NGLs. As of December 31, 1997, the Company operated over 12,300 miles of interstate and intrastate pipelines and over 8,800 miles of gathering and processing pipeline that connect major supply areas with major consuming areas in the Western and Mid-Continent United States. The Company also owned or operated at such date 19 natural gas processing plants with total processing capacity of approximately 1.7 Bcf per day, including the Bushton complex in the Hugoton Basin, one of the largest natural gas extraction facilities in the United States, and 7 storage facilities with 827 MMcf per day of withdrawal capacity. As of December 31, 1997, the Company's regulated retail natural gas business served over 210,000 customers in Colorado, Nebraska and Wyoming (excluding customers served by the Company's Kansas natural gas distribution assets). The Company also markets innovative products and services, such as the Simple Choice(sm) ("Simple Choice") menu of products and call center services designed for residential consumers, utilities, and small businesses through its 50% owned EN-able(sm), LLC ("EN-able") affiliate.

     The Company's principal offices are located at 370 Van Gordon Street, Lakewood, CO 80228, and its telephone number is (303) 989-1740.

MIDCON CORP.

     MidCon is engaged in the purchase, gathering, processing, transmission, storage and sale of natural gas to utilities, municipalities and industrial and commercial users. MidCon operates over 14,000 miles of natural gas pipelines which are strategically located in the center of the North American pipeline grid. These pipeline assets include two major interconnected transmission pipelines terminating in the Chicago area: one originating in West Texas and the other in the Gulf Coast areas of Texas and Louisiana, as well as a major intrastate pipeline located in Texas. In 1997, MidCon delivered an average of over 6.1 Bcf per day of natural gas. MidCon is one of the largest and lowest cost transporters of natural gas to the Chicago market and in 1997 delivered an average of 2.6 Bcf per day of natural gas to the Chicago metropolitan area, representing 60% of the total natural gas delivered to that market during the same period. MidCon is also one of the nation's largest storage operators with approximately 600 Bcf of total natural gas storage capacity near its major markets, over 200 Bcf of working gas and up to 4.4 Bcf per day of peak deliverability from its facilities as of December 31, 1997. MidCon also purchases electricity from electric utilities and other electric power producers and marketers and resells the electricity to wholesale and end-use customers.

THE COMBINED COMPANY

     As a result of the Acquisition, K N Energy is one of the largest integrated natural gas companies in the United States. On a pro forma basis as of December 31, 1997, the Company owned and/or operated over 26,000 miles of interstate, intrastate and offshore natural gas transmission pipeline, approximately 10,000 miles of gathering pipeline, approximately 7,200 miles of local distribution pipeline (excluding K N's Kansas natural gas distribution assets) and 16 storage facilities with storage capacity of more than 250 Bcf of working gas. On a pro forma basis, the Company also is one of the largest transporters and marketers of natural gas in the United States with average sales volumes of approximately
3.7 Bcf of natural gas per day and average transportation volumes of approximately 5.2 Bcf of natural gas per day. On a pro forma basis as of December 31, 1997, the Company had $8.6 billion in assets, and pro forma for the year ended December 31, 1997, the Company had operating revenues of $5.2 billion, operating income of $359.7 million and net income of $97.1 million.

     In addition to significantly increasing the Company's size and scope of operations as well as its geographic presence, management believes the Acquisition also provides K N with a strong platform for future growth. The Company now has pipeline assets in 16 states and access to several of the largest natural gas markets in the United States, including Chicago, Houston, Kansas City and Denver. In addition, the Company has access to natural gas supplies in the major natural gas supply basins in the United States, including those in the Mid-Continent, West Texas, Rocky Mountain and Gulf Coast regions. As a result of the Acquisition, the Company is also one of the nation's largest owners and operators of natural gas storage assets in both supply and market areas. Management believes these assets are strategically located and will allow the Company to become a major supplier of storage service, particularly in the Chicago market. Management believes that the Acquisition also significantly broadens the Company's retail presence in both the residential and small business market segments.

BUSINESS STRATEGY

     The Company's objective is to enhance its assets and operations along all segments of the natural gas "value stream" by increasing access to supplies of natural gas for the Company's upstream gathering and processing facilities, delivering that supply through K N's midstream transmission pipelines and marketing that supply to a broad range of downstream end users, including utility, residential, commercial, agricultural and industrial customers. The Company believes that it has developed several competitive strengths that will enable it to continue to successfully implement this strategy, including: (i) extensive natural gas infrastructure from the wellhead to the burner tip, (ii) access to natural gas supplies in several of the largest domestic natural gas producing areas, (iii) access to natural gas markets in some of the largest natural gas consuming areas in the Midwest, Texas and the Rocky Mountains, (iv) a management team which combines an entrepreneurial spirit with significant experience in the natural gas industry, (v) a strong track record of quickly and successfully integrating acquisitions and (vi) a commitment to providing superior customer service. Management believes the Acquisition is consistent with the Company's strategy. The key elements of the Company's strategy include the following:

     Optimize operation of the Company's assets. Over the past several years, K N has been able to generate significant value through the improved operation of its assets. With the Acquisition, the Company has identified several opportunities for the optimization of operations through the integration and consolidation of MidCon's assets with those of K N. By connecting pipelines to proximate gathering facilities, relocating processing facilities and reconfiguring certain operations, the Company believes it can increase throughputs, lower costs and thereby significantly improve the operating results of these assets. Specifically, K N plans to integrate and consolidate its gathering, processing and intrastate pipelines in West Texas with MidCon's assets in the region. K N also plans to build an interconnect between the Amarillo Line of MidCon's Natural Gas Pipeline Company of America ("NGPL") pipeline and K N's Bushton natural gas processing plant. In addition, the Company believes that the combination of K N's supply area storage with MidCon's market area storage provides additional opportunities for the Company to arbitrage regional and seasonal natural gas price differentials.

     Aggressively pursue new markets. K N will continue to pursue opportunities to gain additional market share along the MidCon and K N pipeline systems. K N is currently executing this strategy by expanding its marketing presence in the Denver metropolitan area through construction of the Front Runner Pipeline, and in Kansas City through the construction of an additional lateral pipeline. Both of these cities represent markets that the Company believes have been historically underserved by gas pipelines and that are easily reached through extensions of K N's current pipelines. The Company believes that, given MidCon's pipeline system and its low-cost position, the Acquisition also provides significant additional opportunities to continue to access new markets and significantly increase the Company's market share.

     Leverage regulated assets by developing complementary unregulated businesses. K N seeks to build or acquire unregulated businesses that complement its core regulated assets. A key component of K N's growth has been its ability to evolve from a 99% regulated entity in 1990 to a 48% regulated entity at December 31, 1997 based on operating income. As an example of this strategy, K N has successfully taken advantage of several unregulated gathering, processing and marketing opportunities in the Rocky Mountains and Midwest in conjunction with the development and operation of its regulated Pony Express Pipeline. Management believes that MidCon's assets, which are largely regulated, present additional opportunities for K N to continue to pursue this strategy. For the year ended December 31, 1997, approximately 70% of the Company's pro forma operating income was derived from regulated assets, compared with approximately 48% for K N's historical business on a stand-alone basis. The Company's goal is to increase the operating income derived from unregulated assets to approximately 50% over time. The Company also believes it can improve the profitability of certain of MidCon's gathering assets through a spin-down of such assets from a regulated affiliate to unregulated affiliates. By transferring these assets to unregulated affiliates, the Company believes it will be able to achieve increased operational flexibility, lower costs and take advantage of opportunities to increase system throughput.

     Pursue strategic acquisitions, alliances, joint ventures and partnerships. K N will continue to pursue acquisitions and strategic alliances that create new business opportunities and enhance its existing operations. The Company maintains a highly disciplined approach to acquisitions in order to identify investments that logically expand K N's business into contiguous markets, help increase economies of scale and provide opportunities to leverage regulated businesses by developing complementary unregulated businesses. The Company has established a number of strategic alliances, joint ventures and partnerships to reach its goals. For example, the Wildhorse Energy Partners, LLC ("Wildhorse") gathering and marketing joint venture with Tom Brown, Inc. ("TBI"), pursuant to which TBI has dedicated all of its uncommitted Rocky Mountain gas production, has enhanced the Company's access to gas supply. The Company also formed a partnership to develop the TransColorado pipeline and provide increased market access for isolated Rocky Mountain gas. In 1997, the Company and PacifiCorp Holdings, Inc. formed EN-able, a joint venture to exploit retail opportunities presented by deregulation of the retail electric and gas utility industries. The Company believes that the Acquisition provides not only a significant platform from which to pursue additional complementary acquisitions, but also greatly enhances the value of K N as a potential partner.

  Maintain and enhance the Company's position as a low-cost provider. The Company is a low-cost provider of natural gas gathering, processing and transportation services and is constantly seeking opportunities to reduce costs further without compromising safety or sacrificing customer service. Recent operational changes consistent with this strategy include re-routing gas from high cost plants into the more efficient Bushton system and the exchange of underperforming assets in Texas for transmission assets needed to transport new gathering volumes and which enhanced the performance of other K N assets. NGPL is currently one of the lowest cost transporters of gas in the Mid-Continent region and as a result, management believes that the Company is now in an even stronger position to preserve or increase market share than its higher-cost competitors, particularly in the event that additional gas comes into the Chicago market from Canada. In addition, the increased access to additional supply sources from MidCon's pipelines should support K N's low-cost position. The Company also expects to realize annual operating and administrative savings beginning in 1998 primarily due to the consolidation of operations and activities that are duplicative with those of MidCon and improved utilization of assets.

  Expand the Company's retail presence. In order to take advantage of the rapidly changing competitive landscape in the utility industry, the Company has developed value-added products and services to offer to its customers beyond the traditional energy commodity. As part of this strategy, K N developed Simple Choice which offers consumers, through their local utilities, a bundled package of energy, communications and entertainment products serviced through one call and itemized on one bill. The Simple Choice package of services is marketed to other utilities through the Company's EN-able joint venture with PacifiCorp Holdings, Inc. By licensing Simple Choice to other gas, electric and water utilities, EN-able creates partnerships that allow utility partners to play a broader role in providing a range of products and services to the home, and allows EN-able to build a larger retail presence in the marketplace more quickly than it could on its own. EN-able also provides back-office support to its utility partners, including infrastructure support for customer care and billing functions and marketing channels. Management believes MidCon's retail marketing operations, which are conducted through mc(2) Inc. ("mc(2)") and which market gas and electricity principally to commercial and industrial customers, complement the operations of EN-able.

                              THE EQUITY OFFERING

Common Stock offered:
     United States offering...................  9,500,000 shares
     International offering...................  1,500,000 shares
                                                -------------
          Total...............................  11,000,000 shares(1)
Common Stock outstanding after the Equity
  Offering....................................  43,154,512 shares(1)(2)
NYSE Symbol...................................  KNE
Use of Proceeds...............................  The net proceeds from the Equity Offering will be used to refinance borrowings under the Bank
                                                  Facility incurred in connection with the
                                                  Acquisition and to purchase U.S. government
                                                  securities to collateralize the Substitute Note and
                                                  replace a portion of the letters of credit
                                                  currently collateralizing the Substitute Note. See
                                                  "The Acquisition and the Financing Plan" and "Use
                                                  of Proceeds."
Dividend Policy...............................  The Company currently pays a regular quarterly cash dividend of $.28 per share or $1.12 per year. See
                                                  "Common Stock Price Range and Dividends."
Debt Offerings................................  The Company is concurrently offering to the public
                                                  $2.35 billion aggregate principal amount of senior
                                                  notes, the proceeds of which will be used to
                                                  refinance borrowings under the Bank Facility
                                                  incurred in connection with the Acquisition and to
                                                  purchase U.S. government securities to
                                                  collateralize the Substitute Note and replace a
                                                  portion of the letters of credit currently
                                                  collateralizing the Substitute Note. The closings
                                                  of the Equity Offering and the Debt Offerings are
                                                  not conditioned upon each other.

------------------------------

(1) Assumes the U.S. Underwriters' over-allotment option is not exercised. See "Underwriters."

(2) Based on 32,154,512 shares of Common Stock outstanding as of February 4, 1998. Excludes, at February 4, 1998, approximately 928,700 shares of Common Stock issuable pursuant to immediately exercisable stock options.

                                  RISK FACTORS

     Prospective investors should carefully consider all the information set forth and incorporated by reference herein and in the accompanying Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" before purchasing any of the shares of Common Stock offered hereby.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

     The following table presents summary historical statement of operations data for each of K N Energy and MidCon for the year ended December 31, 1997 and pro forma summary financial information for K N Energy for the year ended December 31, 1997 assuming that the Acquisition and the Offerings occurred at January 1, 1997. The historical information for both K N and MidCon has been derived from audited financial statements. The unaudited pro forma balance sheet information at December 31, 1997 is presented as if the Acquisition and the Offerings had occurred on that date. The unaudited pro forma statement of operations data are not necessarily indicative of the financial results that would have occurred had the Acquisition and the Offerings been consummated on the date indicated, nor are they necessarily indicative of future financial results. The information set forth below should be read in conjunction with the historical financial statements of each of K N Energy and MidCon and the notes thereto incorporated by reference herein and the "Unaudited Pro Forma Consolidated Financial Statements" included elsewhere in this Prospectus Supplement.

                                                                     YEAR ENDED DECEMBER 31, 1997
                                                             ---------------------------------------------
                                                                     HISTORICAL
                                                             ---------------------------
                                                                K N             MIDCON          PRO FORMA
                                                             ----------       ----------       -----------
                                                                                               (UNAUDITED)
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Operating revenues......................................   $2,145,118       $3,045,081       $5,190,199
  Operating costs and expenses............................    2,002,869        2,832,648        4,830,530
                                                             ----------       ----------       ----------
  Operating income........................................      142,249          212,433          359,669
  Other income and (deductions):
    Interest expense......................................      (43,495)        (241,838)        (256,638)
    Minority interests....................................       (8,706)              --           (8,706)
    Other, net............................................       23,110           23,469           50,531
                                                             ----------       ----------       ----------
  Income (loss) before income taxes.......................      113,158           (5,936)         144,856
  Income taxes............................................       35,661           (1,426)          47,716
                                                             ----------       ----------       ----------
  Net income (loss).......................................       77,497           (4,510)          97,140
  Preferred stock dividends...............................          350               --              350
                                                             ----------       ----------       ----------
  Earnings available for common shares....................   $   77,147       $   (4,510)      $   96,790
                                                             ==========       ==========       ==========
  Diluted earnings per common share.......................   $     2.45               --       $     2.28
  Number of shares used in computing diluted earnings per
    common share..........................................       31,538               --           42,538
  Dividends per common share..............................   $     1.09               --       $     1.09
OTHER FINANCIAL DATA:
  EBITDA(1)...............................................   $  212,647       $  385,501       $  606,900
  Capital expenditures and acquisitions...................      429,683           95,598               --
  Depreciation and amortization...........................       55,994          149,599          205,406

                                                  AS OF DECEMBER 31, 1997
                                           -------------------------------------
                                                  HISTORICAL
                                           ------------------------
                                              K N         MIDCON      PRO FORMA
                                           ----------   -----------   ----------
                                                                      (UNAUDITED)

                                                      (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents..............  $   22,471   $   14,122    $   22,471
  Current assets.........................     576,530      977,155     1,598,083
  Investments in U.S. government
    securities...........................          --           --       360,102(3)
  Total assets...........................   2,305,805    6,527,668     8,630,922
  Current liabilities....................     796,811      898,015     2,470,322
  ESOP debt..............................          --    1,372,458            --
  Long-term debt.........................     553,816    1,600,000     2,903,816
  K N-obligated mandatorily redeemable
    preferred capital trust securities of
    subsidiary trust holding solely
    debentures of K N....................     100,000           --       100,000
  Minority interests in equity of
    subsidiaries.........................      47,303        7,331        54,634
  Preferred stock........................       7,000           --         7,000
  Common stockholders' equity............     606,132      736,471     1,155,052

                                                  AS OF DECEMBER 31, 1997
                                           -------------------------------------
                                              K N         MIDCON       COMBINED
                                           ----------   -----------   ----------
OPERATING DATA:
  Miles of pipeline
    Interstate...........................       6,970       10,527        17,497
    Intrastate...........................       5,367        2,617         7,984
    Offshore.............................          --          695           695
    Gathering and processing.............       8,829        1,211        10,040
    Distribution(2)......................       8,724           --         8,724
  Gas processing plants
    Number of plants.....................          19            4            23
    Total processing capacity (MMcf per
      day)...............................       1,695          750         2,445
  Natural gas storage facilities
    Number of storage facilities.........           7            9            16
    Total withdrawal capacity (MMcf per
      day)...............................         827        4,400         5,227

---------------
(1) EBITDA represents net income plus income taxes, interest expense, depreciation, and amortization expense. EBITDA is not presented as an indicator of the Company's operating performance, an indicator of cash available for discretionary spending or as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures of other companies.

(2) Includes K N's Kansas natural gas distribution assets which will be sold upon receipt of regulatory approval.

(3) Represents the purchase of U.S. government securities which, combined with the letters of credit issued under the Bank Facility, will satisfy K N's obligation to collateralize the Substitute Note.

                                  RISK FACTORS

     Prospective purchasers of the shares of Common Stock should carefully review the information contained elsewhere in this Prospectus Supplement or in the accompanying Prospectus or incorporated by reference herein or therein and should particularly consider the following matters.

ACQUISITION OF MIDCON; INTEGRATION OF BUSINESSES OF K N ENERGY AND MIDCON

     The Acquisition has significantly increased the size of K N's operations. This significant increase in size substantially increases the demands placed upon the Company's management, including demands resulting from the need to integrate operations of MidCon with those of K N. The Company believes that a key benefit to be realized from the Acquisition will be the integration of its and MidCon's assets. There can be no assurance, however, that K N Energy will not encounter difficulties in integrating MidCon's operations with its own or that the expected benefits will be realized from such integration. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations; integrating different strategies and integrating personnel with disparate business backgrounds and corporate cultures. There can be no assurance that K N Energy and MidCon will be able to integrate effectively or in a timely manner. Nor can there be any assurance that, even if integrated, the Company's product and service offerings will be successful. Among the factors considered by K N Energy in connection with the Acquisition were the opportunities for synergies expected to be achieved from the Acquisition. However, there can be no assurance that K N Energy will achieve the desired levels of synergies and related revenue growth and cost savings when anticipated or at all. Failure to achieve the desired levels of synergies could have a material adverse effect on the business, results of operations, liquidity and financial condition of K N Energy.

     In connection with the Acquisition, the Company became obligated with respect to MidCon's liabilities including, without limitation, liabilities with respect to environmental matters, liabilities (including liabilities with respect to retiree welfare benefits) under MidCon's employee benefits plans and the obligations of Occidental's insurance subsidiary with respect to insurance policies previously issued to MidCon. Pursuant to the stock purchase agreement for the Acquisition (the "Agreement"), Occidental has indemnified the Company with respect to some of these liabilities, including all liabilities with respect to MidCon's employee stock ownership plan. However, there can be no assurance that any of these liabilities will not adversely affect the Company's results of operations or financial condition. The representations and warranties contained in the Agreement generally survive the closing of the Acquisition for one year. There can be no assurance that liabilities will not arise that are not covered by Occidental's indemnity of K N or that such liabilities may not arise following such one-year period. See "The Acquisition and the Financing Plan."

EFFECT OF SUBSTANTIAL LEVERAGE

     K N Energy incurred substantial additional indebtedness in connection with the Acquisition. After giving effect to the Acquisition and the Offerings, as of December 31, 1997, K N Energy would have had total debt of $4,329.4 million and stockholders' equity (including the 8.56% Series B Capital Trust Securities of K N Capital Trust I) of $1,262.1 million, resulting in a total debt to total capital ratio of 77.4% (75.9% net of U.S. government securities held as collateral). In addition, depending on prevailing financial, economic and market conditions K N Energy may be unable to consummate the Additional Offerings necessary to replace the letters of credit and refinance the remainder of the borrowings under the Bank Facility in accordance with the Financing Plan. Accordingly, the amount of outstanding indebtedness may be greater than contemplated under the Financing Plan and stockholders' equity may be lower than contemplated under the Financing Plan. Failure to refinance substantially all of the borrowings and extensions of credit under the Bank Facility within 364 days of the closing of the Acquisition will result in an event of default under the Bank Facility and could result in acceleration of the indebtedness under the Bank Facility. See "Capitalization" and "The Acquisition and the Financing
Plan -- The Financing Plan." K N Energy may also incur additional indebtedness in the future, including in connection with other acquisitions, although its ability to do so will be restricted by the Bank Facility. See "The Acquisition and the Financing Plan -- Description of Bank Facility."

     K N Energy's leverage may have important consequences to holders of the shares of Common Stock, including: (i) limiting K N Energy's ability to obtain additional financing to fund future working capital requirements, capital expenditures, debt service requirements, acquisitions or other general corporate requirements; (ii) requiring a substantial portion of K N Energy's cash flow from operations to be dedicated to payment of principal and interest on its indebtedness, thereby reducing the funds available for operations and future business opportunities; (iii) placing K N Energy at a competitive disadvantage to companies with which it competes that may be less leveraged; and (iv) increasing K N Energy's vulnerability to adverse economic and industry conditions. In addition, since certain of K N Energy's borrowings may be at variable rates of interest, K N Energy will be vulnerable to increases in interest rates, which could have a material adverse effect on K N Energy's results of operations, liquidity and financial condition. K N Energy's ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness depends on its future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control. There can be no assurance that K N Energy's business will continue to generate cash flow from operations in the future sufficient to service its debt and make necessary capital expenditures. If unable to generate such cash flow, K N Energy may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms or without substantial additional expense to K N Energy. These and other factors could have a material adverse effect on the results of operations, liquidity and financial condition of K N Energy.

     The Bank Facility imposes financial and other restrictions on K N Energy and also requires K N Energy to make payments in respect of the collateralization of the Substitute Note, interest and outstanding principal, including from the proceeds of certain issuances of capital stock or indebtedness. See "The Acquisition and the Financing Plan -- Description of Bank Facility." Covenants contained in the Bank Facility and relating to certain other indebtedness of K N limit, among other things, the incurrence of funded indebtedness by K N and its subsidiaries and, in the event of a downgrade in the ratings of K N's long-term senior unsecured debt, impose minimum EBITDA/interest and net worth requirements. There can be no assurance that the requirements of the Bank Facility or such other indebtedness will be met in the future. Failure to comply with such covenants may result in a default with respect to the related debt under the Bank Facility or such other indebtedness and could lead to acceleration of such debt or any instruments evidencing indebtedness that contain cross-acceleration or cross-default provisions. In such a case, there can be no assurance that K N Energy would be able to refinance or otherwise repay such indebtedness.

RISKS RELATING TO ACQUISITION STRATEGY

     A substantial portion of the Company's growth over the last several years has been attributable to acquisitions. A principal component of the Company's strategy is to continue to acquire assets or businesses that are logical extensions of its existing assets or businesses in order to increase the efficiency of its existing assets. See "The Combined Company -- Business Strategy." The Company's ability to achieve its goals will be dependent upon a number of factors, including the Company's ability to identify acceptable acquisition candidates, consummate acquisitions on favorable terms, successfully integrate acquired businesses, increase its gas throughput into new markets and obtain financing to support its growth. There can be no assurance that the Company will be successful in implementing its acquisition strategy or that such strategy will improve operating results.

COMPETITION

     The Company competes with other pipeline companies, marketers and brokers of varying size, resources and experience as well as with producers who are able to market gas directly to wholesale and end-use markets. Factors influencing the competitive environment include (i) regulatory changes that provide greater access to markets by gas producers and marketers, (ii) the ability of certain markets to switch to alternative fuels at favorable prices, and (iii) increased pipeline and gas storage capacity in the United States. In addition, natural gas competes with fuel oil, coal, propane and electricity as an energy source in the areas served by the Company's interstate pipeline system and retail natural gas business. The Company expects that such competition will increase as a result of the continued implementation of FERC Order 636 and state retail unbundling initiatives. In addition, the Company's gas gathering, processing and marketing operations depend in large part on the ability of the Company to assess and respond to changing market conditions in negotiating gas purchase and sale agreements and to obtain satisfactory margins between the purchase price of its natural gas supply and the sales price for such residual gas volumes and the NGLs processed.

     As FERC Order 636 continues to be implemented, increased competition for market share has led to the announcement of new pipeline projects for increased capacity. Given the major supplies of gas in the Rocky Mountains, San Juan Basin and Western Canada, and the relatively high natural gas prices in the Midwest and Northeast, the major projects have focused on constructing new pipelines which transport gas from Western Canada to the Midwest (including Northern Border, Alliance and Transvoyageur), and new pipelines which redirect gas from the Midwest to the Northeast and Eastern Canada (including Independence/Market Link (in which MidCon has an interest), Millenium, Eastern Express, Spectrum/Excelsior, Tristate and Vector). While proposals for the projects mentioned above have been announced or filed with regulatory authorities, it is unlikely that all of them will ultimately be completed. Nevertheless, given its strategic location at the center of the North American pipeline grid, Chicago is likely to develop into a major natural gas trading hub for the rapidly growing demand markets in the Midwest and Northeast. To the extent additional pipeline capacity into Chicago is constructed, the Company's financial position and results of operations could be adversely affected. The Company intends to try to mitigate any negative impact over time with additional market growth and expansion of capacity to move volumes east of Chicago to the heavily populated northeastern corridor of the United States.

FLUCTUATING COMMODITY PRICES

     The products of K N's natural gas processing operations, including NGLs, residue gas and related by-products, are commodities. As such, their prices are often subject to material changes in response to relatively minor changes in supply and demand, general economic conditions and other market conditions over which K N has no control. Other market conditions affecting the Company's natural gas processing business include the availability and prices of alternative energy and feedstock sources, government regulation, industry-wide inventory levels, the seasons, the weather and the impact of energy conservation efforts.

     A decrease in the difference between NGL and natural gas prices results in lower unit margins on natural gas volumes processed, and may result in lower volumes processed, or lower recoveries of certain NGLs (primarily ethane) at certain plants. Generally, the prices contained in natural gas processing supply contracts are tied to a current or index price and, therefore, adjust with changes in overall market conditions. In addition, K N is contractually able to mitigate the effect of contracting processing margins by reducing recoveries until the margin between NGL and natural gas prices improves. A prolonged contraction of the margin between NGLs and natural gas could materially adversely affect the financial condition and results of K N's natural gas processing operations.

REGULATION; PENDING REGULATORY PROCEEDINGS

     K N Energy and MidCon are both regulated by the Federal Energy Regulatory Commission (the "FERC") in accordance with the Natural Gas Act of 1938, as amended (the "Natural Gas Act") and the Natural Gas Policy Act of 1978, as amended (the "Natural Gas Policy Act"). The FERC regulates the interstate transportation of natural gas, including, among other things, rates and charges allowed natural gas companies, construction, extensions and abandonments of facilities and service, rates of depreciation and amortization and accounting systems. As a result of the Acquisition, approximately 70% of the operating income of K N will be derived from regulated assets. Although the Company has in the past successfully converted to unregulated status certain existing gathering and processing assets and intends to take similar action with respect to certain assets of MidCon, there can be no assurance that the Company will receive the requisite approvals to "spin down" such assets, or once converted to unregulated status, that the FERC will not attempt to reassert jurisdiction over such assets. See "Regulation -- Federal and State Regulation."

     In addition, K N Energy and MidCon are currently parties to various regulatory and rate proceedings relating to the establishment of rates for service, terms and conditions of service, authorizations to own and construct new facilities as well as complaints from customers relating to the implementation of each company's tariff governing authorized services. There have also been proceedings from time to time relating to cost recovery issues arising out of contract expirations, gas supply realignment and other transition issues. Both companies regularly attempt to reach comprehensive settlements with the parties in pending cases which would resolve the issues in a given matter. Both companies to date have been successful in resolving major rate and certificate cases arising out of significant restructuring of the regulated industries. It is contemplated that each company will continue to pursue a business strategy which will pursue settlement of regulatory proceedings where settlement is prudent. While negotiated settlement of such disputes is encouraged by the FERC and state regulatory bodies, such settlements remain subject to the FERC or state regulatory review and approval. Whether the FERC or state regulators will approve such settlements in the form filed or whether a particular regulatory proceeding will be otherwise resolved in a manner satisfactory to the Company cannot be predicted with certainty, and the business of the Company could be adversely affected thereby. For a description of certain regulatory proceedings in which K N Energy and MidCon are currently involved, see "Regulation -- Federal and State Regulation."

     The Company's operations and properties, including those of MidCon acquired in the Acquisition, are also subject to extensive and evolving Federal, state and local laws and regulations governing the release or discharge of regulated materials into the environment or otherwise relating to environmental or safety protection. Numerous governmental departments issue rules and regulations to implement and enforce such laws which are often difficult and costly to comply with and which carry substantial penalties for failure to comply. These laws and regulations can also impose liability for remedial costs on the owner or operator of properties or the generators of waste materials, regardless of fault. Moreover, the trends toward stricter standards in environmental legislation and regulation are expected to continue. The Company expects to incur certain costs to comply with environmental laws and regulations. See "Regulation -- Environmental Regulation."

     While the Company is not aware of any environmental liabilities or conditions that would have a material adverse effect on the business, results of operations or financial condition of the Company, there is an inherent risk of the incurrence of environmental or safety costs and liabilities in the business of the Company due to its handling of natural gas and other regulated substances and there can be no assurances that future events, such as changes in existing laws, the promulgation of new laws, or the development of new facts or conditions, will not cause the Company to incur significant costs.

RISKS RELATED TO SALE OF ADDITIONAL COMMON STOCK

     Cabot Specialty Chemicals, Inc. ("Cabot") owns approximately 3,000,000 shares of Common Stock. Pursuant to a registration rights agreement with K N, Cabot has registration rights for such shares and has registered 792,232 of such shares for resale under an effective shelf registration statement. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of the Common Stock. Sales of substantial amounts of shares of Common Stock in the public market or the perception that such sales might occur could adversely affect the market price of the shares of Common Stock. In the event of any future issuance of equity securities, the interests of holders of Common Stock, including the shares of Common Stock offered hereby, could be diluted.

FORWARD-LOOKING STATEMENTS

     Certain of the matters discussed under the captions "Prospectus Supplement Summary," "Risk Factors," "Unaudited Pro Forma Consolidated Financial Statements," "The Combined Company," "K N Energy, Inc.," "MidCon Corp." and elsewhere in this Prospectus Supplement include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Although the Company believes that these statements are based upon reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements contained herein include, among other factors, the pace of deregulation of retail natural gas and electricity markets in the United States, other federal and state regulatory developments, the timing and extent of changes in commodity prices for oil, gas, NGLs, electricity and interest rates, the extent of the Company's success in acquiring natural gas facilities, the ability of the Company to successfully integrate MidCon and other acquisition candidates into its operations, the timing and success of efforts to develop power, pipeline and other projects, political developments in foreign countries and conditions of the capital markets and equity markets during the periods covered by the forward-looking statements.

                                USE OF PROCEEDS

     The net proceeds of the Equity Offering are estimated to be approximately $548.9 million (or $631.4 million if the U.S. Underwriters' over-allotment option is exercised). K N intends to use such net proceeds to refinance a portion of the indebtedness incurred under the Bank Facility in connection with the Acquisition and to purchase U.S. government securities to collateralize the Substitute Note and replace a portion of the letters of credit issued under the Bank Facility currently collateralizing the Substitute Note. As of February 1, 1998 the Acquisition borrowings bore interest at 6.16%. All of the borrowings and extensions of credit under the Bank Facility mature on January 29, 1999 other than borrowings under the $400 Million Facility (as defined herein) which matures on January 30, 2003. See "The Acquisition and the Financing Plan."

                     THE ACQUISITION AND THE FINANCING PLAN

THE ACQUISITION

     Pursuant to the Agreement, on January 30, 1998, the Company paid approximately $2.1 billion in cash and issued the Substitute Note in an aggregate principal amount of approximately $1.39 billion to Occidental to acquire the outstanding shares of capital stock of MidCon (the "MidCon Shares") and a note in a like aggregate principal amount issued to Occidental by MidCon's employee stock ownership plan (the "ESOP Note"). In connection with the planned termination of MidCon's employee stock ownership plan following the Acquisition, the ESOP Note was cancelled. The Substitute Note is required to be paid in full on January 4, 1999 and bears interest at a rate equal to 5.798%. The Company is required to collateralize the Substitute Note plus an amount equal to 105 days of accrued interest with U.S. government securities or one or more letters of credit, or a combination thereof. Such amounts were initially collateralized with letters of credit which the Company intends to replace with U.S. government securities purchased with the proceeds of the Debt Offerings and the Additional Offerings. See "Use of Proceeds" and "-- The Financing Plan."

     The Agreement contains representations and warranties of each of Occidental and the Company, which survive the closing for one year (except as to certain tax matters, which survive for two years), and customary covenants. In connection with its acquisition of the MidCon Shares, the Company became obligated with respect to MidCon's liabilities, including, without limitation, liabilities with respect to environmental matters, liabilities under MidCon's benefit plans for active and retired employees and the obligations of Occidental's insurance subsidiary with respect to insurance policies previously issued to MidCon. Each party has agreed to indemnify the other party for certain losses or liabilities incurred as a result of a breach of representation or warranty or covenant and, in the case of Occidental, to indemnify the Company for certain losses or liabilities arising out of MidCon's employee stock ownership plan.

     As a result of various regulatory requirements, prior to the consummation of the Acquisition, MidCon dividended all of the issued and outstanding capital stock of MidCon Power Services Corp. ("MidCon Power"), a wholly-owned subsidiary of MidCon, to Occidental. K N and Occidental have entered into a separate stock transfer agreement for the acquisition of all the issued and outstanding capital stock of MidCon Power by K N. The acquisition of the MidCon Power capital stock by K N was contingent on the FERC approving the transaction, which approval was received on March 2, 1998. The closing of the MidCon Power acquisition is expected to occur by mid-March 1998.

THE FINANCING PLAN

     The total amount of funds required by K N Energy to complete the Acquisition, including payment of related transaction costs, was approximately $2,543 million, which was financed through borrowings under Credit Agreements, dated as of January 30, 1998 (the "Bank Facility"), among the Company, Morgan Guaranty Trust Company of New York ("Morgan Guaranty") and a syndicate of other lenders. The Bank Facility replaced the Company's Amended and Restated Credit Agreement, dated as of March 7, 1997, among the Company, Morgan Guaranty and a syndicate of other lenders (the "1997 Credit Agreement"). In addition, the Company issued the Substitute Note which, pursuant to the Agreement, was collateralized by letters of credit issued under the Bank Facility. The Company intends to refinance borrowings under the Bank Facility and purchase U.S. government securities to replace a portion of the letters of credit issued under the Bank Facility through the Offerings. The Company intends to purchase additional U.S. government securities to collateralize the Substitute Note and replace the letters of credit and further refinance borrowings under the Bank Facility through the issuance of approximately $400 million of mandatorily convertible preferred capital trust securities of a subsidiary trust and approximately $228 million of preferred capital trust securities of another subsidiary trust during the first half of 1998. The Company is required to refinance $4.1 billion of borrowings and the extension of credit under several letters of credit under the Bank Facility within 364 days following the consummation of the Acquisition.

     At the closing of the Acquisition, the financing was provided as follows:

                                                                 AMOUNT
                                                              -------------
                                                              (IN MILLIONS)
SOURCES OF FUNDS:
  Borrowings under the Bank Facility........................    $2,529.0
  Cash on hand at MidCon....................................        14.1
                                                                --------
          Total sources of funds............................    $2,543.1
                                                                ========
USES OF FUNDS:
  Cash consideration to Occidental..........................    $2,103.9
  Repay borrowings under 1997 Credit Agreement..............       329.2
  Estimated transaction costs...............................        60.0
  Working capital adjustment (estimate).....................        50.0
                                                                --------
          Total uses of funds...............................    $2,543.1
                                                                ========

     The Company intends to refinance indebtedness incurred under the Bank Facility in connection with the Acquisition and to purchase U.S. government securities to replace the letters of credit under the Bank Facility collateralizing the Substitute Note prior to maturity with the proceeds of the Offerings and the following Additional Offerings and other borrowings. There can be no assurance that the Company will be able to complete any or all of the Additional Offerings. See "Risk Factors -- Effect of Substantial Leverage."

                                                                 AMOUNT
                                                              -------------
                                                              (IN MILLIONS)
SOURCES OF FUNDS:
  Proceeds from the Equity Offering.........................    $  572.0
  Proceeds from the Debt Offerings..........................     2,350.0
  Additional Offerings
     Proceeds from preferred capital trust securities.......       228.0
     Proceeds from mandatorily convertible preferred capital
       trust securities.....................................       400.0
                                                                --------
          Total sources of funds............................    $3,550.0
                                                                ========
USES OF FUNDS:
  Repayment of borrowings under Bank Facility...............    $2,108.1
  Purchase of U.S. government securities as collateral for
     the Substitute Note....................................     1,394.8
  Estimated fees and expenses...............................        47.1
                                                                --------
          Total uses of funds...............................    $3,550.0
                                                                ========

DESCRIPTION OF BANK FACILITY

     The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms of the Bank Facility.

     The Bank Facility provides for indebtedness in an aggregate principal amount not to exceed $4.5 billion, which consists of the following credit facilities: (a) an approximately $1.39 billion letter of credit facility providing for the issuance of letters of credit for the benefit of Occidental to support the Substitute Note (the "L/C Facility"); (b) a $2.1 billion revolving credit facility providing for revolving loans to the Company in an aggregate principal amount not to exceed $2.1 billion (the "$2.1 Billion Facility"); (c) a $400 million revolving credit facility providing for revolving loans to the Company and the issuance of letters of credit for the account of the Company in an aggregate principal amount at any time not to exceed $400 million (of which not more than $100 million may be represented by letters of credit) (the "$400 Million Facility"); and (d) a $600 million revolving credit facility providing for revolving loans to the Company in an aggregate principal amount at any time not to exceed $600 million (the "$600 Million Facility"). The L/C Facility and the $2.1 Billion Facility may be used solely in connection with the Acquisition. The $400 Million Facility and the $600 Million Facility may be used for general corporate purposes and replace the 1997 Credit Agreement.

     The L/C Facility, the $2.1 Billion Facility and the $600 Million Facility have maturities of 364 days. The $400 Million Facility has a maturity of five years. The $2.1 Billion Facility has been drawn in its entirety and all monies borrowed thereunder were used to finance a portion of the Acquisition. The Company intends to refinance indebtedness incurred and extensions of credit under the Bank Facility in connection with the Acquisition through the Offerings and the Additional Offerings. See "-- The Financing Plan" and "Capitalization."

     At the Company's option, revolving credit commitments may be permanently reduced, in whole or in part, at any time in minimum amounts of $10 million or any larger multiples of $1 million. At the Company's option, the interest rates per annum applicable to the Bank Facility will be either LIBOR, Adjusted CD or Base Rate and, in the case of both the $400 Million Facility and the $600 Million Facility, Money Market Absolute and Money Market LIBOR (each as defined in the Bank Facility) plus, in the case of LIBOR and Adjusted CD, an agreed upon margin based on credit ratings assigned to the long-term senior unsecured debt of the Company by Moody's Investors Service, Inc. ("Moody's") and Standard and Poor's Ratings Services ("S&P") and, in the case of Money Market LIBOR, a margin over or under LIBOR determined for the applicable interest period. As used herein, the term "Base Rate" means the higher of Morgan Guaranty's prime rate or the federal funds rate plus 0.50%.

     Letter of credit fees are based on the credit ratings described in the immediately preceding paragraph. The Company is also required to pay a per annum utilization fee equal to 12.5 basis points on all borrowings if 50% or more of such facility is outstanding at the time of such borrowing.

     The Bank Facility covenants include, without limitation, a limit on total consolidated subsidiary debt to 10% of the Company's total consolidated debt, a limitation on total consolidated debt to 87% percent of total capitalization at the closing of the Acquisition (67% after the consummation of the Offerings and the Additional Offerings), a limitation on consolidated debt of any material subsidiary to 65% of the consolidated total capitalization of such material subsidiary, a restriction on liens on the assets of the Company or its subsidiaries and a minimum consolidated net worth requirement of at least $570 million plus (i) 50% of incremental consolidated net income and (ii) 80% of any increase in net worth resulting from the issuance of certain securities. In the event of a downgrade by either of S&P or Moody's to below BBB- or Baa3, respectively, financial covenants will include a minimum EBITDA to interest requirement.

                     COMMON STOCK PRICE RANGE AND DIVIDENDS

     The Common Stock is traded on the NYSE under the symbol "KNE." The following table sets forth, for each of the quarterly periods indicated, the high and low sale prices of the Common Stock as reported on the NYSE and the cash dividend per share paid on the Common Stock.

                                                      COMMON       CASH DIVIDEND
                                                    STOCK PRICE      PER SHARE
                                                    ------------   -------------
                                                    HIGH     LOW
                                                    ----     ---
Year ended December 31, 1996
  First Quarter..................................  $31 3/4  $27        $ .26
  Second Quarter.................................   34 3/8   30 5/8      .26
  Third Quarter..................................   36 5/8   31 3/4      .26
  Fourth Quarter.................................   41 1/4   35          .27
Year ended December 31, 1997
  First Quarter..................................  $41 3/4  $36 1/8    $ .27
  Second Quarter.................................   43 1/8   36 7/8      .27
  Third Quarter..................................   47 15/16 39          .27
  Fourth Quarter.................................   54       41          .28
Year ended December 31, 1998
  First Quarter (through March 4, 1998)..........  $55 1/8  $50        $ .28*

---------------
* Payable March 31, 1998 to holders of record on March 16, 1998.

     A recently reported sale price per share for the Company's Common Stock on the NYSE is set forth on the cover page of this Prospectus Supplement. At February 9, 1998, there were approximately 9,404 holders of record of the Company's Common Stock.

     The Company currently pays a regular quarterly cash dividend of $.28 per share, or $1.12 per year. The declaration of future dividends is within the discretion of the Board of Directors of the Company and will depend upon, among other things, business conditions, earnings and the financial condition of the Company. Future indentures and loan facilities, if any, obtained by the Company may prohibit or restrict the ability of the Company to pay dividends and make distributions to its stockholders.

                                 CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of K N at December 31, 1997 (i) on a historical basis, (ii) as adjusted for (a) the Offerings and application of the proceeds therefrom and (b) the acquisition of MidCon, including the incurrence of borrowings under the Bank Facility in connection with the Acquisition and (iii) as adjusted for the completion of K N's plans for refinancing the indebtedness under the Bank Facility through the Additional Offerings. See "The Acquisition and the Financing Plan". There can be no assurance that the Company will be able to complete any or all of the Additional Offerings, or that the proceeds from the Additional Offerings will be as currently contemplated. The closings of the Equity Offering and the Debt Offerings are not conditioned upon each other. This table should be read in conjunction with the consolidated financial statements of K N and MidCon incorporated by reference herein and the "Unaudited Pro Forma Consolidated Financial Statements" and the notes thereto included elsewhere herein.

                                                                         DECEMBER 31, 1997
                                             --------------------------------------------------------------------------
                                                             ADJUSTMENTS     AS ADJUSTED
                                                               FOR THE         FOR THE      ADJUSTMENTS     AS ADJUSTED
                                                              OFFERINGS       OFFERINGS       FOR THE         FOR THE
                                                  K N          AND THE         AND THE      ADDITIONAL      ADDITIONAL
                                              HISTORICAL     ACQUISITION     ACQUISITION     OFFERINGS       OFFERINGS
                                             -------------   -----------     ------------   -----------     -----------
                                                                           (IN THOUSANDS)
Securities held as collateral for
  Substitute Note..........................           --     $  360,102(1)    $  360,102    $  421,024(5)   $1,394,846
                                                             ==========       ==========                    ==========
                                                                                               613,720(6)
Short-term debt:
  Current maturities of long-term debt.....   $   30,751                      $   30,751                    $   30,751
  Borrowings under 1997 Credit Agreement...      329,200     $ (329,200)(2)           --                            --
  Borrowings under Bank Facility...........           --      2,199,852(2)                     421,024(5)      421,024
                                                                329,200(2)
                                                             (1,980,132)(1)
                                                               (548,920)(3)
  Substitute Note due January 1, 1999......           --      1,394,846(4)     1,394,846                     1,394,846
                                              ----------                      ----------                    ----------
        Total short-term debt..............   $  359,951                      $1,425,597                    $1,846,621
                                              ==========                      ==========                    ==========
Long-term debt.............................   $  553,816      2,350,000(1)    $2,903,816                    $2,903,816

K N-obligated mandatorily redeemable
  preferred capital trust securities of
  subsidiary trusts holding solely
  debentures of K N(7).....................      100,000                         100,000       228,000(6)      328,000

K N-obligated mandatorily convertible
  preferred capital trust securities of
  subsidiary trust holding solely
  debentures of K N(7).....................           --                              --       388,000(6)      388,000

Stockholders' equity:
  Preferred stock (200,000 Class A shares
    authorized, 70,000 outstanding and
    2,000,000 Class B shares authorized,
    none outstanding)......................        7,000                           7,000                         7,000
  Common stock (50,000,000 shares
    authorized, 32,024,557
    outstanding)(8)........................      160,123         55,000(3)       215,123                       215,123
  Additional paid-in capital...............      270,678        493,920(3)       764,598                       764,598
  Retained earnings........................      185,658                         185,658                       185,658
  Deferred compensation....................       (9,203)                         (9,203)                       (9,203)
  Treasury stock...........................       (1,124)                         (1,124)                       (1,124)
                                              ----------                      ----------                    ----------
    Total stockholders' equity.............      613,132                       1,162,052                     1,162,052
                                              ----------                      ----------                    ----------
        Total capitalization...............   $1,266,948                      $4,165,868                    $4,781,868
                                              ==========                      ==========                    ==========

---------------

(1) Gives effect to the issuance of $2.35 billion principal amount of long-term debt securities and application of the net proceeds of $2.34 billion to (i) the reduction of borrowings under the Bank Facility and (ii) the purchase of U.S. government securities to collateralize in part the Substitute Note.

(2) Gives effect to acquisition debt totalling approximately $2.5 billion, including $329.2 million which was used to repay amounts borrowed under the 1997 Credit Agreement.

(3) Gives effect to the issuance of 11,000,000 shares of Common Stock (assuming no exercise of the underwriters' over-allotment option) at a public offering price of $52 per share and the application of the net proceeds of $549 million to the reduction of acquisition debt.

(4) Pursuant to the Agreement, the Company issued the Substitute Note to Occidental for the total principal amount due on the ESOP Note of $1,386 million plus accrued interest to the date of closing, which totalled approximately $8.8 million. The Substitute Note matures on January 1, 1999 and has been initially collateralized by letters of credit issued under the L/C Facility. It is currently the Company's intention to collateralize the Substitute Note with U.S. government securities. See Notes (5) and (6).

(5) Gives effect to incremental borrowings under the Bank Facility and application of the proceeds to purchase U.S. government securities to collateralize in part the Substitute Note.

(6) Gives effect to the issuance of $228 million of mandatorily redeemable preferred capital trust securities and $400 million of mandatorily convertible preferred capital trust securities and application of the net proceeds of $226 million and $388 million, respectively, to purchase $614 million of U.S. government securities to serve as a portion of the required collateral for the Substitute Note.

(7) The sole assets of the trusts are or will be debentures of K N. Upon prepayment of such debentures, the related capital securities will be mandatorily redeemable.

(8) In February 1998, K N Energy's board of directors approved an increase in the number of authorized shares of Common Stock to 150,000,000. Such increase is subject to shareholder approval.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements give effect to the Acquisition and to the Offerings. The unaudited pro forma condensed balance sheet as of December 31, 1997 is presented as if the Acquisition and the Offerings had occurred on that date. The unaudited pro forma condensed statement of income for the year ended December 31, 1997 assumes that the Acquisition and the Offerings occurred at January 1, 1997. The Acquisition was recorded as a purchase for accounting purposes and, accordingly, the assets acquired and liabilities assumed have been reflected at their estimated respective fair market values.

     The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of K N and MidCon and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of K N incorporated herein by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. The unaudited pro forma condensed statement of income is not necessarily indicative of the financial results that would have occurred had the Acquisition been consummated on the dates indicated, nor is it necessarily indicative of future financial results.

     The pro forma adjustments are based on preliminary assumptions and estimates made by K N's management and do not reflect adjustments for anticipated operating efficiencies and cost savings which K N expects to achieve as a result of the Acquisition. The actual allocation of the consideration paid by K N for MidCon may differ from that reflected in the unaudited pro forma combined condensed financial statements after a more extensive review of the fair market values of the assets acquired and liabilities assumed has been completed. Amounts allocated will be based upon the estimated fair values at the closing date of the Acquisition, which amounts could vary significantly from the amounts at December 31, 1997.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                       ASSETS
                                                                   HISTORICAL                     PRO FORMA
                                                            -------------------------    ----------------------------
                                                            K N ENERGY      MIDCON       ADJUSTMENTS       COMBINED
                                                            ----------    -----------    ------------     -----------
Current Assets:
  Cash and Cash Equivalents...............................  $  22,471     $    14,122    $    (14,122)(a) $    22,471
  U.S. Government Securities..............................         --              --         360,102(b)      360,102
  Restricted Deposits.....................................     11,339          19,074                          30,413
  Accounts Receivable.....................................    409,937         479,086                         889,023
  Materials and Supplies..................................     13,476          16,938                          30,414
  Gas in Underground Storage..............................     33,558          33,730                          67,288
  Prepaid Gas.............................................      5,507              --                           5,507
  Other Prepaid Expenses..................................     16,687           7,774                          24,461
  Net Properties to Be Dividended, Net of Tax.............         --         301,582        (301,582)(c)          --
  Gas Imbalances and Other................................     63,555         104,849                         168,404
                                                            ----------    -----------    ------------     -----------
                                                              576,530         977,155          44,398       1,598,083
Investments...............................................    149,869          49,829                         199,698
Property, Plant and Equipment, at Cost....................  1,971,601       7,058,124        (206,370)(d)   8,823,355
Accumulated Depreciation and Amortization.................   (550,626)     (1,622,325)                     (2,172,951)
                                                            ----------    -----------    ------------     -----------
Net Property, Plant and Equipment.........................  1,420,975       5,435,799        (206,370)      6,650,404
Long-Term Receivable -- Occidental Petroleum..............         --          50,345         (50,345)(e)          --
Deferred Charges and Other Assets.........................    158,431          14,540           9,766(b)      182,737
                                                            ----------    -----------    ------------     -----------
        Total Assets......................................  $2,305,805    $ 6,527,668    $   (202,551)    $ 8,630,922
                                                            ==========    ===========    ============     ===========

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current Maturities of Long-Term Debt....................  $  30,751              --              --     $    30,751
  Notes Payable...........................................    329,200              --    $  2,199,852(a)           --
                                                                                           (1,980,132)(b)
                                                                                             (548,920)(f)
                                                                                             (329,200)(g)
                                                                                              329,200(g)
  Substitute Note.........................................         --              --       1,394,846(h)    1,394,846
  Accounts Payable........................................    334,418     $   316,756                         651,174
  Accrued Expenses........................................     37,264              --          25,000(d)       62,264
  Accrued Taxes...........................................      7,445              --                           7,445
  Dividend Payable........................................         --         301,582        (301,582)(c)          --
  Current portion of ESOP Debt............................         --          13,568         (13,568)(i)          --
  Gas Imbalances and Other................................     57,733         266,109              --         323,842
                                                            ----------    -----------    ------------     -----------
                                                              796,811         898,015         775,496       2,470,322
Deferred Liabilities, Credits and Reserves:
  Deferred Income Taxes...................................    168,583       1,684,548         (74,293)(d)   1,728,493
                                                                                              (50,345)(e)
  Other...................................................     26,160         228,845         (43,400)(j)     211,605
                                                            ----------    -----------    ------------     -----------
                                                              194,743       1,913,393        (168,038)      1,940,098
ESOP Debt.................................................         --       1,372,458      (1,372,458)(i)
Long-Term Debt............................................    553,816       1,600,000      (1,600,000)(k)   2,903,816
                                                                                            2,350,000(b)
K N-Obligated Mandatorily Redeemable Preferred Capital
  Trust Securities of Subsidiary Trust holding solely
  debentures of K N.......................................    100,000              --                         100,000
Minority Interests in Equity of Subsidiaries..............     47,303           7,331                          54,634
Stockholders' Equity:
  Preferred Stock.........................................      7,000              --                           7,000
  Common Stock............................................    160,123              14             (14)(l)     215,123
                                                                                               55,000(f)
  Additional Paid-in Capital..............................    270,678       2,001,938      (2,001,938)(l)     764,598
                                                                                              493,920(f)
  Retained Earnings.......................................    185,658          81,906         (81,906)(l)     185,658
  Unearned ESOP Shares....................................         --      (1,347,387)      1,347,387(l)           --
  Deferred Compensation...................................     (9,203)             --                          (9,203)
  Treasury Stock..........................................     (1,124)             --                          (1,124)
                                                            ----------    -----------    ------------     -----------
        Total Common Stockholders' Equity.................    606,132         736,471        (187,551)      1,155,052
                                                            ----------    -----------    ------------     -----------
        Total Stockholders' Equity........................    613,132         736,471        (187,551)      1,162,052
                                                            ----------    -----------    ------------     -----------
        Total Liabilities and Stockholders' Equity........  $2,305,805    $ 6,527,668    $   (202,551)    $ 8,630,922
                                                            ==========    ===========    ============     ===========

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 HISTORICAL                    PRO FORMA
                                          ------------------------    ---------------------------
                                          K N ENERGY      MIDCON      ADJUSTMENTS       COMBINED
                                          ----------    ----------    -----------      ----------
Operating Revenues......................  $2,145,118    $3,045,081                     $5,190,199
                                          ----------    ----------                     ----------
Operating Costs and Expenses:
  Gas Purchases and Other Costs of
     Sales..............................   1,724,671     2,540,928                      4,265,599
  Operations and Maintenance............     198,274       111,824     $  (4,800)(i)      305,298
  Depreciation and Amortization.........      55,994       149,599          (187)(m)      205,406
  Taxes, Other Than Income Taxes........      23,930        30,297                         54,227
                                          ----------    ----------     ---------       ----------
          Total Operating Costs and
            Expenses....................   2,002,869     2,832,648        (4,987)       4,830,530
                                          ----------    ----------     ---------       ----------
Operating Income........................     142,249       212,433         4,987          359,669
                                          ----------    ----------     ---------       ----------
Other Income and (Deductions):
  Interest Expense......................     (43,495)     (241,838)       15,158 (n)     (256,638)
                                                                          13,537 (o)
  Minority Interests....................      (8,706)           --                         (8,706)
  Other, Net............................      23,110        23,469       (13,507)(o)       50,531
                                                                            (726)(b)
                                                                          18,185 (b)
                                          ----------    ----------     ---------       ----------
Total Other Income and (Deductions).....     (29,091)     (218,369)       32,647         (214,813)
                                          ----------    ----------     ---------       ----------
Income Before Income Taxes..............     113,158        (5,936)       37,634          144,856
Income Taxes............................      35,661        (1,426)       13,481 (p)       47,716
                                          ----------    ----------     ---------       ----------
Net Income..............................      77,497        (4,510)       24,153           97,140
Less -- Preferred Stock Dividends.......         350            --                            350
                                          ----------    ----------     ---------       ----------
Earnings Available For Common Stock.....  $   77,147    $   (4,510)    $  24,153       $   96,790
                                          ----------    ----------     ---------       ----------
Diluted Earnings Per Common Share.......  $     2.45                                   $     2.28
Number of Shares Used in Computing
  Diluted Earnings Per Common Share.....      31,538                      11,000(f)        42,538
Dividends Per Common Share..............  $     1.09                                   $     1.09*

---------------
* Represents K N's historical dividends per common share

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

     (a) Acquisition debt is calculated based on the following assumptions:

                                                              (THOUSANDS)
                                                              -----------
  Cash Consideration Paid at Closing........................  $2,103,974
  Transaction Costs.........................................      60,000
  Working Capital Adjustment (estimated)....................      50,000
Less:
  MidCon Cash Balance at December 31, 1997..................     (14,122)
                                                              ----------
          Total Acquisition Debt............................  $2,199,852
                                                              ==========

         The acquisition debt, which will mature 364 days after draw-down, is shown as a current liability in the accompanying unaudited Pro Forma Condensed Balance Sheet, although it is currently K N's intention to refinance a significant portion of the acquisition debt through the issuance of debt and equity securities.

     (b) To record the Debt Offerings and application of the net proceeds of $2,340.2 million to (i) reduce short-term borrowings, including both borrowings under the Bank Facility utilized to effect the Acquisition and borrowings under the 1997 Credit Agreement and (ii) purchase U.S. government securities to serve as a portion of the required collateral for the Substitute Note. The Debt Offerings include notes and debentures with 6 separate maturities with varying terms and a weighted average interest rate of approximately 6.74%. The U.S. government securities held as collateral for the Substitute Note as provided for in the Agreement, are assumed to earn interest at 5.05%

     (c) Gives pro forma effect to the January 1, 1998 dividend by MidCon to a subsidiary of Occidental Petroleum Corporation of MidCon's 49% interest in a limited partnership which owns MidCon Texas Pipeline Corp.

     (d) The following preliminary allocation of purchase price to assets acquired and liabilities assumed reflects the assumption that current assets and current liabilities are carried at historical amounts which approximate their fair market value. The fair market value of property, plant and equipment includes a gas plant acquisition adjustment of approximately $3.8 billion which represents the excess of the estimated fair market value of MidCon's interstate pipeline assets over their recorded historical cost for regulatory purposes, which will be amortized over 35 years (approximately the estimated remaining life of MidCon's interstate pipeline assets).

                                                              (THOUSANDS)
                                                              -----------
CALCULATION OF PURCHASE PRICE:
  Cash Consideration Paid at Closing........................  $2,103,974
  Substitute Note Payable to Occidental.....................   1,394,846
  Transaction Costs.........................................      60,000
  Working Capital Adjustment (estimated)....................      50,000
                                                              ----------
          Total.............................................  $3,608,820
                                                              ==========
PRELIMINARY ALLOCATION OF PURCHASE PRICE
  Cash and Cash Equivalents.................................  $   14,122
  Restricted Deposits.......................................      19,074
  Accounts Receivable.......................................     479,086

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                                                              (THOUSANDS)
                                                              -----------
  Materials and Supplies....................................      16,938
  Gas in Underground Storage................................      33,730
  Other Prepaid Expenses....................................       7,774
  Gas Imbalances and Other..................................     104,849
  Investments...............................................      49,829
  Deferred Charges and Other Assets.........................      14,540
  Property, Plant and Equipment, Net(*).....................   5,229,429
  Accounts Payable..........................................    (316,756)
  Gas Imbalances and Other..................................    (266,109)
  Deferred Income Taxes(**).................................  (1,559,910)
  Other Non-Current Liabilities.............................    (185,445)
  Accrued Expenses..........................................     (25,000)
  Minority Interest in Unconsolidated Subsidiaries..........      (7,331)
                                                              ----------
          Total.............................................  $3,608,820
                                                              ==========

---------------
         (*) The fair market value assigned by K N, inclusive of the gas plant acquisition adjustment, is less than MidCon's historical book value (which included a gas plant acquisition adjustment of approximately $3.9 billion) by approximately $206.4 million.

        (**) The accumulated deferred income taxes associated with the assets being acquired and the liabilities being assumed (after K N's allocation of purchase price) are less than MidCon's historical accumulated deferred income taxes by approximately $74.3 million.

     (e) To eliminate the receivable and corresponding deferred taxes associated with deferred intercompany gains which will be settled at closing.

     (f) Gives effect to the issuance of the 11 million shares of Common Stock at an assumed public offering price of $52 per share and application of the net proceeds therefrom to the reduction of short-term borrowings.

     (g) Reflects the utilization of additional borrowings under the Bank Facility to repay the borrowings outstanding under the 1997 Credit Agreement.

     (h) In accordance with the terms of the Agreement, K N issued the Substitute Note to Occidental for the total of the principal due on the ESOP Note plus interest accrued to date of closing, a total of $1,394,846,000, bearing interest at approximately 5.80% and maturing on January 4, 1999. K N collateralized the Substitute Note with letters of credit under the Bank Facility at the closing of the Acquisition. It is currently K N's intention to purchase U.S. government securities with the proceeds of the Offerings, Additional Offerings and other funds as required to replace the L/C Facility.

     (i) Gives pro forma effect to the termination of MidCon's Employee Stock Ownership Plan instituted in November 1996, including cancellation of the related debt and removal of the associated administrative expenses.

     (j) Represents the elimination of the deferred net gain recorded in conjunction with MidCon's postretirement benefit plan.

     (k) Gives pro forma effect to the elimination of MidCon's long-term payable to Occidental recorded in conjunction with a November 30, 1996 dividend declaration of $1.6 billion.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (l) Represents the elimination of the historical equity balances of MidCon.

     (m) The pro forma adjustment to depreciation and amortization consists of the following:

                                                              (THOUSANDS)
                                                              -----------
  Elimination of MidCon's historical depreciation and
     amortization...........................................   $(149,599)
  K N's recomputed depreciation and amortization, see Note
     (d)....................................................     149,412
                                                               ---------
          Total.............................................   $    (187)
                                                               =========

     (n) The pro forma adjustment to interest expense consists of the following:

                                                                  (THOUSANDS)
                                                                  -----------
      Elimination of MidCon's historical interest expense on its
         ESOP Note..............................................   $(110,500)
      Elimination of MidCon's historical interest expense on its
         $1.6 billion payable to Occidental.....................    (128,200)
      Interest Expense on the Debt Offerings at 6.74%, see Note
         (b)....................................................     158,390
      Interest Expense at 5.80% on the Substitute Note, see
         Note(h)................................................      80,873
      Interest savings associated with the repayment of $329.2
         million outstanding under the 1997 Credit Agreement....     (22,188)
      Fee for letter of credit at 0.625% used to collateralize
         the Substitute Note, see Note(h).......................       6,467
                                                                   ---------
              Total.............................................   $ (15,158)
                                                                   =========

     (o) To eliminate facility fees and interest income associated with MidCon's participation in a sale of receivables facility, which participation terminated concurrently with closing of the Acquisition.

     (p) Represents the tax effect at the effective rate (equal to (i) the statutory federal income tax rate plus (ii) the statutory state income tax rate, net of federal income tax benefit) for all pre-tax pro forma adjustments not representing permanent book/tax differences.

            SELECTED HISTORICAL FINANCIAL INFORMATION FOR K N ENERGY

     The following table sets forth selected financial data for K N for each of the five fiscal years in the period ended December 31, 1997. This data should be read in conjunction with the historical financial statements and related notes of K N incorporated by reference herein.

                                                                                  YEAR ENDED DECEMBER 31,
                                                               --------------------------------------------------------------
                                                                  1993         1994         1995         1996         1997
                                                               ----------   ----------   ----------   ----------   ----------
                                                                         (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Operating revenues
  Gathering, processing and marketing services..............   $  730,895   $  838,474   $  854,462   $1,191,292   $1,866,327
  Interstate transportation and storage services............       99,838       21,044       22,217       25,352       23,757
  Retail natural gas services...............................      212,905      220,431      227,282      223,838      255,034
  Gas and oil production....................................        5,321       11,328        7,437           --           --
                                                               ----------   ----------   ----------   ----------   ----------
        Total operating revenues............................    1,048,959    1,091,277    1,111,398    1,440,482    2,145,118
Operating costs and expenses................................      968,085    1,036,398      996,036    1,305,681    2,002,869
                                                               ----------   ----------   ----------   ----------   ----------
Operating income............................................       80,874       54,879      115,362      134,801      142,249
Other income and (deductions):
  Interest expense..........................................      (30,513)     (31,605)     (34,211)     (35,933)     (43,495)
  Minority interests........................................          292         (659)        (905)      (2,946)      (8,706)
  Other, net................................................       (1,185)       2,206        1,326        3,794       23,110
                                                               ----------   ----------   ----------   ----------   ----------
Income before income taxes..................................       49,468       24,821       81,572       99,716      113,158
Income taxes................................................       18,599        9,500       29,050       35,897       35,661
                                                               ----------   ----------   ----------   ----------   ----------
Net income..................................................       30,869       15,321       52,522       63,819       77,497
Preferred stock dividends...................................          853          630          492          398          350
                                                               ----------   ----------   ----------   ----------   ----------
Earnings available for common stock.........................   $   30,016   $   14,691   $   52,030   $   63,421   $   77,147
                                                               ==========   ==========   ==========   ==========   ==========
Number of shares used in computing diluted earnings per
  common share..............................................       27,424       28,044       28,360       29,624       31,538
Diluted earnings per common share...........................   $     1.09   $     0.52   $     1.83   $     2.14   $     2,45
Dividends per common share..................................         0.51         0.76         1.01         1.05         1.09
OTHER FINANCIAL DATA:
Net cash flows from operating activities....................   $   67,943   $   91,212   $  129,580   $   80,829   $   97,503
EBITDA(1)...................................................      124,625      106,704      165,674      186,861      212,647
Capital expenditures and acquisitions.......................      148,301      101,742      111,258      267,124      429,683
Depreciation, depletion and amortization....................       44,644       50,278       49,891       51,212       55,994
Ratio of earnings to fixed charges(2).......................         2.41x        1.69x        3.07x        3.21x        2.72x

                                                                                     AS OF DECEMBER 31,
                                                               --------------------------------------------------------------
                                                                  1993         1994         1995         1996         1997
                                                               ----------   ----------   ----------   ----------   ----------
                                                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................   $   14,353   $   20,613   $   14,254   $   10,339   $   22,471
Current assets..............................................      312,856      279,314      306,799      454,824      576,530
Total assets................................................    1,169,275    1,172,384    1,257,457    1,629,720    2,305,805
Current liabilities.........................................      263,331      255,770      329,838      498,616      796,811
Long-term debt..............................................      335,190      334,644      315,564      423,676      553,816
K N-obligated mandatorily redeemable preferred capital trust securities of subsidiary trust holding solely debentures
  of K N....................................................           --           --           --           --      100,000
Minority interests in equity of subsidiaries................       13,775       13,231       14,277       26,333       47,303
Preferred stock.............................................        7,000        7,000        7,000        7,000        7,000
Common stockholders' equity.................................      391,462      393,686      426,760      519,794      606,132

                                                                      YEAR ENDED DECEMBER 31,
                                                               -------------------------------------
                                                               1993    1994    1995    1996    1997
                                                               -----   -----   -----   -----   -----
OPERATING DATA:
Interstate natural gas transportation volumes (Bcf).........     131     135     156     157     177
Gathering, processing and marketing services
  Gas sales volumes (Bcf)...................................     290     353     408     430     574
  Gathered volumes (Bcf)....................................     222     287     306     313     423
  Natural gas liquid sales (MM Gal).........................     241     375     388     470     717
Retail natural gas services
  Gas sales volumes (Bcf)...................................      42      41      39      35      39
  Transportation volumes (Bcf)..............................      15      19      27      33      35

                                                                    AS OF
                                                                DECEMBER 31,
                                                                    1997
                                                              -----------------
Miles of pipeline
  Interstate................................................        6,970
  Intrastate................................................        5,367
  Gathering and processing..................................        8,829
  Distribution(3)...........................................        8,724
Gas processing plants
  Number of plants..........................................           19
  Total processing capacity (MMcf per day)..................        1,695
Natural gas storage facilities
  Number of storage facilities..............................            7
  Total withdrawal capacity (Bcf per day)...................          0.8

---------------
(1) EBITDA represents net income plus income taxes, interest expense, depreciation, and amortization expense. EBITDA is not presented as an indicator of the Company's operating performance, an indicator of cash available for discretionary spending or as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures of other companies.

(2) Respecting the computation of the ratio of earnings to fixed charges see "Ratios of Earnings to Fixed Charges" in the accompanying Prospectus.

(3) Including K N's Kansas natural gas distribution assets the sale of which will close upon receipt of regulatory approval.

              SELECTED HISTORICAL FINANCIAL INFORMATION FOR MIDCON

     The following table sets forth selected financial data for MidCon for each of the five fiscal years in the period ended December 31, 1997. This data should be read in conjunction with the historical financial statements and related notes of MidCon incorporated by reference herein.

                                                                                YEAR ENDED DECEMBER 31,
                                                             --------------------------------------------------------------
                                                                1993         1994         1995         1996         1997
                                                             ----------   ----------   ----------   ----------   ----------
                                                                       (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues
  Gas sales, transportation, storage and other operating
    revenues...............................................  $2,403,185   $2,109,834   $2,038,444   $2,574,211   $3,045,081
  Interest and other income................................     261,598       24,486       11,686        1,187       13,115
  Earnings of pipeline ventures............................      10,760       13,100       18,155       12,716       11,799
                                                             ----------   ----------   ----------   ----------   ----------
        Total revenues.....................................   2,675,543    2,147,420    2,068,285    2,588,114    3,069,995
Costs and other deductions
  Cost of sales............................................   1,787,552    1,561,331    1,473,370    1,981,235    2,540,928
  Selling, general, administrative and other operating
    expenses...............................................     103,883      109,556      167,235      108,347      111,824
  Depreciation.............................................     274,551      191,672      193,112      177,511      149,599
  Taxes other than income taxes............................      45,470       45,585       42,357       46,226       30,297
  Interest expense.........................................       2,103        8,101       23,286       79,626      241,838
  Other....................................................       1,414        1,802        1,646        2,000        1,445
                                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........................  $  460,570   $  229,373   $  167,279   $  193,169   $   (5,936)
                                                             ==========   ==========   ==========   ==========   ==========
OTHER FINANCIAL DATA:
Net cash provided by operating activities..................  $  306,205   $  454,383   $  167,305   $  267,073   $  175,320
EBITDA(1)..................................................     737,224      429,146      383,677      450,306      385,501
Capital expenditures.......................................      64,831       92,656      150,229      146,883       95,598
Depreciation...............................................     274,551      191,672      193,112      177,511      149,599

                                                                               AS OF DECEMBER 31,
                                                         --------------------------------------------------------------
                                                            1993         1994         1995         1996         1997
                                                         ----------   ----------   ----------   ----------   ----------
                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents..............................  $    4,600   $    8,098   $   10,414   $    4,258   $   14,122
Current assets.........................................     597,471      730,683      561,748    1,033,007      977,155
Total assets...........................................   7,276,792    7,330,820    7,095,494    6,652,362    6,527,668
Current liabilities....................................     581,902      533,622      513,620      961,614      898,015
ESOP debt..............................................          --           --           --    1,386,026    1,372,458
Long-term debt.........................................      83,462       32,802      874,899    1,632,696    1,600,000
Minority interests in equity of subsidiaries...........      12,985        5,870        5,349        8,076        7,331
Common stockholder's equity............................   4,228,001    4,372,210    3,328,038      692,641      736,471

                                                                     YEAR ENDED DECEMBER 31,
                                                              -------------------------------------
                                                              1993    1994    1995    1996    1997
                                                              -----   -----   -----   -----   -----
OPERATING DATA:
NGPL
  Transportation volumes (Bcf)..............................  1,408   1,318   1,318   1,284   1,095
MidCon Texas
  Sales volumes (Bcf).......................................    211     198     238     239     269
  Transportation volumes (Bcf)..............................    201     215     215     271     302
MidCon Gas Services
  Sales volumes (Bcf).......................................    211     351     410     460     561
MidCon Gas Products
  Natural gas liquids sales volumes (MM Gal)................    179     124     160     174     136

                                                                    AS OF
                                                                 DECEMBER 31,
                                                                     1997
                                                              ------------------
Miles of pipeline(2)
  Interstate................................................        10,527
  Intrastate................................................         2,617
  Offshore..................................................           695
  Gathering and processing..................................         1,980
Gas processing plants
  Number of plants..........................................             4
  Total processing capacity (MMcf per day)..................           750
Natural gas storage facilities
  Number of storage facilities..............................             9
  Total withdrawal capacity (Bcf per day)...................           4.4

---------------
(1) EBITDA represents net income plus income taxes, interest expense, depreciation, and amortization expense. EBITDA is not presented as an indicator of MidCon's operating performance, an indicator of cash available for discretionary spending or as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures of other companies.

(2) Includes pipeline that is either owned or operated.

                              THE COMBINED COMPANY

     As a result of the Acquisition, K N Energy is one of the largest integrated natural gas companies in the United States. On a pro forma basis as of December 31, 1997, the Company owned and/or operated over 26,000 miles of interstate, intrastate and offshore natural gas transmission pipeline, approximately 10,000 miles of gathering pipeline, approximately 7,200 miles of local distribution pipeline (excluding K N's Kansas natural gas distribution assets) and 16 storage facilities with storage capacity of more than 250 Bcf of working gas. On a pro forma basis, the Company is also one of the largest transporters and marketers of natural gas in the United States with average sales volumes of approximately
3.7 Bcf of natural gas per day and average transportation volumes of approximately 5.2 Bcf of natural gas per day. On a pro forma basis as of December 31, 1997, the Company had $8.6 billion in assets, and pro forma for the year ended December 31, 1997, the Company had operating revenues of $5.2 billion, operating income of $359.7 million and net income of $97.1 million.

     In addition to significantly increasing the Company's size and scope of operations as well as its geographic presence, management believes the Acquisition also provides K N with a strong platform for future growth. On a pro forma basis, the Company now has pipeline assets in 16 states and access to several of the largest natural gas markets in the United States, including Chicago, Houston, Kansas City and Denver. In addition, the combined company has access to natural gas supplies in the major natural gas supply basins in the United States, including those in the Mid-Continent, West Texas, Rocky Mountain and Gulf Coast regions. As a result of the Acquisition, the Company is also be one of the nation's largest owners and operators of natural gas storage assets in both supply and market areas. Management believes these assets are strategically located and will allow the Company to become a major supplier of storage service, particularly in the Chicago market. Management believes the Acquisition also significantly broadens the Company's retail presence in both the residential and small business market segments.

BUSINESS STRATEGY

     The Company's strategy is to enhance its assets and operations along all segments of the natural gas "value stream" by increasing access to supplies of natural gas for the Company's upstream gathering and processing facilities, delivering that supply through K N's midstream transmission pipelines and marketing that supply to a broad range of downstream end users, including utility, residential, commercial, agricultural and industrial customers. The Company believes that it has developed several competitive strengths that will enable it to continue to successfully implement this strategy, including: (i) extensive natural gas infrastructure from the wellhead to the burner tip, (ii) access to natural gas supplies in several of the largest domestic natural gas producing areas, (iii) access to natural gas markets in some of the largest natural gas consuming areas in the Midwest, Texas and the Rocky Mountains, (iv) a management team which combines an entrepreneurial spirit with significant experience in the natural gas industry, (v) a strong track record of quickly and successfully integrating acquisitions and (vi) a commitment to provide superior customer service. Management believes the Acquisition is consistent with the Company's strategy. The key elements of the Company's strategy include the following:

  Optimize operation of the Company's assets

     Over the past several years, K N has been able to generate significant value through the improved operation of its assets. With the Acquisition, the Company has identified several opportunities for the optimization of operations through the integration and consolidation of MidCon's assets with those of K N. By connecting pipelines to proximate gathering facilities, relocating processing facilities and reconfiguring certain operations, the Company believes it can increase throughput, lower costs and thereby significantly improve operating results of these assets. Specifically, K N plans to integrate and consolidate its gathering, processing and intrastate pipelines in West Texas with MidCon's assets in the region. K N also plans to build an interconnect between the Amarillo Line of MidCon's NGPL pipeline and K N's Bushton natural gas processing plant. In addition, the Company believes that the combination of K N's supply area storage with MidCon's market area storage provides additional opportunities for the Company to arbitrage regional and seasonal natural gas price differentials.

  Aggressively pursue new markets

     K N will continue to pursue opportunities to gain additional market share along the MidCon and K N pipeline systems. K N is currently executing this strategy by expanding its marketing presence in the Denver metropolitan area through construction of the Front Runner Pipeline, and in Kansas City through the construction of an additional lateral pipeline. Both of these cities represent markets that the Company believes have been historically underserved by gas pipelines and that are easily reached through extensions of K N's current pipelines. The Company believes that, given MidCon's pipeline system and its low-cost position, the Acquisition also provides significant additional opportunities to continue to access new markets and significantly increases the Company's market share.

  Leverage regulated assets by developing complementary unregulated businesses

     K N seeks to build or acquire unregulated businesses that complement its core regulated assets. A key component of K N's growth has been its ability to evolve from a 99% regulated entity in 1990 to a 48% regulated entity at December 31, 1997, based on operating income. As an example of this strategy, K N has successfully taken advantage of several unregulated gathering, processing and marketing opportunities in the Rocky Mountains and Midwest in conjunction with the development and operation of its regulated Pony Express Pipeline. Management believes that MidCon's assets, which are largely regulated, present additional opportunities for K N to continue to pursue this strategy. For the year ended December 31, 1997, approximately 70% of the Company's pro forma operating income was derived from regulated assets, compared with approximately 48% for K N's historical business on a stand-alone basis. The Company's goal is to increase the operating income derived from unregulated assets to approximately 50% over time. The Company also believes it can improve the profitability of certain of MidCon's gathering assets through a spin-down of such assets from a regulated affiliate to unregulated affiliates. By transferring these assets to unregulated affiliates, the Company believes it will be able to increase operational flexibility, lower costs, and take advantage of opportunities to increase system throughput.

  Pursue strategic acquisitions, alliances, joint ventures and partnerships

     K N will continue to pursue acquisitions and strategic alliances that create new business opportunities and enhance its existing operations. The Company maintains a highly disciplined approach to acquisitions in order to identify investments that logically expand K N's business into contiguous markets, help increase economies of scale or provide opportunities to leverage regulated businesses by developing complementary unregulated businesses. The Company has established a number of strategic alliances, joint ventures and partnerships to reach its goals. For example, the Wildhorse gathering and marketing joint venture with TBI, pursuant to which TBI has dedicated all of its uncommitted Rocky Mountain gas production, has enhanced the Company's access to gas supply. The Company also formed a partnership to develop the TransColorado pipeline and provide increased market access for isolated Rocky Mountain gas. In 1997, the Company and PacifiCorp Holdings, Inc. formed EN-able, a joint venture to exploit retail opportunities presented by deregulation of the retail electric and gas utility industries. The Company believes that the Acquisition provides not only a significant platform from which to pursue additional complementary acquisitions, but also greatly enhances the value of K N as a potential partner.

  Maintain and enhance the Company's position as a low-cost provider

     The Company is a low-cost provider of natural gas gathering, processing and transportation services and is constantly seeking opportunities to further reduce costs without compromising safety or sacrificing customer service. Recent operational changes consistent with this strategy include re-routing gas from high cost plants into the more efficient Bushton complex and the exchange of underperforming assets in Texas for transmission assets needed to transport new gathering volumes and which enhanced the performance of other K N assets. NGPL is currently one of the lowest cost transporters of gas in the Mid-Continent region and, as a result, management believes that the Company is now in an even stronger position to preserve or increase market share than its higher-cost competitors, particularly in the event that additional gas comes into the Chicago market from Canada. In addition, the increased access to additional supply sources from MidCon's pipelines should support K N's low-cost position. The Company expects to realize annual operating and administrative savings beginning in 1998 due primarily to the consolidation of operations and activities that are duplicative with those of MidCon and improved utilization of assets.

 Expand the Company's retail presence

     In order to take advantage of the rapidly changing competitive landscape in the utility industry, the Company has developed value-added products and services to offer to customers beyond the traditional energy commodity. As part of this strategy, K N developed Simple Choice which offers consumers, through their local utilities, a bundled package of energy, communications and entertainment products serviced through one call and itemized on one bill. The Simple Choice package of services is marketed to other utilities through the Company's EN-able joint venture with PacifiCorp Holdings, Inc. By licensing Simple Choice to other gas, electric and water utilities, EN-able creates partnerships that allow utility partners to play a broader role in providing a range of products and services to the home, and allows EN-able to build a larger retail presence in the marketplace more quickly than it could on its own. EN-able also provides back-office support to its utility partners, including infrastructure support for customer care and billing functions and marketing channels. Management believes MidCon's retail marketing operations, which are conducted through mc(2) and which market gas and electricity principally to commercial and industrial customers, complement the operations of EN-able.

INDUSTRY OVERVIEW

  Evolution of the Natural Gas Business

     Participants in the natural gas industry in the United States generally fall into three principal categories: production, transmission and distribution companies. Production companies explore for and develop natural gas reserves. Gathering, processing and transmission companies gather and process natural gas from the field and transport the gathered and processed gas to wholesale customers, including local distribution companies ("LDCs") and large industrial users, around the country through interstate and intrastate pipelines. LDCs purchase, transport, distribute and resell natural gas to end users, including residential, commercial or industrial gas customers.

     Beginning in the mid-1980's, the FERC exercised its broad regulatory authority and undertook the process of deregulating the natural gas industry. Traditionally, a pipeline company's numerous gas services to utilities and other end users, such as sales, local transportation and storage, had been tied together and offered to customers as a single "bundled" product at one price. The final deregulation order, FERC Order 636, which became effective at the end of 1993, required natural gas companies to "unbundle" these services and separately price each component, thus introducing market-driven competition within the natural gas transmission industry and allowing large volume customers to choose a natural gas supplier. See "Regulation". As a result of deregulation, natural gas companies have focused their efforts on increasing the quality and scope of their products and services in order to attract and retain customers as well as take advantage of higher margin business activities. In addition, there has been significant consolidation in the industry involving gas gathering, processing, transmission and marketing assets as companies have sought to increase the size and scope of their operations to achieve economies of scale and gain market share.

     While FERC Order 636 has primarily impacted large commercial and industrial customers, the process of deregulation has now turned toward the LDCs with state regulators beginning to require LDCs to also unbundle charges for their various services. In a fully deregulated environment, large and small customers will no longer be forced to buy their natural gas products and services from a utility and instead will be free to choose from a variety of energy suppliers based on, among other things, service, price and variety of other product offerings. In addition, access to wholesale and retail markets, economies of scale and product innovation will be critical factors for success.

  Natural Gas Supply and Demand Dynamics

     Since 1986, the market share for natural gas in the United States has steadily increased as its image as an economical, reliable and clean-burning fuel has improved. In addition, technological innovations such as 3-D seismic imaging, improved directional drilling equipment and techniques, and new deepwater production technologies have served to lower the cost of discovering and developing new reserves. Based on Energy Information Administration (the "EIA") statistics, between 1991 and 1996, consumption of natural gas in the United States increased from 19.0 Tcf to 22.0 Tcf, representing a compound annual growth rate of 3.0%. The EIA projects that the demand for natural gas will increase to 24.7 Tcf by the year 2000 and to 25.5 Tcf by the year 2002.

     In the United States, there are four major market sectors for the consumption of natural gas -- residential, commercial, industrial and electric utilities. Of these four sectors, based on EIA statistics, the industrial market is the single largest in terms of gas consumption accounting for approximately 40% of all U.S. gas consumption in 1996 followed by the residential, commercial and electric utility sectors with 24%, 14% and 12%, respectively, for the same period. It is generally expected that the industrial market will continue to remain the largest market. However, this expectation could change as a result of the outcome of electric utility deregulation which, if it drives the construction of additional gas-fired generating facilities, could significantly increase the demand for natural gas. While the overall demand for natural gas is expected to increase, given that space heating is the single largest use for gas across all market sectors, winter weather patterns will continue to be a key determinant of the changes in natural gas demand from year-to-year and the market will always be subject to some degree of volatility.

     Based on EIA statistics, in terms of regional demand, the Midwest and South Central regions are the highest consuming regions accounting for an annual average of 25.3% and 29.6%, respectively, of total annual consumption in the country. Since 1991, however, the Northeast and Southeast have been the fastest growing regional markets with compound annual growth rates of 4.9% and 4.5%, respectively. Within these regions, the industrial segment in the Northeast and the electric utility segment in the Southeast have the highest compound annual growth rates at 10.3% and 5.8%, respectively, during this time period. These growth rates have largely been driven by the construction of new cogeneration facilities in the Northeast and the increased gas and electric utility load resulting from population migration in the Southeast.

     In response to the growing demand for natural gas, activities related to the production of natural gas have also increased. Historically, the majority of the supply of natural gas in the United States has been sourced from the Gulf Coast, Mid-Continent, San Juan Basin and the Permian Basin and, to a lesser extent, Western Canada. In the next few years, it is expected that the increase in demand for natural gas will be met primarily by an increase in production from the Rocky Mountains, Western Canada and the deepwater Gulf of Mexico.

                                K N ENERGY, INC.

OVERVIEW

     K N Energy is an integrated energy services provider with operations that include the gathering, processing, transportation and storage of natural gas and the marketing of natural gas and NGLs. The Company's operations are organized into three segments: (i) gathering, processing and marketing services (including intrastate transmission and storage in Texas), (ii) interstate transportation and storage, and (iii) retail natural gas services. As described further below, certain of the Company's operations are regulated by various federal and state entities. For the year ended December 31, 1997, approximately 48% of the Company's operating income was derived from regulated assets.

GATHERING, PROCESSING AND MARKETING SERVICES

     The Company provides natural gas gathering, processing, storage, transportation, marketing, field services and supply services, to a variety of customers. Within this business segment, the Company owns and operates approximately 12,900 miles of pipeline in nine states and operates 19 gas processing plants in five states and natural gas storage facilities in West Texas and on the Gulf Coast. For the year ended December 31, 1997, this business segment accounted for approximately 52.3% of consolidated operating income.

     Revenues from the Company's gathering, processing, storage, transportation, marketing and supply activities are generated in four different ways. First, the Company performs a merchant function whereby the Company purchases gas at the wellhead, combines such gas with other supplies of gas, and markets the aggregated gas to consumers. Second, the Company gathers, transports and/or processes gas for producers or other third parties who retain title to the gas. Third, the Company processes gas into NGLs and markets NGLs. Fourth, the Company provides gas marketing and supply services, including certain storage services, to producers, various natural gas resellers and end users. The Company also arranges the purchase and transportation of producers' excess or uncommitted gas to end users, acts as shipper or agent for the end users, administers nominations and provides balancing assistance when needed.

     In conjunction with its merchant function, the Company engages in price risk management activities in the energy financial instruments market to hedge its price and basis risk exposure. The Company buys and sells gas and crude oil futures positions on the New York Mercantile Exchange and Kansas City Board of Trade and uses over-the-counter energy swaps and options for the purpose of reducing adverse price exposure to gas supply costs or specific market margins. Pursuant to its Board of Directors' approved guidelines, the Company engages in these activities only as a hedging mechanism against pre-existing or anticipated physical gas and condensate sales, gas purchases, system use, and storage in order to protect profit margins, and is prohibited from engaging in speculative trading.

  Gas Gathering and Processing

     The Company's gathering and processing subsidiaries operate pipeline systems in seven Mid-Continent and Rocky Mountains states. These subsidiaries perform various services for customers including, among others, gathering gas at the wellhead or other field aggregation points, transporting gas on an intrastate basis at negotiated rates, processing gas to extract NGLs, and marketing natural gas and NGLs.

     Based on average throughput, the Company's largest gathering operation is its Hugoton Basin system in Kansas which gathers approximately 530 MMcf per day, making K N the largest gatherer in this basin. The Hugoton Basin system interconnects with several gas processing plants in the area including K N's Bushton plant. The Company's Wattenberg System in northeastern Colorado, which includes gathering and transmission lines, has current throughput of approximately 150 MMcf per day. K N's West Texas System is located primarily in western Texas and the Texas Panhandle. This system, which includes gathering, intrastate transmission and storage pipelines, six gas processing plants, and one storage facility, has gathering throughput of approximately 140 MMcf per day. The Company also owns gathering facilities in the Powder River and Wind River Basins of Wyoming and the Piceance and Uinta Basins of western Colorado and eastern Utah with combined throughput of approximately 130 MMcf per day.

     In addition to the above systems, K N recently acquired two gathering systems in the Rocky Mountains which gather in aggregate approximately 460 MMcf per day. In December 1997, K N purchased an equity interest in the Red Cedar Gathering System in the San Juan Basin of New Mexico. The Red Cedar system gathers approximated 440 MMcf per day of natural gas and is connected to the Company's jointly-owned Coyote Gulch processing plant and to the TransColorado pipeline. Also in December 1997, K N acquired Interenergy Corporation, a closely held provider of natural gas services in the Rocky Mountain area. The Interenergy assets include pipelines which gather approximately 20 MMcf per day, a gas processing plant in Wyoming and an interest in a gas processing plant in North Dakota.

     In 1996, Wildhorse, a joint venture between K N and TBI, purchased gathering and processing assets of Williams Field Services in western Colorado and eastern Utah. The acquisition of these assets provided Wildhorse access to existing TBI production, to approximately 240,000 acres of undeveloped leasehold held by TBI in the Piceance Basin, and to undeveloped third-party acreage throughout the Piceance and Uinta basins. The assets acquired included approximately 950 miles of natural gas gathering lines, two processing plants, a carbon dioxide treatment plant and a dew point control plant. For the year ended December 31, 1997, these facilities processed and treated approximately 70 MMcf of natural gas per day.

     At December 31, 1997, the Company's gathering, processing and marketing segment operated 19 natural gas processing plants, including the Bushton complex, one of the largest NGLs extraction facilities in the United States. On a daily basis, these plants process approximately 1.4 Bcf of natural gas (and have capacity to process 1.7 Bcf of natural gas per day) and produce more than
2.4 million gallons of NGLs. NGLs are sold by the Company on a contractual basis to various NGL pipelines, end users and marketers at index-based prices.

  Marketing

     In 1997, the Company's natural gas marketing customers included local distribution companies, industrial, commercial and agricultural end users, electric utilities, Company affiliates, and other marketers located both on and off K N's pipeline systems. Natural gas is purchased by K N's gathering, processing and marketing business from various sources, including gas producers, gas processing plants and pipeline interconnections. For the year ended December 31, 1997, the Company's gathering, processing and marketing operations sold an average of approximately 1.6 Bcf of natural gas per day before intersegment eliminations.

     As is customary in the industry, most of the Company's gas purchase agreements are for periods of one year or less, and many are for periods of 60 days or less. Various agreements permit the purchaser or the supplier to renegotiate the purchase price or discontinue the purchase under certain circumstances. Purchase volume obligations under many of the agreements utilized by this business segment are generally "best efforts" and do not have traditional take-or-pay provisions. However, certain agreements require the Company to prepay for, or to receive, minimum quantities of natural gas.

     The Company owns a storage facility located in Gaines County, Texas, which had a working storage capacity of 16.4 Bcf of natural gas at December 31, 1997 and withdrawal capacity of 525 MMcf per day. This facility has traditionally been used to meet peak day requirements of the West Texas system. K N also has lease rights in the Stratton Ridge facility located in Brazoria County, Texas, including a peak day natural gas withdrawal capacity of 150 MMcf per day at December 31, 1997.

  K N Field Services

     K N Field Services, Inc. ("KNFS") provides field operations services to gas and oil industry customers who own production, gathering, processing and transportation assets. To the extent possible, KNFS uses the existing infrastructure and labor force employed in the Company's own systems to serve its clients. Among the services KNFS provides are well tending, site services, corrosion monitoring, compression operations and maintenance, safety training, gathering and pipeline operations and maintenance, measurement, pressure and flow monitoring, water hauling and line locating.

INTERSTATE TRANSPORTATION AND STORAGE SERVICES

     The Company's interstate pipeline system provides transportation and storage services to affiliates, third-party natural gas distribution utilities, and other shippers. For the year ended December 31, 1997, this business segment accounted for approximately 24.6% of consolidated operating income. As of December 31, 1997, the Company's interstate pipeline system consisted of approximately 6,900 miles of transmission lines and one storage field.

     The Company provides both firm and interruptible transportation and no-notice services to its customers. Under no-notice service, customers are able to meet their peak day requirements without making specific nominations as required by firm and interruptible transportation service tariffs. The local distribution companies and other shippers may release their unused firm transportation capacity rights to other shippers. It is the Company's experience that this released capacity has, to a large extent, replaced interruptible transportation on the Company's interstate pipeline system. Firm transportation customers pay a monthly reservation charge plus a commodity charge based on actual volumes transported. Interruptible transportation is billed on the basis of volumes shipped.

     In 1996, K N purchased a crude oil pipeline (renamed the Pony Express Pipeline) running from Lost Cabin in central Wyoming to Freeman, Missouri near Kansas City, and converted it to natural gas transport service. The line became operational in August 1997 and, under its current configuration, has a maximum capacity of 255 MMcf per day. The Pony Express Pipeline provides access to significant natural gas reserves principally from the Denver-Julesburg, Wind River and Powder River Basins and is a catalyst for the development of the market hub at Rockport, Colorado. As a complement to this pipeline, in November 1996 the Company acquired one 20-year contract and one 19-year contract to provide firm transportation capacity of 230 MMcf of natural gas per day to the Kansas City metropolitan area. This project reflects the Company's ongoing strategy to balance regulated pipeline projects with the corresponding potential for greater returns from other nonregulated business segments.

     The Company is a one-half joint venture partner in the TransColorado Gas Transmission Pipeline Co. ("TransColorado"). TransColorado's pipeline is expected to provide increased flexibility in accessing multiple natural gas basins in the Rocky Mountain region. Though only a portion of the pipeline is currently operational, when completed, the TransColorado Pipeline will extend 290 miles, from the Piceance Basin of Colorado to Blanco, New Mexico, and will have an initial capacity of 300 MMcf per day. The TransColorado Pipeline will operate as an interstate pipeline regulated by the FERC.

     The Company's interstate pipeline system provides storage services to its customers through its Huntsman Storage Field in Cheyenne County, Nebraska. The facility had a peak natural gas withdrawal capacity of 100 MMcf per day at December 31, 1997.

RETAIL NATURAL GAS SERVICES

     The Company provides retail natural gas services to residential, commercial, agricultural and industrial customers for space heating, crop irrigation, drying, and processing of agricultural products. The Company's EN-able joint venture also has a 24-hour Customer Service Center in Scottsbluff, Nebraska, which centralizes customer service calls, service start-up and billing calls, service dispatch and remittance operations for the three-state region. For the year ended December 31, 1997, this business segment accounted for approximately 23.1% of consolidated operating income.

  Regulated Retail Services

     The Company's retail natural gas business operated approximately 1,500 miles of intrastate natural gas transmission, gathering and storage facilities as of December 31, 1997. These intrastate pipeline systems serve industrial customers and much of the Company's retail natural gas business in Colorado and Wyoming. As of December 31, 1997, the Company's retail natural gas business served over 210,000 customers in Colorado, Nebraska and Wyoming through approximately 7,200 miles of distribution pipelines (excluding the Company's Kansas natural gas distribution assets which the Company entered into an agreement to sell in

December 1997, and which sale is expected to be consummated in the second quarter of 1998, following receipt of regulatory approval).

     The Company's underground storage facilities are used to provide natural gas for load balancing and peak system demand. Storage services for the Company's retail natural gas services segment are provided by three facilities owned in Wyoming, one facility in Colorado owned and operated by Wildhorse and a storage facility located in Nebraska and owned by the Company's interstate pipeline system. The peak day natural gas withdrawal capacity available for this segment at December 31, 1997 was 103 MMcf per day.

     The Company's retail operations in Nebraska, Wyoming and northeastern Colorado serve areas that are primarily rural and agriculturally based. In much of Nebraska, the winter heating load is balanced by irrigation requirements in summer months and grain drying in the fall. The economy in the western Colorado service territory continues to grow as a result of growth in mountain resort communities and development of retirement communities.

  Gas Purchases and Supply

     The Company's retail natural gas business relies on the Company's interstate pipeline system, the intrastate pipeline systems it operates, and third-party pipelines for transportation and storage services required to serve its markets. Its gas supply requirements are being met through a combination of purchases from wholly-owned marketing subsidiaries and third-party suppliers.

     The gas supply for the retail natural gas business segment comes primarily from basins in Kansas, Montana, Wyoming, Colorado, New Mexico and western Nebraska which include under-developed basins that represent significant proved reserves. The Company's gas supplies are strategically located with respect to existing and planned pipeline capacity, giving the Company access to gas for its retail customer base.

     Certain gas purchase contracts contain take-or-pay clauses which require that a certain purchase level be attained each contract year, or the Company must make a payment which is generally equal to the contract price multiplied by the deficient volume. All such payments are fully recoupable under the terms of the gas purchase contracts and the existing regulatory rules. To date, no buy-out or buy-down payments relating to take-or-pay contracts have been made by this business segment. See "-- Gathering, Processing and Marketing
Services -- Marketing."

  Unregulated Retail Services

     In September 1996, the Company, through its subsidiary K N Services, Inc. ("KNS"), began marketing its Simple Choice package of products and services. In addition to natural gas service, under Simple Choice, customers can order satellite TV, appliance protection, long-distance telephone service, wireless Internet access and other products and services with one call, paid for with one monthly payment, and backed by one service guarantee. Simple Choice was launched in Scottsbluff, Nebraska, where the Company also opened its first Simple Choice General Store.

     In early 1997, K N and PacifiCorp jointly formed EN-able to market the Simple Choice brand to K N's approximately 200,000 and PacifiCorp's approximately 1.5 million customers as well as to other utilities. EN-able is engaged in efforts to create Simple Choice partnerships and licensing agreements with other utilities. An integral part of the Simple Choice package is outsourced billing and customer service for third-party utilities. To enhance this capability, early in 1997 KNS and PacifiCorp's subsidiary, PacifiCorp Holdings, Inc., acquired Orcom Systems, Inc., the software development company that designed the billing system which supports the Simple Choice brand of products and services.

                                  MIDCON CORP.

OVERVIEW

     MidCon is engaged in the purchase, gathering, processing, transmission, storage and sale of natural gas to utilities, municipalities and industrial and commercial users. MidCon also purchases electricity from electric utilities, and other electric power producers and marketers and resells the electricity to wholesale and end-use customers.

     MidCon's operations are conducted through its principal subsidiaries: NGPL, which owns and operates a major interstate pipeline transmission system and related assets; MidCon Texas Pipeline Operator, Inc. ("MidCon Texas"), which operates an intrastate pipeline system in Texas; MidCon Gas Services Corp. ("MidCon Gas"), which purchases and sells natural gas and arranges for the transportation and storage of such gas; MidCon Power Services Corp. ("MidCon Power"), which purchases electricity from electric utilities and other electric power producers and marketers, resells electricity to wholesale customers and arranges for the transmission of such power; mc(2) Inc. ("mc(2)"), which markets natural gas and electricity at the retail level; and MidCon Gas Products Corp. ("MidCon Gas Products"), which gathers and processes natural gas. In addition, MidCon also has equity investments in several other natural gas pipelines.

INTERSTATE AND INTRASTATE TRANSPORTATION SERVICES

     MidCon's pipeline subsidiaries operate over 13,000 miles of natural gas pipelines which are strategically located in the center of the North American pipeline grid. This pipeline network provides access not only to the major supply areas in the Gulf of Mexico, the Gulf Coast, the Permian Basin, the Mid-Continent, the Rocky Mountains and Western Canada, but also to the major consuming markets in the Midwest and along the Gulf Coast.

  Transportation and Sales

     NGPL owns and operates over 10,000 miles of pipeline, consisting of two major interconnected transmission pipelines terminating in the Chicago metropolitan area. The system is powered by 61 compressor stations in mainline and storage service having an aggregate of approximately 1.0 million horsepower. NGPL's system has over 1,700 points of interconnection with 31 interstate pipelines, 24 intrastate pipelines and 54 LDCs and end-users, thereby providing significant flexibility in the receipt and delivery of gas. One pipeline -- known as the "Amarillo Line" -- originates in the West Texas and New Mexico producing areas and is comprised of approximately 5,200 miles of mainline and various small-diameter pipelines. The other pipeline -- known as the "Gulf Coast Line" -- originates in the Gulf Coast areas of Texas and Louisiana and consists of approximately 4,900 miles of mainline and various small-diameter pipelines. These two main pipelines are connected at points in Texas and Oklahoma by NGPL's 240-mile Amarillo/Gulf Coast ("A/G") pipeline. In addition, a 105-mile pipeline runs from the Arkoma Basin gas producing area of eastern Oklahoma to the A/G pipeline.

     MidCon Texas operates an intrastate pipeline system, located primarily in the Texas Gulf Coast area, which it leases from an Occidental affiliate under a 30-year lease which commenced on December 31, 1996. The system includes approximately 2,600 miles of pipelines, supply lines, sales laterals and related facilities and has 22 interconnects with other pipelines. A subsidiary of MidCon Gas owns a separate Texas intrastate pipeline system (the "Palo Duro System") that includes approximately 400 miles of pipeline and related facilities. The Palo Duro System is leased to a nonaffiliate.

     Pursuant to transportation agreements and FERC tariff provisions, NGPL offers both firm transportation service and interruptible transportation service. Under NGPL's tariff, firm transportation customers pay reservation charges each month, irrespective of volumes actually transported. Interruptible transportation customers pay a commodity charge based upon actual volumes transported. Reservation and commodity charges are both based upon geographical location, time of year and distance of the transportation service provided.

     NGPL's principal delivery market area encompasses the states of Illinois, Indiana and Iowa and portions of Wisconsin, Nebraska, Kansas, Missouri and Arkansas. NGPL is one of the largest transporters of natural gas to the Chicago market, and its cost of service is one of the lowest in the region. In 1997, NGPL delivered an average of 2.6 Bcf per day of natural gas, representing 60% of the total natural gas delivered to the Chicago metropolitan area during the same period. Given its strategic location at the center of the North American pipeline grid, Chicago is likely to continue to be a major natural gas trading hub for the rapidly growing demand markets in the Midwest and Northeast. Approximately 100% of NGPL's pipeline capacity to Chicago is committed under firm transportation services. As of November 1, 1997, approximately 22% of the total volume committed to be transported under NGPL's firm transportation contracts had remaining terms in excess of 3 years.

     In January 1997, NGPL and a subsidiary of NIPSCO Industries, Inc. ("NIPSCO") completed construction of a 100 MMcf per day pipeline interconnection in the Chicago metropolitan area between their respective pipeline systems, thus providing NGPL with additional access to markets east of Chicago.

     Unlike NGPL, MidCon Texas acts as a merchant provider of natural gas as well as a transporter. Texas is the largest producer of and the largest consuming market for natural gas in the United States. Principal customers of MidCon Texas include the electric and natural gas utilities that serve the Houston area and industrial customers located along the Houston Ship Channel and in the Beaumont/Port Arthur area. For 1997, MidCon Texas delivered an average of
1.6 Bcf per day of natural gas, representing approximately 16% of the total natural gas deliveries in Texas and about 35% of the total deliveries in the Houston market.

     Deliveries of gas by MidCon's pipelines include both volumes sold by the pipelines and their marketing affiliates and volumes owned by others which are transported. The following table sets forth the gas volumes sold to, or transported for, nonaffiliates by NGPL, MidCon Texas and MidCon Gas for each of the periods indicated:

                                                  YEAR ENDED DECEMBER 31,
                                              --------------------------------
                                              1994     1995     1996     1997
                                              -----    -----    -----    -----
                                                          (IN BCF)
NGPL
  Transportation............................  1,318    1,318    1,284    1,095
MidCon Texas
  Sales.....................................    198      238      239      269
  Transportation............................    215      215      271      302
MidCon Gas Services
  Sales.....................................    351      410      460      561

     Sales volumes shown in the foregoing table for MidCon Texas include sales deliveries by a marketing affiliate to nonaffiliates. The table does not include gas transported by NGPL for affiliates for sale to nonaffiliates of approximately 220 Bcf, 221 Bcf, 220 Bcf and 256 Bcf for the years ended December 31, 1994, 1995, 1996 and 1997, respectively. The table also does not show volumes of gas that have been auctioned by NGPL following the termination of its traditional gas sales service on December 1, 1993.

     NGPL also furnishes transportation service for others to and from many other locations on its pipeline system and, in recent years, has increased transportation deliveries to markets outside the Chicago metropolitan area. Competition for such service may be provided by one or more other pipelines, depending upon the nature of the transportation service required. Transportation rates, service options and available pipeline capacity and, in some cases, the availability of, and rates for, storage services are the key factors in determining NGPL's ability to compete for particular transportation business.

     In 1996, Trailblazer Pipeline Company ("Trailblazer"), a regulated natural gas transmission business funded by a general partnership in which a subsidiary of NGPL owns a one-third interest, signed 10-year agreements with six shippers for additional firm transportation service. To accommodate these additional service requirements, Trailblazer installed compression to increase pipeline capacity by approximately 104 MMcf per day. The new compression facilities went into service during the summer of 1997. Trailblazer's system runs from eastern Colorado to eastern Nebraska and transports gas produced in the Rocky Mountains. NGPL is the operator of the pipeline. Trailblazer moved approximately 200 Bcf of gas in 1997.

     Subsidiaries of MidCon also own interests in several regulated natural gas pipeline systems which are accounted for as equity investments. In the Gulf Coast area, these subsidiaries own 20% to 50% of three pipeline ventures that operate approximately 550 miles of pipeline in the Gulf of Mexico and NGPL owns interests, of varying percentages, in approximately 250 miles of jointly-owned supply laterals that also operate in the Gulf of Mexico. The joint ventures transport gas onshore from producers in the offshore Louisiana and Texas areas for various customers. Onshore, NGPL subsidiaries own interests of 18 and 33 1/3%, in Overthrust Pipeline Company and Trailblazer, respectively, that operate approximately 520 miles of pipelines in Wyoming, Colorado and Nebraska.

  Storage

     NGPL is one of the nation's largest storage operators with approximately 600 Bcf of total natural gas storage capacity, over 200 Bcf of working gas, and up to 4.4 Bcf per day of peak deliverability from its facilities which are strategically located near the markets MidCon services. NGPL owns and operates nine underground storage fields in four states to provide services to NGPL's customers and to support pipeline deliveries during the winter when demand for natural gas is higher.

     NGPL provides firm and interruptible gas storage service pursuant to storage agreements and FERC-approved tariffs. Firm storage customers pay a monthly demand charge irrespective of actual volumes stored. Interruptible storage customers pay a monthly commodity charge based upon actual volumes of gas stored.

     MidCon Texas also developed a salt dome storage facility located near Markham, Texas with a subsidiary of NIPSCO. The facility has two salt dome caverns and an estimated 8.3 Bcf of total capacity, 5.7 Bcf of working storage capacity and 500 MMcf per day of withdrawal capacity. The storage facility is leased by a partnership in which subsidiaries of MidCon and NIPSCO are equal partners. MidCon Texas has executed a 20-year sublease with the partnership under which it has rights to 50% of the facility's working gas capacity, 85% of its withdrawal capacity and approximately 70% of its injection capacity.

     These storage assets further complement the pipeline facilities and allow MidCon to optimize deliveries on its pipelines and meet peak delivery requirements in its principal markets.

GATHERING, PROCESSING AND MARKETING SERVICES

     MidCon, through its subsidiaries, is engaged in the gathering and processing of natural gas. These subsidiaries process natural gas in four facilities and own and operate four gathering systems located in Texas and New Mexico. During 1997, MidCon subsidiaries produced approximately 8.8 MBbls per day of natural gas liquids and gathered 160 MMcf per day of natural gas.

     MidCon Texas purchases its gas supplies from producers and, to a lesser extent, from other pipeline companies or their subsidiaries. MidCon Gas purchases gas supplies primarily from producers and other gas marketers. MidCon Gas maintains inventories of gas supplies in storage facilities of its affiliates and other pipeline companies. MidCon Gas uses futures contracts, options and swaps to hedge the impact of natural gas price fluctuations.

     MidCon Power was formed in 1995 to provide marketing services to the electric power industry and to prepare for anticipated opportunities as the electric power market begins to unbundle. MidCon Power began trading wholesale power in late 1995. In 1997, MidCon Power traded over 4.4 million megawatt hours.

RETAIL NATURAL GAS SERVICES

     MidCon formed mc(2) in February 1997 to extend its skills in marketing natural gas and electricity to retail customers including small industrial, commercial and, as regulation ultimately allows, residential end-users.

These customer groups constitute over one-half of the natural gas and two-thirds of the electricity consumed in the United States annually and MidCon believes that substantial opportunities exist for selling natural gas supply products that are simple, reliable and cost-competitive. In providing energy services, mc(2) works in a coordinated effort with MidCon Gas and MidCon Power, with these two entities acting as exclusive energy providers to mc(2).

     In February 1997 mc(2) initiated its service in the market area surrounding Chicago, an area where MidCon has a strong competitive position, and the New York City metropolitan market, an area where unbundling efforts and utility tariffs provide opportunities for profit. Mc(2) currently serves over 10,000 commercial natural gas customers in Illinois, Pennsylvania, New York and New Jersey and has begun marketing in Ohio. Several thousand customers were added in August 1997 when mc(2) acquired certain assets of Norstar Energy Limited Partnership ("Norstar"). The former Norstar customers account for annual sales of about 8 Bcf of natural gas.

     In September 1997, mc(2) began offering electric service to commercial customers by participating in Pennsylvania's statewide pilot program, one of the first of its kind in the nation. The plan allows up to 5% of each customer class at each utility to self-nominate a supplier other than the local electric utility. By aggressively focusing on two key markets during a two-week nomination window, mc(2) signed up over 400 businesses served by three utilities in Pittsburgh and Philadelphia.

                                   REGULATION

FEDERAL AND STATE REGULATION

     Both the performance of interstate transportation and storage services by natural gas companies, including interstate pipeline companies, and the rates charged for such services, are regulated by the FERC under the Natural Gas Act, and, to a lesser extent, the Natural Gas Policy Act.

     Legislative and regulatory changes began in 1978 with the passage of the Natural Gas Policy Act, pursuant to which the process of deregulation of gas sold at the wellhead was commenced. The restructuring of the natural gas industry continued with the adoption of (i) Order 380 in 1984, which eliminated purchasers' minimum bill obligations to the pipelines, thus making gas purchased from third parties, particularly on the spot market, more economically attractive relative to gas purchased from pipelines and (ii) Order 436 in 1985, which provided that interstate transportation of gas under blanket or self-implementing authority must be provided on an open-access, non-discriminatory basis. After Order 436 was partially overturned in federal court, the FERC issued Order 500 in August 1987 as an interim rule intended to readopt the basic thrust of the regulations promulgated by Order 436. Order 500 was amended by Orders 500 A through L. The FERC's stated purpose in issuing Orders 436 and 500, as amended, was to create a more competitive environment in the natural gas marketplace. This purpose continued with Order 497, issued in June 1988, which set forth new standards and guidelines imposing certain constraints on the interaction of interstate pipelines and their marketing affiliates and imposing certain disclosure requirements regarding that interaction.

     Order 636, issued in April 1992, as amended, was a continuation of the FERC's efforts to improve the competitive structure of the pipeline industry and maximize the consumer benefits of a competitive structure of the pipeline industry and a competitive wellhead gas market. In Order 636, the FERC required interstate pipelines that perform open access transportation under blanket certificates to "unbundle" or separate their traditional merchant sales services from their transportation and storage services and to provide comparable transportation and storage services with respect to all gas supplies whether purchased from the pipeline or from other merchants such as marketers or producers. The pipelines must now separately state the applicable rates for each unbundled service (i.e., for the gas commodity, transportation and storage).

     Specifically, Order 636 contains the following procedures to increase competition in the industry: (i) requiring the unbundling of sales services from other services, meaning that only a separately identified merchant division of the pipeline could sell gas at points of entry into the pipeline system; (ii) permitting holders of firm capacity to release all or a part of their capacity for resale by the pipeline either to the highest bidder or, under short-term or maximum rate releases, to shippers in a prepackaged release, with revenues in both instances credited to the releasing shipper; (iii) allowing shippers to use other receipt points and delivery points on the system, subject to the rights of other shippers to use those points as their primary receipt and delivery points;
(iv) the issuance of blanket sales certificates to interstate pipelines for unbundled services; (v) the continuation of pregranted abandonment of previously committed pipeline sales and transportation services, subject to certain rights of first refusal, which should make unused pipeline capacity available to other shippers and clear the way for excess transportation services to be reallocated to the marketplace; (vi) requiring that firm and interruptible transportation services be provided by the pipelines to all parties on a comparable basis; and
(vii) generally requiring that pipelines derive transportation rates using a straight-fixed-variable rate method which places all fixed costs in a fixed reservation fee that is payable without regard to usage, as opposed to the previously used modified fixed-variable method that allocated a part of the pipelines' fixed costs to the usage fee. The FERC's stated position is that the straight-fixed-variable method promotes the goal of a competitive national gas market by increasing the cost of unnecessarily holding firm capacity rather than releasing it, and is consistent with its directive to unbundle the pipelines' traditional merchant sales services. Order 636 has been affirmed in all material respects upon judicial review and the Company's own FERC order approving its unbundling plan is final and not subject to any pending judicial review.

     NGPL has been a party to a number of contracts that required NGPL to purchase natural gas at prices in excess of the prevailing market price. As a result of Order 636 prohibiting interstate pipelines from using their gas transportation and storage facilities to market gas to sales customers, NGPL no longer had a sales market for the gas it is required to purchase under these contracts. Order 636 went into effect on NGPL's system on

December 1, 1993. NGPL has agreed to pay substantial transition costs to reform these contracts with gas suppliers. Under settlement agreements reached by NGPL and its former sales customers, NGPL recovered from those customers over a four year period beginning December 1, 1993, a significant amount of the gas supply realignment (GSR) costs. The FERC has also permitted NGPL to implement a tariff mechanism to recover additional portions of its GSR costs in rates charged to transportation customers that were not party to the settlements. In July 1996, a Federal appellate court remanded Order 636 to the FERC for further explanation of aspects of its decision regarding recovery of GSR costs by interstate pipelines. Because of the settlements and FERC orders authorizing NGPL's GSR cost recovery mechanism, the remand is not expected to have any significant impact on NGPL. The FERC has allowed GSR rates to go into effect on December 1, 1997, subject to refund, to recover any shortfall in recoveries of GSR costs allocated to interruptible transportation. However, the FERC rejected NGPL's filing for rehearing that NGPL be allowed to recoup a portion of any shortfall on title transfers and interruptible transportation to pooling points.

  Gathering, Processing and Marketing Services

     Under the Natural Gas Act, facilities used for and operations involving the production and gathering of natural gas are exempt from FERC's jurisdiction, while facilities used for and operations involving interstate transmission are not exempt. However, the FERC's determination of what constitutes exempt gathering facilities as opposed to jurisdictional transmission facilities has evolved over time. Under current law, facilities which otherwise are classified as gathering may be subject to ancillary FERC rate and service jurisdiction when owned by an interstate pipeline company and used in connection with interstate transportation or jurisdictional sales.

     The FERC has historically distinguished between facilities owned by noninterstate pipeline companies, such as the Company's gathering facilities, on a fact-specific basis.

     The issue of state jurisdiction over gathering activities has previously been raised before the Colorado Public Utilities Commission, Kansas Corporation Commission, New Mexico Public Service Commission, Texas Railroad Commission and Wyoming Public Service Commission, as well as before state legislative bodies. The Company is closely monitoring developments in this area.

     As part of its corporate reorganization, the Company requested, was granted authority and in 1994 transferred substantially all of its gathering facilities to a wholly-owned subsidiary. The FERC determined that after the transfer the gathering facilities would be nonjurisdictional, but the FERC reserved the right to reassert jurisdiction if the Company was found to be operating the facilities in an anti-competitive manner or contrary to open access principles. The Company plans to transfer MidCon's gathering facilities to a wholly owned subsidiary in order to make such facilities nonjurisdictional. See "The Combined
Company -- Business Strategy."

     The operations of the Company's intrastate pipeline and marketing subsidiaries located primarily in Texas are affected by FERC rules and regulations issued pursuant to the Natural Gas Act and the Natural Gas Policy Act. Of particular importance are regulations which allow increased access to interstate transportation services, without the necessity of obtaining prior FERC authorization for each transaction. The most important element of the program is nondiscriminatory access, under which a regulated pipeline must agree, under certain conditions, to transport gas for any party requesting such service.

     The interstate gas marketing activities of the Company's various marketing and pipeline subsidiaries are conducted either as unregulated first sales or pursuant to blanket certificate authority granted by the FERC under the Natural Gas Act.

     Certain of the Company's (including MidCon Texas') intrastate pipeline services and assets are subject to regulation by the Texas Railroad Commission.

  Interstate Transportation and Storage Services

     Facilities for the transportation of natural gas in interstate commerce and for storage services in interstate commerce are subject to regulation by the FERC under the Natural Gas Act and the Natural Gas Policy Act. The acquisition of MidCon's interstate natural gas pipeline system results in a significant increase in the percentage of the Company's assets subject to regulation by the FERC. See "The Combined Company --

Business Strategy." The Company is also subject to the requirements of FERC Order Nos. 497, et seq. and 566, et. seq., the Marketing Affiliate Rules, which prohibit preferential treatment by an interstate pipeline of its marketing affiliates and govern in particular the provision of information by an interstate pipeline to its marketing affiliates.

     On December 1, 1992, NGPL filed with the FERC for a general rate increase to recover higher operating costs. The FERC permitted NGPL to put the new rates into effect on June 1, 1993, subject to refund. In November 1994, NGPL filed a proposed settlement of the rate case with the FERC. The settlement was approved by the FERC in January 1995. This settlement resulted in refunds being made to customers of approximately $128 million in 1995.

     On June 1, 1995, NGPL filed a general rate case with the FERC to establish new rates as well as new or revised services. The FERC permitted NGPL to place new rates into effect, subject to refund, on December 1, 1995. This date corresponded to the effective date of new transportation and storage agreements between NGPL and its principal local distribution customers. Major issues in the rate case included the terms and conditions of new services, throughput levels used in the design of rates, discounting adjustments, levels of depreciation rates and return on investment, and the levels used in the design of fuel rates. In May 1996, NGPL filed with the FERC an offer of settlement to resolve the remaining issues in the proceeding. On November 3, 1997, the FERC approved a settlement of this rate case substantially consistent with what NGPL proposed. This settlement of the rate case has had a favorable impact of approximately $9 million on operating margin for the ten months ended October 31, 1997. The FERC's order approving the settlement is final and not subject to rehearing or judicial review.

     In January 1997, Amoco Production Company and Amoco Energy Trading Corporation ("Amoco") filed a complaint against NGPL before the FERC contending that NGPL had improperly provided its affiliate, MidCon Gas, transportation service on preferential terms, seeking termination of currently effective contracts and the imposition of civil penalties. A subsequent FERC staff audit made proposed findings that NGPL has favored MidCon Gas, which NGPL has challenged. In July, Amoco and NGPL agreed to a settlement of this proceeding. Amoco has filed to withdraw its complaint subject to the FERC's procedures. Several intervenors have opposed the withdrawal of the complaint and NGPL has filed an answer to that opposition. By orders issued January 16, 1998, the FERC ruled that NGPL had violated certain of the FERC's regulations regarding its business relationships with its affiliate, MidCon Gas. Relying upon its authority under the Natural Gas Policy Act, the FERC provided notice to NGPL that, in addition to other remedial action, it proposes to assess civil penalties of $8,840,000. Such orders also required NGPL to take certain other actions, including making a new tariff filing, and imposed certain restrictions on the sharing of employees by NGPL and MidCon Gas. The FERC is proposing to suspend one-half of the penalty provided that for two years following the date of the order NGPL does not violate specified sections of the FERC's regulations. Pursuant to the provisions of the Natural Gas Policy Act and Natural Gas Act, NGPL has thirty days to seek rehearing of the order and its findings as well as provide the FERC with any factual or legal arguments that it believes may justify reduction or remission by the FERC of the amount of penalty proposed in the order. The Company is reviewing the orders and is considering whether, and to what extent, to avail itself of its rights to further contest the provisions. In addition, other parties to the proceeding may seek rehearing. The Company does not believe the ultimate resolution of these issues will have a material adverse affect on its operations and results.

     In January 1998, K N Interstate Gas Transmission Co. ("KNI") filed a rate case requesting an increase in its rates which would result in additional annual revenues of $30.2 million. The FERC, by an order dated February 26, 1998, accepted the filing and suspended its effective date for the full five-month period permitted by the Natural Gas Act thus permitting the rates to go into effect subject to refund August 1, 1998. Various parties intervened in the proceedings. There will be additional proceedings before the FERC to resolve differences. As indicated under "Risk Factors -- Regulation; Pending Regulatory Proceedings," the Company will pursue a negotiated resolution of any differences but the Company cannot predict with certainty whether the regulatory proceedings will be resolved through a negotiated settlement or through administrative litigation. The Company's interstate pipeline business could be adversely affected by an unsatisfactory outcome.

  Retail Natural Gas Services

     Certain of the Company's intrastate pipelines, storage, distribution and/or retail sales in Colorado, Kansas, Texas and Wyoming are under the regulatory authority of each state's utility commission. In Nebraska, retail gas sales rates for residential and small commercial customers within a municipality are regulated by each municipality served.

     In certain of the incorporated communities in which the Company provides natural gas services at retail, the Company operates under franchises granted by the applicable municipal authorities. The duration of franchises varies. In unincorporated areas, the Company's natural gas utility services are not subject to municipal franchise. The Company has been issued various certificates of public convenience and necessity by the regulatory commissions in Colorado, Kansas and Wyoming authorizing it to provide natural gas utility services within certain incorporated and unincorporated areas of those states.

     Continuing regulatory change will provide energy consumers with increasing choices among their suppliers. The Company emerged as a leader in providing for customer choice by filing an application with the Wyoming Public Service Commission in 1995 to allow 10,500 residential and commercial customers to choose to purchase the gas from a qualified list of suppliers. The proposal provided that the Company would continue to provide all other utility services. In early 1996, the Wyoming Public Service Commission issued an order allowing the Company to bring competition to these 10,500 residential and commercial customers beginning in mid 1996. Choosing from a menu of three competing suppliers, approximately 80% of the Company's customers chose to remain with the Company. The experience gave the Company early and valuable experience in competing in an unbundled environment and led to the development of new products and services that add value to the natural gas commodity. The innovative program was one of the first in the nation that allowed essentially all customers the opportunity to exercise energy choice for natural gas. Similarly, the Company has made voluntary filings with municipal authorities in Nebraska to provide its retail customers with an opportunity to purchase gas from competing suppliers on an unregulated basis. The Company will continue to provide all other gas utility services. If municipal approvals are received, the program will be implemented in 1998.

ENVIRONMENTAL REGULATION

     The Company's operations and properties, including those of MidCon, are subject to extensive and evolving Federal, state and local laws and regulations governing the release or discharge of regulated materials into the environment or otherwise relating to environmental protection or human health and safety. Numerous governmental departments issue rules and regulations to implement and enforce such laws which are often difficult and costly to comply with and which carry substantial penalties for failure to comply. These laws and regulations can also impose liability for remedial costs on the owner or operator of properties or the generators of waste materials, regardless of fault. Moreover, the recent trends toward stricter standards in environmental legislation and regulation are likely to continue.

     In May 1997, the Nebraska Department of Environmental Quality ("NDEQ") issued a violation notice to K N Interstate Gas Transmission Company ("KNI") regarding historical Prevention of Significant Deterioration permitting issues related to certain engines at the Big Springs, Nebraska, facility. KNI is in the process of obtaining the proper permits at this time, and is also engaged in discussions with NDEQ regarding settlement of the violation notice and a $500,000 fine currently proposed by the NDEQ. The costs associated with this matter are not expected to have a material adverse effect on the Company's business, financial position or results of operations.

     In connection with the Acquisition of MidCon, Occidental indemnified the Company against certain liabilities, including litigation and the failure of MidCon to be in compliance with applicable laws, in each case which would have a material adverse effect on MidCon, for one year following the closing date. To the extent that an environmental liability of MidCon is not covered by Occidental's indemnity obligation or, to the extent that matters arise following the termination of Occidental's indemnification obligation, the Company will be responsible for MidCon's environmental liabilities. The Company does not expect that such costs will have a material adverse impact on its business, financial position or results of operations.

     Based on current information and taking into account reserves established for environmental matters, the Company does not believe that compliance with Federal, state and local environmental laws and regulations will have a material adverse effect on the Company's business, financial position or results of operations. In addition, the clean-up programs in which the Company is engaged are not expected to interrupt or diminish the Company's operational ability to gather or transport natural gas. However, there can be no assurances that future events, such as changes in existing laws, the promulgation of new laws, or the development of new facts or conditions will not cause the Company to incur significant costs. A discussion of the environmental matters involving K N Energy can be found in the Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Amendment No. 1 thereto, and K N Energy's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

           CERTAIN UNITED STATES TAX CONSEQUENCES TO NON-U.S. HOLDERS

     The following is a general discussion of certain United States federal income and estate tax consequences of the ownership and disposition of Common Stock by a Non-U.S. Holder. For this purpose, a "Non-U.S. Holder" is a holder that is not (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or
(iv) a trust which is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion is intended only as a descriptive summary and does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state and local consequences that may be relevant to such Non-U.S. Holders in light of their personal circumstances. Furthermore, this discussion is based on provisions of the Code, existing and proposed regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change. EACH PROSPECTIVE PURCHASER OF COMMON STOCK IS ADVISED TO CONSULT A TAX ADVISOR WITH RESPECT TO CURRENT AND POSSIBLE FUTURE TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF COMMON STOCK AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY UNITED STATES STATE, MUNICIPALITY OR OTHER TAXING JURISDICTION.

DIVIDENDS

     Dividends paid to a Non-U.S. Holder of Common Stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment of the Non-U.S. Holder, are not subject to the withholding tax, but instead are subject to United States federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order to be exempt from withholding under such effectively connected income exemption. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

     Under current law, dividends paid to an address outside the United States are presumed to be paid to a resident of such country (unless the payer has knowledge to the contrary) for purposes of the withholding tax discussed above and, under the current interpretation of United States Treasury regulations, for purposes of determining the applicability of a tax treaty rate. Under recently finalized United States Treasury regulations (the "Final Regulations"), a Non-U.S. Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate (and avoid back-up withholding as discussed below) for dividends paid after December 31, 1998, will be required to satisfy applicable certification and other requirements.

     A Non-U.S. Holder of Common Stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service (the "IRS").

GAIN ON DISPOSITION OF COMMON STOCK

     A Non-U.S. Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of Common Stock unless (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, and, where a tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, or (iii) the Company is or has been a "U.S. real property holding corporation" for United States federal income tax purposes.

     An individual Non-U.S. Holder described in clause (i) above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual Non-U.S. Holder described in clause (ii) above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States). If a Non-U.S. Holder that is a foreign corporation falls under clause (i) above, it will be subject to tax on its gain under regular graduated United States federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty.

     The Company believes that it is currently a "U.S. real property holding corporation" for United States federal income tax purposes. So long as the Common Stock continues to be regularly traded on an established securities market, only a Non-U.S. Holder who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder's holding period) more than five percent of the Common Stock will be subject to United States federal income tax on the disposition of the Common Stock.

FEDERAL ESTATE TAX

     Common Stock owned or treated as owned by an individual who is neither a citizen or a resident (as specifically defined for United States federal estate purposes) of the United States at the time of death will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Company must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

     Under current law, backup withholding at the rate of 31% generally will not apply to dividends paid to a Non-U.S. Holder at an address outside the United States (unless the payer has knowledge that the payee is a U.S. person). Under the Final Regulations, however, a Non-U.S. Holder will be subject to backup withholding unless applicable certification requirements are met. Backup withholding and information reporting generally will apply to dividends paid to addresses within the United States on shares of Common Stock to beneficial owners that are not "exempt recipients" and that fail to provide in the manner required by regulation certain identifying information.

     Payment of the proceeds of a sale of Common Stock by or through a United States office of a broker is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Stock by or through a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes a U.S. person, a controlled foreign corporation, or a foreign person that derives 50% or more of its gross income for a certain period from the conduct of a trade or business in the United States, or, after December 31, 1998, if such broker is a foreign partnership, in which one or more U.S. persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will be subject to information reporting, but not backup withholding, unless (1) such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or
(2) the beneficial owner otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

                                  UNDERWRITERS

     Under the terms and subject to the conditions in the Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the U.S. Underwriters named below for whom Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Petrie Parkman & Co., Inc. and Smith Barney Inc. are acting as U.S. Representatives, and the International Underwriters named below for whom Morgan Stanley & Co. International Limited, Merrill Lynch International, Petrie Parkman & Co., Inc. and Smith Barney Inc. are acting as International Representatives, have severally agreed to purchase, and the Company has agreed to sell to them, the respective number of shares of Common Stock set forth opposite the names of such Underwriters below:

                                                              NUMBER OF
                            NAME                                SHARES
                            ----                              ----------
U.S. Underwriters:
  Morgan Stanley & Co. Incorporated.........................   1,835,000
  Merrill Lynch, Pierce, Fenner & Smith Incorporated........   1,835,000
  Petrie Parkman & Co., Inc. ...............................   1,835,000
  Smith Barney Inc. ........................................   1,835,000
  CIBC Oppenheimer Corp. ...................................     180,000
  Credit Suisse First Boston Corporation....................     180,000
  Dain Rauscher Incorporated................................      90,000
  A.G. Edwards & Sons, Inc. ................................     180,000
  Goldman, Sachs & Co. .....................................     180,000
  Howard, Weil, Labouisse, Friedrichs Incorporated..........     180,000
  Jefferies & Company, Inc. ................................     180,000
  Edward D. Jones & Co., L.P. ..............................      90,000
  Lehman Brothers Inc. .....................................     180,000
  J.P. Morgan Securities Inc. ..............................     180,000
  PaineWebber Incorporated..................................     180,000
  Prudential Securities Incorporated........................     180,000
  Scotia Capital Markets (USA) Inc. ........................     180,000
                                                              ----------
     Subtotal...............................................   9,500,000
                                                              ----------
International Underwriters:
  Morgan Stanley & Co. International Limited ...............     325,000
  Merrill Lynch International...............................     325,000
  Petrie Parkman & Co., Inc. ...............................     325,000
  Smith Barney Inc. ........................................     325,000
  Kleinwort Benson Limited..................................     100,000
  UBS Limited...............................................     100,000
                                                              ----------
     Subtotal...............................................   1,500,000
                                                              ----------
          Total.............................................  11,000,000
                                                              ==========

     The U.S. Underwriters and the International Underwriters, and the U.S. Representatives and the International Representatives, are collectively referred to as the "Underwriters" and the "Representatives," respectively. The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the shares of Common Stock offered hereby (other than those covered by the U.S. Underwriters' over-allotment option described below) if any such shares are taken. All shares of Common Stock to be purchased by the Underwriters under the Underwriting Agreement are referred to herein as the "Shares."

     Pursuant to the Agreement between U.S. and International Underwriters, each U.S. Underwriter has represented and agreed that, with certain exceptions: (i) it is not purchasing any Shares for the account of anyone other than a United States or Canadian Person (as defined herein) and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares outside the United States or Canada or to anyone other than a United States or Canadian Person. Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has represented and agreed that, with certain exceptions: (i) it is not purchasing any Shares for the account of any United States or Canadian Person and (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares in the United States or Canada or to any United States or Canadian Person. With respect to any Underwriter that is a U.S. Underwriter and an International Underwriter, the foregoing representations and agreements (i) made by it in its capacity as a U.S. Underwriter apply only to it in its capacity as a U.S. Underwriter and (ii) made by it in its capacity as an International Underwriter apply only to it in its capacity as an International Underwriter. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement between U.S. and International Underwriters. As used herein, "United States or Canadian Person" means any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person.

     Pursuant to the Agreement between U.S. and International Underwriters, sales may be made between the U.S. Underwriters and International Underwriters of any number of Shares as may be mutually agreed.
The per share price of any Shares sold shall be the public offering price set forth on the cover page hereof, in United States dollars, less an amount not greater than the per share amount of the concession to dealers set forth below.

     Pursuant to the Agreement between U.S. and International Underwriters, each U.S. Underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any Shares, directly or indirectly, in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and has represented that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made. Each U.S. Underwriter has further agreed to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such Shares in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and that any offer or sale of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer or sale is made, and that such dealer will deliver to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

     Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has represented and agreed that (i) it has not offered or sold and, prior to the date six months after the closing date for the sale of the Shares to the International Underwriters, will not offer or sell, any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Shares in, from, or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the offering of the Shares to a person who is a kind described in Article 11(3) of the Financial Services Act 1986

(Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     Pursuant to the Agreement between U.S. and International Underwriters, each International Underwriter has further represented that it has not offered or sold, and has agreed not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the Shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law. Each International Underwriter has further agreed to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such Shares, directly or indirectly, in Japan or to or for the account of any resident thereof except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law, and that such dealer will send to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

     The Underwriters initially propose to offer part of the shares of Common Stock directly to the public at the public offering price set forth on the cover page hereof and part to certain dealers at a price that represents a concession not in excess of $1.25 a share under the public offering price. Any Underwriter may allow, and such dealers may reallow, a concession not in excess of $.10 a share to other Underwriters or to certain other dealers. After the initial offering of the shares of Common Stock, the offering price and other selling terms may from time to time be varied by the Representatives.

     Pursuant to the Underwriting Agreement, the Company has granted to the U.S. Underwriters an option, exercisable for 30 days from the date of this Prospectus Supplement, to purchase up to an aggregate of 1,650,000 additional shares of Common Stock at the public offering price set forth on the cover page hereof, less underwriting discounts and commissions. The U.S. Underwriters may exercise such option to purchase solely for the purpose of covering over-allotments, if any, made in connection with the Equity Offering by the U.S. Underwriters. To the extent such option is exercised, each U.S. Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock as the number set forth next to such U.S. Underwriter's name in the preceding table bears to the total number of shares of Common Stock set forth next to the names of all U.S. Underwriters in the preceding table.

     The Company and certain of its executive officers and directors have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it and they will not, during the period ending 90 days after the date of this Prospectus Supplement, (i) register, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than pursuant to (x) existing stock option, employee benefit or dividend reinvestment plans, (y) future acquisitions, provided that, the recipients of such shares agree to be bound by similar restrictions, or (z) pursuant to the Additional Offerings) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The restrictions described in this paragraph do not apply to the sale of the Shares to the Underwriters.

     In order to facilitate the Equity Offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the Underwriters may over-allot in connection with the Equity Offering, creating a short position in the Common Stock for their own account. In addition, to cover over-allotments or to stabilize the price of the Common Stock, the Underwriters may bid for, and purchase, shares of Common Stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing the Common Stock in the Equity Offering, if the syndicate repurchases previously distributed Common Stock in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

     The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

     The Underwriters have performed various investment banking services for the Company in the past and may do so from time to time in the future. Morgan Stanley & Co. Incorporated, Petrie Parkman & Co., Inc. and Salomon Brothers Inc (an affiliate of Smith Barney Inc., one of the Underwriters) each advised K N Energy with regard to the Acquisition for which they each received customary compensation. Merrill Lynch, Pierce, Fenner & Smith Incorporated served as an underwriter of the Company's public offering of debentures in October 1997. Salomon Brothers Inc and Merrill Lynch, Pierce, Fenner & Smith Incorporated were initial purchasers of the 8.56% Capital Trust Securities of K N Capital Trust I in April 1997, and received customary compensation therefor. Morgan Stanley & Co. Incorporated is also participating as an underwriter in the Debt Offerings. Affiliates of certain Underwriters are lenders under the Bank Facility and the Company intends to use a portion of the net proceeds of the Equity Offering to refinance or repay a portion of the indebtedness incurred under the Bank Facility. Because more than 10% of the net proceeds of this Offering will be paid to affiliates of members of The National Association of Securities Dealers (the "NASD"), the Offering is being made pursuant to Rule 2710(c)(8) of the Conduct Rules of the NASD.

                                    EXPERTS

     The consolidated financial statements of K N Energy, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The consolidated financial statements of MidCon Corp. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Common Stock will be passed upon for K N Energy by Martha B. Wyrsch, General Counsel of the Company (who as of January 29, 1998 owned 2,553 shares of Common Stock and held options to purchase an additional 32,299 shares of Common Stock), Simpson Thacher & Bartlett, New York, New York and Polsinelli, White, Vardeman & Shalton, Kansas City, Missouri. Certain legal matters will be passed upon for the Underwriters by Davis Polk & Wardwell, New York, New York. Martha B. Wyrsch, Simpson Thacher & Bartlett and Davis Polk & Wardwell will rely on Polsinelli, White, Vardeman & Shalton as to matters of Kansas law.

                                            As Filed Pursuant to Rule 424(b)(2)
                                            Registration No. 333-44421


PROSPECTUS SUPPLEMENT

(To Prospectus dated January 30, 1998)

                               11,000,000 Shares

                                K N Energy, Inc.
                                                                            LOGO
                                  COMMON STOCK
                            ------------------------
ALL OF THE SHARES OF COMMON STOCK OFFERED HEREBY ARE BEING SOLD BY THE COMPANY.
  OF THE 11,000,000 SHARES OF COMMON STOCK BEING OFFERED, 1,500,000 SHARES ARE
      BEING OFFERED INITIALLY OUTSIDE THE UNITED STATES AND CANADA BY THE INTERNATIONAL UNDERWRITERS AND 9,500,000 SHARES ARE BEING OFFERED INITIALLY IN THE UNITED STATES AND CANADA BY THE U.S. UNDERWRITERS. SEE "UNDERWRITERS." THE
COMPANY'S COMMON STOCK IS LISTED ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL "KNE." ON MARCH 4, 1998 THE REPORTED LAST SALE PRICE OF THE COMMON STOCK ON THE
                   NEW YORK STOCK EXCHANGE WAS $52 PER SHARE.
                            ------------------------

     On January 30, 1998, the Company acquired all of the outstanding capital stock of MidCon Corp. from Occidental Petroleum Corporation for $2.1 billion in cash and a short-term note in the aggregate principal amount of $1.39 billion. The Company will use the net proceeds from the sale of the Common Stock offered hereby to repay a portion of the indebtedness incurred in connection with such acquisition. Concurrently with this offering, the Company is offering $2.35 billion aggregate principal amount of senior notes of varying maturities. The closings of this offering and the debt offerings are not conditioned upon each other.
                            ------------------------
SEE "RISK FACTORS" BEGINNING ON PAGE S-11 FOR CERTAIN INFORMATION RELEVANT TO AN
                         INVESTMENT IN THE SECURITIES.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
  SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                               PRICE $52 A SHARE
                            ------------------------

                                                                   UNDERWRITING
                                         PRICE TO                  DISCOUNTS AND                    PROCEEDS TO
                                         PUBLIC                    COMMISSIONS(1)                   COMPANY(2)
                                         ------------------------- ------------------------- -------------------------
Per Share.............................   $52.00                    $2.03                     $49.97
Total (3).............................   $572,000,000              $22,330,000               $549,670,000

------------
    (1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriters."

    (2) Before deducting offering expenses payable by the Company estimated at $750,000.

    (3) The Company has granted to the U.S. Underwriters an option, exercisable within 30 days of the date hereof, to purchase up to an aggregate of 1,650,000 additional shares of Common Stock at the price to public, less underwriting discounts and commissions, for the purpose of covering over-allotments, if any. If the U.S. Underwriters exercise such option in full, the total price to public, underwriting discounts and commissions and proceeds to company will be $657,800,000, $25,679,500 and $632,120,500, respectively. See "Underwriters."
                            ------------------------

    The shares of Common Stock are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Davis Polk & Wardwell, counsel for the Underwriters. It is expected that delivery of the shares of Common Stock will be made on or about March 10, 1998 at the office of Morgan Stanley & Co. Incorporated, New York, New York, against payment therefor in immediately available funds.
                            ------------------------
MORGAN STANLEY DEAN WITTER
        MERRILL LYNCH INTERNATIONAL
                 PETRIE PARKMAN & CO.
                          SALOMON SMITH BARNEY INTERNATIONAL
March 4, 1998

                                             As Filed Pursuant to Rule 424(b)(2)
                                             Registration No. 333-44421



PROSPECTUS SUPPLEMENT

(To Prospectus dated January 30, 1998)

                                 $2,350,000,000

                                K N Energy, Inc.              [KN ENERGY LOGO]
                    $500,000,000 6.45% SENIOR NOTES DUE 2003
                    $500,000,000 6.65% SENIOR NOTES DUE 2005
                    $300,000,000 6.80% SENIOR NOTES DUE 2008
                 $500,000,000 7.25% SENIOR DEBENTURES DUE 2028
                 $150,000,000 7.45% SENIOR DEBENTURES DUE 2098
          $400,000,000 6.30% RESET PUT SECURITIES (REPS(SM)) DUE 2021*
                            ------------------------
 THE 2003 SENIOR NOTES, THE 2005 SENIOR NOTES, THE 2008 SENIOR NOTES, THE 2028 SENIOR DEBENTURES, THE 2098 SENIOR DEBENTURES (COLLECTIVELY, THE "SENIOR NOTES")
      AND THE 2021 REPS (COLLECTIVELY, WITH THE SENIOR NOTES, THE "OFFERED SECURITIES") WILL MATURE ON MARCH 1, 2003, MARCH 1, 2005, MARCH 1, 2008, MARCH 1, 2028, MARCH 1, 2098 AND MARCH 1, 2021, RESPECTIVELY. THE OFFERED SECURITIES
(OTHER THAN THE 2003 SENIOR NOTES AND THE 2005 SENIOR NOTES) WILL BE REDEEMABLE
 AS SET FORTH HEREIN UNDER "DESCRIPTION OF OFFERED SECURITIES." EACH SERIES OF
  OFFERED SECURITIES WILL BE REPRESENTED BY ONE OR MORE GLOBAL DEBT SECURITIES REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") OR ITS
 NOMINEE. BENEFICIAL INTERESTS IN THE GLOBAL DEBT SECURITIES WILL BE SHOWN ON,
   AND TRANSFERS THEREOF WILL BE EFFECTED THROUGH, RECORDS MAINTAINED BY THE DEPOSITARY OR ITS PARTICIPANTS. EXCEPT AS DESCRIBED HEREIN, OFFERED SECURITIES
     IN DEFINITIVE FORM WILL NOT BE ISSUED. SEE "DESCRIPTION OF THE OFFERED
      SECURITIES -- BOOK ENTRY SYSTEM" HEREIN AND "DESCRIPTION OF THE DEBT SECURITIES -- PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT
     SECURITIES -- GLOBAL DEBT SECURITIES" IN THE ACCOMPANYING PROSPECTUS.

    CONCURRENTLY WITH THESE OFFERINGS (THE "DEBT OFFERINGS"), THE COMPANY IS OFFERING 11,000,000 SHARES OF COMMON STOCK (THE "EQUITY OFFERING" AND, TOGETHER
 WITH THE DEBT OFFERINGS, THE "OFFERINGS"). THE CLOSINGS OF THE EQUITY OFFERING
          AND THE DEBT OFFERINGS ARE NOT CONDITIONED UPON EACH OTHER.
                            ------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE S-12 FOR CERTAIN INFORMATION RELEVANT TO AN
                         INVESTMENT IN THE SECURITIES.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
  SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                                                   UNDERWRITING
                                             PRICE                DISCOUNTS AND              PROCEEDS TO
                                          TO PUBLIC(1)            COMMISSIONS(2)           COMPANY(1)(3)(4)
                                          ------------            --------------           ----------------
Per 2003 Senior Note..................      99.822%                  .600%                     99.222%
Per 2005 Senior Note..................      99.755%                  .625%                     99.130%
Per 2008 Senior Note..................      99.752%                  .650%                     99.102%
Per 2028 Senior Debenture.............      99.784%                  .875%                     98.909%
Per 2098 Senior Debenture.............      99.496%                  1.125%                    98.371%
Per 2021 REPS.........................      99.929%                  .350%                    102.579%
          Total.......................   $2,345,021,000           $15,537,500              $2,341,483,500

------------
(1) Plus accrued interest, if any, from March 9, 1998.
(2) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriters."
(3) Before deducting expenses payable by the Company estimated at $1,250,000.
(4) Represents consideration for the 2021 REPS, which includes consideration for the Call Option.
                            ------------------------

    * REPS is a service mark of Morgan Stanley, Dean Witter, Discover & Co.
                            ------------------------
    The Offered Securities are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Davis Polk & Wardwell, counsel for the Underwriters. It is expected that delivery of the Offered Securities will be made in book-entry form through the book-entry facilities of The Depository Trust Company on or about March 9, 1998, against payment therefor in immediately available funds.
                            ------------------------

MORGAN STANLEY DEAN WITTER
       BANCAMERICA ROBERTSON STEPHENS
            CHASE SECURITIES INC.
                  LEHMAN BROTHERS
                         J.P. MORGAN & CO.
                               NATIONSBANC MONTGOMERY SECURITIES LLC
March 4, 1998

     CERTAIN PERSONS PARTICIPATING IN THE DEBT OFFERINGS MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICES OF THE OFFERED SECURITIES. SPECIFICALLY, THE UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE DEBT OFFERINGS, AND MAY BID FOR, AND PURCHASE THE OFFERED SECURITIES IN THE OPEN MARKET. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITERS."

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, AGENT OR DEALER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED SECURITIES OFFERED HEREBY, NOR DO THEY CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT WITH THE ACCOMPANYING PROSPECTUS NOR ANY OFFER OR SALE MADE HEREBY SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary...............................   S-4
Risk Factors................................................  S-12
Use of Proceeds.............................................  S-16
The Acquisition and the Financing Plan......................  S-17
Capitalization..............................................  S-20
Unaudited Pro Forma Consolidated Financial Statements.......  S-22
Selected Historical Financial Information for K N Energy....  S-28
Selected Historical Financial Information for MidCon........  S-30
The Combined Company........................................  S-32
K N Energy, Inc.............................................  S-36
MidCon Corp.................................................  S-40
Regulation..................................................  S-44
Description of Offered Securities...........................  S-49
Certain United States Federal Income Tax Considerations.....  S-56
Underwriters................................................  S-60
Experts.....................................................  S-61
Legal Matters...............................................  S-61

PROSPECTUS
Available Information.......................................     3
Incorporation of Certain Documents by Reference.............     4
K N Energy, Inc. ...........................................     4
The Trust...................................................     4
Use of Proceeds.............................................     6
Ratios of Earnings to Fixed Charges.........................     6
Description of the Preferred Securities.....................     7
Description of the Trust Debentures.........................     7
Description of the Guarantee................................    13
Relationship Among the Preferred Securities, the Trust
  Debentures and the Guarantee..............................    15
Description of the Debt Securities..........................    16
Description of Capital Stock................................    28
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................    31
Book-Entry Issuance.........................................    32
Plan of Distribution........................................    33
Legal Matters...............................................    35
Experts.....................................................    35

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following information does not purport to be complete and is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus or incorporated by reference herein or therein. As used in this Prospectus Supplement and the accompanying Prospectus "the Company," "K N" and "K N Energy" refer to K N Energy, Inc., together with its consolidated subsidiaries (including MidCon), unless the context otherwise requires. As used in this Prospectus Supplement, "MidCon" refers to MidCon Corp., together with its consolidated subsidiaries, unless the context otherwise requires. All volumes of natural gas referred to herein are stated at a pressure base of 14.73 pounds per square inch absolute and at 60 degrees Fahrenheit and, in most instances, are rounded to the nearest major multiple. The term "Mcf" means thousand cubic feet, the term "MMcf" means million cubic feet, the term "Bcf" means billion cubic feet and the term "Tcf" means trillion cubic feet. The term "MMBtus" means million British thermal units ("Btus"). "NGLs" refers to natural gas liquids, which consist of ethane, propane, butane, iso-butane and natural gasoline. The term "Bbls" means barrels. Prospective investors should carefully consider the matters discussed under the caption "Risk Factors."

                                  INTRODUCTION

     On January 30, 1998, K N Energy acquired all of the outstanding capital stock of MidCon from Occidental Petroleum Corporation ("Occidental") (the "Acquisition") for $2.1 billion in cash and a short-term note in the aggregate principal amount of $1.39 billion (the "Substitute Note"), which was collateralized at the closing by letters of credit issued under a $4.5 billion Bank Facility (as defined herein). As a result of the Acquisition, MidCon became a wholly-owned subsidiary of K N Energy. The total amount of funds required by K N to complete the Acquisition, pay related fees and expenses and to repay borrowings under the Company's existing credit facility was approximately $2,543 million and was financed with borrowings made under the Bank Facility. The Company will use the net proceeds from these offerings of senior notes of varying maturities in an aggregate principal amount of $2.35 billion and the Equity Offering to refinance borrowings under the Bank Facility incurred in connection with the Acquisition and to purchase U.S. government securities to replace a portion of the letters of credit that collateralize the Substitute Note. The Company intends to purchase additional U.S. government securities to replace the letters of credit and to further refinance borrowings under the Bank Facility in the first half of 1998 through the sale of preferred capital trust securities and mandatorily convertible preferred capital trust securities of subsidiary trusts (the "Additional Offerings," and together with the Offerings and the Company's borrowings under the Bank Facility in connection with the Acquisition, the "Financing Plan"). The closings of the Debt Offerings and the Equity Offering are not conditioned upon each other.

                                 THE COMPANIES

K N ENERGY

     K N Energy is an integrated energy services provider whose operations include the gathering, processing, transportation and storage of natural gas and the marketing of natural gas and NGLs. As of December 31, 1997, the Company operated over 12,300 miles of interstate and intrastate pipelines and over 8,800 miles of gathering and processing pipeline that connect major supply areas with major consuming areas in the Western and Mid-Continent United States. The Company also owned or operated at such date 19 natural gas processing plants with total processing capacity of approximately 1.7 Bcf per day, including the Bushton complex in the Hugoton Basin, one of the largest natural gas extraction facilities in the United States, and 7 storage facilities with 827 MMcf per day of withdrawal capacity. As of December 31, 1997, the Company's regulated retail natural gas business served over 210,000 customers in Colorado, Nebraska and Wyoming (excluding customers served by the Company's Kansas natural gas distribution assets). The Company also markets innovative products and services, such as the Simple Choice(sm) ("Simple Choice") menu of products and call center services designed for residential consumers, utilities, and small businesses through its 50% owned EN-able(sm), LLC ("EN-able") affiliate.

     The Company's principal offices are located at 370 Van Gordon Street, Lakewood, CO 80228, and its telephone number is (303) 989-1740.

MIDCON CORP.

     MidCon is engaged in the purchase, gathering, processing, transmission, storage and sale of natural gas to utilities, municipalities and industrial and commercial users. MidCon operates over 14,000 miles of natural gas pipelines which are strategically located in the center of the North American pipeline grid. These pipeline assets include two major interconnected transmission pipelines terminating in the Chicago area: one originating in West Texas and the other in the Gulf Coast areas of Texas and Louisiana, as well as a major intrastate pipeline located in Texas. In 1997, MidCon delivered an average of over 6.1 Bcf per day of natural gas. MidCon is one of the largest and lowest cost transporters of natural gas to the Chicago market and in 1997 delivered an average of 2.6 Bcf per day of natural gas to the Chicago metropolitan area, representing 60% of the total natural gas delivered to that market during the same period. MidCon is also one of the nation's largest storage operators with approximately 600 Bcf of total natural gas storage capacity near its major markets, over 200 Bcf of working gas and up to 4.4 Bcf per day of peak deliverability from its facilities as of December 31, 1997. MidCon also purchases electricity from electric utilities and other electric power producers and marketers and resells the electricity to wholesale and end-use customers.

THE COMBINED COMPANY

     As a result of the Acquisition, K N Energy is one of the largest integrated natural gas companies in the United States. On a pro forma basis as of December 31, 1997, the Company owned and/or operated over 26,000 miles of interstate, intrastate and offshore natural gas transmission pipeline, approximately 10,000 miles of gathering pipeline, approximately 7,200 miles of local distribution pipeline (excluding K N's Kansas natural gas distribution assets) and 16 storage facilities with storage capacity of more than 250 Bcf of working gas. On a pro forma basis, the Company also is one of the largest transporters and marketers of natural gas in the United States with average sales volumes of approximately 3.7 Bcf of natural gas per day and average transportation volumes of approximately 5.2 Bcf of natural gas per day. On a pro forma basis as of December 31, 1997, the Company had $8.6 billion in assets, and pro forma for the year ended December 31, 1997, the Company had operating revenues of $5.2 billion, operating income of $359.7 million and net income of $97.1 million.

     In addition to significantly increasing the Company's size and scope of operations as well as its geographic presence, management believes the Acquisition also provides K N with a strong platform for future growth. The Company now has pipeline assets in 16 states and access to several of the largest natural gas markets in the United States, including Chicago, Houston, Kansas City and Denver. In addition, the Company has access to natural gas supplies in the major natural gas supply basins in the United States, including those in the Mid-Continent, West Texas, Rocky Mountain and Gulf Coast regions. As a result of the Acquisition, the Company is also one of the nation's largest owners and operators of natural gas storage assets in both supply and market areas. Management believes these assets are strategically located and will allow the Company to become a major supplier of storage service, particularly in the Chicago market. Management believes that the Acquisition also significantly broadens the Company's retail presence in both the residential and small business market segments.

BUSINESS STRATEGY

     The Company's objective is to enhance its assets and operations along all segments of the natural gas "value stream" by increasing access to supplies of natural gas for the Company's upstream gathering and processing facilities, delivering that supply through K N's midstream transmission pipelines and marketing that supply to a broad range of downstream end users, including utility, residential, commercial, agricultural and industrial customers. The Company believes that it has developed several competitive strengths that will enable it to continue to successfully implement this strategy, including: (i) extensive natural gas infrastructure from the wellhead to the burner tip, (ii) access to natural gas supplies in several of the largest domestic natural gas producing areas, (iii) access to natural gas markets in some of the largest natural gas consuming areas in the Midwest, Texas and the Rocky Mountains, (iv) a management team which combines an entrepreneurial spirit with significant experience in the natural gas industry, (v) a strong track record of quickly and successfully integrating acquisitions and (vi) a commitment to providing superior customer service. Management believes the Acquisition is consistent with the Company's strategy. The key elements of the Company's strategy include the following:

     Optimize operation of the Company's assets. Over the past several years, K N has been able to generate significant value through the improved operation of its assets. With the Acquisition, the Company has identified several opportunities for the optimization of operations through the integration and consolidation of MidCon's assets with those of K N. By connecting pipelines to proximate gathering facilities, relocating processing facilities and reconfiguring certain operations, the Company believes it can increase throughputs, lower costs and thereby significantly improve the operating results of these assets. Specifically, K N plans to integrate and consolidate its gathering, processing and intrastate pipelines in West Texas with MidCon's assets in the region. K N also plans to build an interconnect between the Amarillo Line of MidCon's Natural Gas Pipeline Company of America ("NGPL") pipeline and K N's Bushton natural gas processing plant. In addition, the Company believes that the combination of K N's supply area storage with MidCon's market area storage provides additional opportunities for the Company to arbitrage regional and seasonal natural gas price differentials.

     Aggressively pursue new markets. K N will continue to pursue opportunities to gain additional market share along the MidCon and K N pipeline systems. K N is currently executing this strategy by expanding its marketing presence in the Denver metropolitan area through construction of the Front Runner Pipeline, and in Kansas City through the construction of an additional lateral pipeline. Both of these cities represent markets that the Company believes have been historically underserved by gas pipelines and that are easily reached through extensions of K N's current pipelines. The Company believes that, given MidCon's pipeline system and its low-cost position, the Acquisition also provides significant additional opportunities to continue to access new markets and significantly increase the Company's market share.

     Leverage regulated assets by developing complementary unregulated businesses. K N seeks to build or acquire unregulated businesses that complement its core regulated assets. A key component of K N's growth has been its ability to evolve from a 99% regulated entity in 1990 to a 48% regulated entity at December 31, 1997 based on operating income. As an example of this strategy, K N has successfully taken advantage of several unregulated gathering, processing and marketing opportunities in the Rocky Mountains and Midwest in conjunction with the development and operation of its regulated Pony Express Pipeline. Management believes that MidCon's assets, which are largely regulated, present additional opportunities for K N to continue to pursue this strategy. For the year ended December 31, 1997, approximately 70% of the Company's pro forma operating income was derived from regulated assets, compared with approximately 48% for K N's historical business on a stand-alone basis. The Company's goal is to increase the operating income derived from unregulated assets to approximately 50% over time. The Company also believes it can improve the profitability of certain of MidCon's gathering assets through a spin-down of such assets from a regulated affiliate to unregulated affiliates. By transferring these assets to unregulated affiliates, the Company believes it will be able to achieve increased operational flexibility, lower costs and take advantage of opportunities to increase system throughput.

     Pursue strategic acquisitions, alliances, joint ventures and partnerships. K N will continue to pursue acquisitions and strategic alliances that create new business opportunities and enhance its existing operations. The Company maintains a highly disciplined approach to acquisitions in order to identify investments that logically expand K N's business into contiguous markets, help increase economies of scale and provide opportunities to leverage regulated businesses by developing complementary unregulated businesses. The Company has established a number of strategic alliances, joint ventures and partnerships to reach its goals. For example, the Wildhorse Energy Partners, LLC ("Wildhorse") gathering and marketing joint venture with Tom Brown, Inc. ("TBI"), pursuant to which TBI has dedicated all of its uncommitted Rocky Mountain gas production, has enhanced the Company's access to gas supply. The Company also formed a partnership to develop the TransColorado pipeline and provide increased market access for isolated Rocky Mountain gas. In 1997, the Company and PacifiCorp Holdings, Inc. formed EN-able, a joint venture to exploit retail opportunities presented by deregulation of the retail electric and gas utility industries. The Company believes that the Acquisition provides not only a significant platform from which to pursue additional complementary acquisitions, but also greatly enhances the value of K N as a potential partner.

  Maintain and enhance the Company's position as a low-cost provider. The Company is a low-cost provider of natural gas gathering, processing and transportation services and is constantly seeking opportunities to reduce costs further without compromising safety or sacrificing customer service. Recent operational changes consistent with this strategy include re-routing gas from high cost plants into the more efficient Bushton system and the exchange of underperforming assets in Texas for transmission assets needed to transport new gathering volumes and which enhanced the performance of other K N assets. NGPL is currently one of the lowest cost transporters of gas in the Mid-Continent region and as a result, management believes that the Company is now in an even stronger position to preserve or increase market share than its higher-cost competitors, particularly in the event that additional gas comes into the Chicago market from Canada. In addition, the increased access to additional supply sources from MidCon's pipelines should support K N's low-cost position. The Company also expects to realize annual operating and administrative savings beginning in 1998 primarily due to the consolidation of operations and activities that are duplicative with those of MidCon and improved utilization of assets.

  Expand the Company's retail presence. In order to take advantage of the rapidly changing competitive landscape in the utility industry, the Company has developed value-added products and services to offer to its customers beyond the traditional energy commodity. As part of this strategy, K N developed Simple Choice which offers consumers, through their local utilities, a bundled package of energy, communications and entertainment products serviced through one call and itemized on one bill. The Simple Choice package of services is marketed to other utilities through the Company's EN-able joint venture with PacifiCorp Holdings, Inc. By licensing Simple Choice to other gas, electric and water utilities, EN-able creates partnerships that allow utility partners to play a broader role in providing a range of products and services to the home, and allows EN-able to build a larger retail presence in the marketplace more quickly than it could on its own. EN-able also provides back-office support to its utility partners, including infrastructure support for customer care and billing functions and marketing channels. Management believes MidCon's retail marketing operations, which are conducted through mc squared Inc. ("mc squared") and which market gas and electricity principally to commercial and industrial customers, complement the operations of EN-able.

                               THE DEBT OFFERINGS

Offered Securities......... $500 million principal amount of 6.45% Senior Notes due 2003
                             $500 million principal amount of 6.65% Senior Notes
                            due 2005
                             $300 million principal amount of 6.80% Senior Notes
                            due 2008
                             $500 million principal amount of 7.25% Senior
                            Debentures due 2028
                             $150 million principal amount of 7.45% Senior
                            Debentures due 2098
                             $400 million principal amount of 6.30% REPS due
                            2021

Maturity Dates............. 2003 Senior Notes -- March 1, 2003
                             2005 Senior Notes -- March 1, 2005
                             2008 Senior Notes -- March 1, 2008
                             2028 Senior Debentures -- March 1, 2028
                             2098 Senior Debentures -- March 1, 2098
                             2021 REPS -- March 1, 2021

Interest Payment Dates.....  March 1 and September 1 of each year, commencing
                               September 1, 1998.

Ranking....................  The Offered Securities will be senior unsecured obligations of the Company and will rank pari passu in right of payment with the Company's obligations under all its existing and future senior unsecured indebtedness.

Redemption.................  The 2003 Senior Notes and the 2005 Senior Notes
                               will not be redeemable prior to maturity. The 2008 Senior Notes, the 2028 Senior Debentures and the 2098 Senior Debentures will be redeemable in whole or in part, at the option of the Company at any time, at redemption prices as set forth herein under "Description of Offered
                               Securities -- The Senior Notes -- Redemption."

                             The 2021 REPS will be subject to mandatory
                               redemption from the then existing holders on March 1, 2001 either (i) through the exercise of the Call Option (as defined herein) by Morgan Stanley & Co. International Limited (the "Callholder"), or (ii) in the event the Callholder does not exercise the Call Option, the automatic exercise of the Mandatory Put (as defined herein) by First Trust National Association (the "Debt Trustee") on behalf of the holders. If the Callholder elects to purchase the 2021 REPS, the 2021 REPS will be acquired by the Callholder from the holders on March 1, 2001 (the "Coupon Reset Date") at 100% of the principal amount thereof. If the Callholder for any reason does not elect to purchase the 2021 REPS on the Coupon Reset Date, the Company will be required to repurchase the 2021 REPS from the holders on March 1, 2001 at 100% of the principal amount thereof. See "Description of Offered
                               Securities -- The 2021 REPS -- Call Option;
                               Mandatory Put."

Interest Rates.............  Each series of Senior Notes will bear interest at the annual rate contained in its title.

                             The 2021 REPS will bear interest at the rate of
                               6.30% until the Coupon Reset Date. If the
                               Callholder has elected to exercise the Call
                               Option, the interest rate on the 2021 REPS will be reset by the Calculation Agent (as defined herein) effective on the Coupon Reset Date pursuant to the Coupon Reset Process. See "Description of Offered Securities -- The 2021 REPS -- Coupon Reset Process if the Notes are Called."

Certain Covenants..........  The Senior Debt Indenture governing the Offered
                               Securities contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to create liens, enter into sale and lease-back transactions, and engage in mergers and consolidations or transfer substantially all of the Company's assets. See "Description of the Debt Securities" in the accompanying Prospectus.

Use of Proceeds............  The net proceeds from the Debt Offerings will be used to refinance borrowings under the Bank
                               Facility and to purchase U.S. government securities to collateralize the Substitute Note and replace a portion of the letters of credit currently collateralizing the Substitute Note. See "The Acquisition and Financing Plan" and "Use of Proceeds."

Equity Offering............  The Company is concurrently offering to the public
                               11,000,000 shares of common stock. The closings of the Debt Offerings and the Equity Offering are not conditioned upon each other.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

     The following table presents summary historical statement of operations data for each of K N Energy and MidCon for the year ended December 31, 1997 and pro forma summary financial information for K N Energy for the year ended December 31, 1997 assuming that the Acquisition and the Offerings occurred at January 1, 1997. The historical information for both K N and MidCon has been derived from audited financial statements. The unaudited pro forma balance sheet information at December 31, 1997 is presented as if the Acquisition and the Offerings had occurred on that date. The unaudited pro forma statement of operations data are not necessarily indicative of the financial results that would have occurred had the Acquisition and the Offerings been consummated on the date indicated, nor are they necessarily indicative of future financial results. The information set forth below should be read in conjunction with the historical financial statements of each of K N Energy and MidCon and the notes thereto incorporated by reference herein and the "Unaudited Pro Forma Consolidated Financial Statements" included elsewhere in this Prospectus Supplement.

                                                                     YEAR ENDED DECEMBER 31, 1997
                                                             ---------------------------------------------
                                                                     HISTORICAL
                                                             ---------------------------
                                                                K N             MIDCON          PRO FORMA
                                                             ----------       ----------       -----------
                                                                                               (UNAUDITED)
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Operating revenues......................................   $2,145,118       $3,045,081       $5,190,199
  Operating costs and expenses............................    2,002,869        2,832,648        4,830,530
                                                             ----------       ----------       ----------
  Operating income........................................      142,249          212,433          359,669
  Other income and (deductions):
    Interest expense......................................      (43,495)        (241,838)        (256,638)
    Minority interests....................................       (8,706)              --           (8,706)
    Other, net............................................       23,110           23,469           50,531
                                                             ----------       ----------       ----------
  Income (loss) before income taxes.......................      113,158           (5,936)         144,856
  Income taxes............................................       35,661           (1,426)          47,716
                                                             ----------       ----------       ----------
  Net income (loss).......................................       77,497           (4,510)          97,140
  Preferred stock dividends...............................          350               --              350
                                                             ----------       ----------       ----------
  Earnings available for common shares....................   $   77,147       $   (4,510)      $   96,790
                                                             ==========       ==========       ==========
  Diluted earnings per common share.......................   $     2.45               --       $     2.28
  Number of shares used in computing diluted earnings per
    common share..........................................       31,538               --           42,538
  Dividends per common share..............................   $     1.09               --       $     1.09
OTHER FINANCIAL DATA:
  EBITDA(1)...............................................   $  212,647       $  385,501       $  606,900
  Capital expenditures and acquisitions...................      429,683           95,598               --
  Depreciation and amortization...........................       55,994          149,599          205,406

                                                  AS OF DECEMBER 31, 1997
                                           -------------------------------------
                                                  HISTORICAL
                                           ------------------------
                                              K N         MIDCON      PRO FORMA
                                           ----------   -----------   ----------
                                                                      (UNAUDITED)

                                                      (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents..............  $   22,471   $   14,122    $   22,471
  Current assets.........................     576,530      977,155     1,598,083
  Investments in U.S. government
    securities...........................          --           --       360,102(3)
  Total assets...........................   2,305,805    6,527,668     8,630,922
  Current liabilities....................     796,811      898,015     2,470,322
  ESOP debt..............................          --    1,372,458            --
  Long-term debt.........................     553,816    1,600,000     2,903,816
  K N-obligated mandatorily redeemable
    preferred capital trust securities of
    subsidiary trust holding solely
    debentures of K N....................     100,000           --       100,000
  Minority interests in equity of
    subsidiaries.........................      47,303        7,331        54,634
  Preferred stock........................       7,000           --         7,000
  Common stockholders' equity............     606,132      736,471     1,155,052

                                                  AS OF DECEMBER 31, 1997
                                           -------------------------------------
                                              K N         MIDCON       COMBINED
                                           ----------   -----------   ----------
OPERATING DATA:
  Miles of pipeline
    Interstate...........................       6,970       10,527        17,497
    Intrastate...........................       5,367        2,617         7,984
    Offshore.............................          --          695           695
    Gathering and processing.............       8,829        1,211        10,040
    Distribution(2)......................       8,724           --         8,724
  Gas processing plants
    Number of plants.....................          19            4            23
    Total processing capacity (MMcf per
      day)...............................       1,695          750         2,445
  Natural gas storage facilities
    Number of storage facilities.........           7            9            16
    Total withdrawal capacity (MMcf per
      day)...............................         827        4,400         5,227

---------------
(1) EBITDA represents net income plus income taxes, interest expense, depreciation, and amortization expense. EBITDA is not presented as an indicator of the Company's operating performance, an indicator of cash available for discretionary spending or as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures of other companies.

(2) Includes K N's Kansas natural gas distribution assets which will be sold upon receipt of regulatory approval.

(3) Represents the purchase of U.S. government securities which, combined with the letters of credit issued under the Bank Facility, will satisfy K N's obligation to collateralize the Substitute Note.

                                  RISK FACTORS

     Prospective purchasers of the Offered Securities should carefully review the information contained elsewhere in this Prospectus Supplement or in the accompanying Prospectus or incorporated by reference herein or therein and should particularly consider the following matters.

ACQUISITION OF MIDCON; INTEGRATION OF BUSINESSES OF K N ENERGY AND MIDCON

     The Acquisition has significantly increased the size of K N's operations. This significant increase in size substantially increases the demands placed upon the Company's management, including demands resulting from the need to integrate operations of MidCon with those of K N. The Company believes that a key benefit to be realized from the Acquisition will be the integration of its and MidCon's assets. There can be no assurance, however, that K N Energy will not encounter difficulties in integrating MidCon's operations with its own or that the expected benefits will be realized from such integration. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations; integrating different strategies and integrating personnel with disparate business backgrounds and corporate cultures. There can be no assurance that K N Energy and MidCon will be able to integrate effectively or in a timely manner. Nor can there be any assurance that, even if integrated, the Company's product and service offerings will be successful. Among the factors considered by K N Energy in connection with the Acquisition were the opportunities for synergies expected to be achieved from the Acquisition. However, there can be no assurance that K N Energy will achieve the desired levels of synergies and related revenue growth and cost savings when anticipated or at all. Failure to achieve the desired levels of synergies could have a material adverse effect on the business, results of operations, liquidity and financial condition of K N Energy.

     In connection with the Acquisition, the Company became obligated with respect to MidCon's liabilities including, without limitation, liabilities with respect to environmental matters, liabilities (including liabilities with respect to retiree welfare benefits) under MidCon's employee benefits plans and the obligations of Occidental's insurance subsidiary with respect to insurance policies previously issued to MidCon. Pursuant to the stock purchase agreement for the Acquisition (the "Agreement"), Occidental has indemnified the Company with respect to some of these liabilities, including all liabilities with respect to MidCon's employee stock ownership plan. However, there can be no assurance that any of the liabilities will not adversely affect the Company's results of operations or financial condition. The representations and warranties contained in the Agreement generally survive the closing of the Acquisition for one year. There can be no assurance that liabilities will not arise that are not covered by Occidental's indemnity of K N or that such liabilities may not arise following such one-year period. See "The Acquisition and the Financing Plan."

EFFECT OF SUBSTANTIAL LEVERAGE

     K N Energy incurred substantial additional indebtedness in connection with the Acquisition. After giving effect to the Acquisition and the Offerings, as of December 31, 1997, K N Energy would have had total debt of $4,329.4 million and stockholders' equity (including the 8.56% Series B Capital Trust Securities of K N Capital Trust I) of $1,262.1 million, resulting in a total debt to total capital ratio of 77.4% (75.9% net of U.S. government securities held as collateral). In addition, depending on prevailing financial, economic and market conditions K N Energy may be unable to consummate the Additional Offerings necessary to replace the letters of credit and refinance the remainder of the borrowings under the Bank Facility in accordance with the Financing Plan. Accordingly, the amount of outstanding indebtedness may be greater than contemplated under the Financing Plan and stockholders' equity may be lower than contemplated under the Financing Plan. Failure to refinance substantially all of the borrowings and extensions of credit under the Bank Facility within 364 days of the closing of the Acquisition will result in an event of default under the Bank Facility and could result in acceleration of the indebtedness under the Bank Facility. See "Capitalization" and "The Acquisition and the Financing
Plan -- The Financing Plan." K N Energy may also incur additional indebtedness in the future, including in connection with other acquisitions, although its ability to do so will be restricted by the Bank Facility. See "The Acquisition and the Financing Plan -- Description of Bank Facility."

     K N Energy's leverage may have important consequences to holders of the Offered Securities, including: (i) limiting K N Energy's ability to obtain additional financing to fund future working capital requirements, capital expenditures, debt service requirements, acquisitions or other general corporate requirements; (ii) requiring a substantial portion of K N Energy's cash flow from operations to be dedicated to payment of principal and interest on its indebtedness, thereby reducing the funds available for operations and future business opportunities; (iii) placing K N Energy at a competitive disadvantage to companies with which it competes that may be less leveraged; and (iv) increasing K N Energy's vulnerability to adverse economic and industry conditions. In addition, since certain of K N Energy's borrowings may be at variable rates of interest, K N Energy will be vulnerable to increases in interest rates, which could have a material adverse effect on K N Energy's results of operations, liquidity and financial condition. K N Energy's ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness depends on its future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control. There can be no assurance that K N Energy's business will continue to generate cash flow from operations in the future sufficient to service its debt and make necessary capital expenditures. If unable to generate such cash flow, K N Energy may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital. There can be no assurance that any of these strategies could be effected on satisfactory terms or without substantial additional expense to K N Energy. These and other factors could have a material adverse effect on the results of operations, liquidity and financial condition of K N Energy.

     The Bank Facility imposes financial and other restrictions on K N Energy and also requires K N Energy to make payments in respect of the collateralization of the Substitute Note, interest and outstanding principal, including from the proceeds of certain issuances of capital stock or indebtedness. See "The Acquisition and the Financing Plan -- Description of Bank Facility." Covenants contained in the Bank Facility and relating to certain other indebtedness of K N limit, among other things, the incurrence of funded indebtedness by K N and its subsidiaries and, in the event of a downgrade in the ratings of K N's long-term senior unsecured debt, impose minimum EBITDA/interest and net worth requirements. There can be no assurance that the requirements of the Bank Facility or such other indebtedness will be met in the future. Failure to comply with such covenants may result in a default with respect to the related debt under the Bank Facility or such other indebtedness and could lead to acceleration of such debt or any instruments evidencing indebtedness that contain cross-acceleration or cross-default provisions. In such a case, there can be no assurance that K N Energy would be able to refinance or otherwise repay such indebtedness.

RISKS RELATING TO ACQUISITION STRATEGY

     A substantial portion of the Company's growth over the last several years has been attributable to acquisitions. A principal component of the Company's strategy is to continue to acquire assets or businesses that are logical extensions of its existing assets or businesses in order to increase the efficiency of its existing assets. See "The Combined Company -- Business Strategy." The Company's ability to achieve its goals will be dependent upon a number of factors, including the Company's ability to identify acceptable acquisition candidates, consummate acquisitions on favorable terms, successfully integrate acquired businesses, increase its gas throughput into new markets and obtain financing to support its growth. There can be no assurance that the Company will be successful in implementing its acquisition strategy or that such strategy will improve operating results.

COMPETITION

     The Company competes with other pipeline companies, marketers and brokers of varying size, resources and experience as well as with producers who are able to market gas directly to wholesale and end-use markets. Factors influencing the competitive environment include (i) regulatory changes that provide greater access to markets by gas producers and marketers, (ii) the ability of certain markets to switch to alternative fuels at favorable prices, and (iii) increased pipeline and gas storage capacity in the United States. In addition, natural gas competes with fuel oil, coal, propane and electricity as an energy source in the areas served by the Company's interstate pipeline system and retail natural gas business. The Company expects that such competition will increase as a result of the continued implementation of FERC Order 636 and state retail unbundling initiatives. In addition, the Company's gas gathering, processing and marketing operations depend in large part on the ability of the Company to assess and respond to changing market conditions in negotiating gas purchase and sale agreements and to obtain satisfactory margins between the purchase price of its natural gas supply and the sales price for such residual gas volumes and the NGLs processed.

     As FERC Order 636 continues to be implemented, increased competition for market share has led to the announcement of new pipeline projects for increased capacity. Given the major supplies of gas in the Rocky Mountains, San Juan Basin and Western Canada, and the relatively high natural gas prices in the Midwest and Northeast, the major projects have focused on constructing new pipelines which transport gas from Western Canada to the Midwest (including Northern Border, Alliance and Transvoyageur), and new pipelines which redirect gas from the Midwest to the Northeast and Eastern Canada (including Independence/Market Link (in which MidCon has an interest), Millenium, Eastern Express, Spectrum/Excelsior, Tristate and Vector). While proposals for the projects mentioned above have been announced or filed with regulatory authorities, it is unlikely that all of them will ultimately be completed. Nevertheless, given its strategic location at the center of the North American pipeline grid, Chicago is likely to develop into a major natural gas trading hub for the rapidly growing demand markets in the Midwest and Northeast. To the extent additional pipeline capacity into Chicago is constructed, the Company's financial position and results of operations could be adversely affected. The Company intends to try to mitigate any negative impact over time with additional market growth and expansion of capacity to move volumes east of Chicago to the heavily populated northeastern corridor of the United States.

FLUCTUATING COMMODITY PRICES

     The products of K N's natural gas processing operations, including NGLs, residue gas and related by-products, are commodities. As such, their prices are often subject to material changes in response to relatively minor changes in supply and demand, general economic conditions and other market conditions over which K N has no control. Other market conditions affecting the Company's natural gas processing business include the availability and prices of alternative energy and feedstock sources, government regulation, industry-wide inventory levels, the seasons, the weather and the impact of energy conservation efforts.

     A decrease in the difference between NGL and natural gas prices results in lower unit margins on natural gas volumes processed, and may result in lower volumes processed, or lower recoveries of certain NGLs (primarily ethane) at certain plants. Generally, the prices contained in natural gas processing supply contracts are tied to a current or index price and, therefore, adjust with changes in overall market conditions. In addition, K N is contractually able to mitigate the effect of contracting processing margins by reducing recoveries until the margin between NGL and natural gas prices improves. A prolonged contraction of the margin between NGLs and natural gas could materially adversely affect the financial condition and results of K N's natural gas processing operations.

REGULATION; PENDING REGULATORY PROCEEDINGS

     K N Energy and MidCon are both regulated by the Federal Energy Regulatory Commission (the "FERC") in accordance with the Natural Gas Act of 1938, as amended (the "Natural Gas Act") and the Natural Gas Policy Act of 1978, as amended (the "Natural Gas Policy Act"). The FERC regulates the interstate transportation of natural gas, including, among other things, rates and charges allowed natural gas companies, construction, extensions and abandonments of facilities and service, rates of depreciation and amortization and accounting systems. As a result of the Acquisition, approximately 70% of the operating income of K N will be derived from regulated assets. Although the Company has in the past successfully converted to unregulated status certain existing gathering and processing assets and intends to take similar action with respect to certain assets of MidCon, there can be no assurance that the Company will receive the requisite approvals to "spin down" such assets, or once converted to unregulated status, that the FERC will not attempt to reassert jurisdiction over such assets. See "Regulation -- Federal and State Regulation."

     In addition, K N Energy and MidCon are currently parties to various regulatory and rate proceedings relating to the establishment of rates for service, terms and conditions of service, authorizations to own and construct new facilities as well as complaints from customers relating to the implementation of each company's tariff governing authorized services. There have also been proceedings from time to time relating to cost recovery issues arising out of contract expirations, gas supply realignment and other transition issues. Both companies regularly attempt to reach comprehensive settlements with the parties in pending cases which would resolve the issues in a given matter. Both companies to date have been successful in resolving major rate and certificate cases arising out of significant restructuring of the regulated industries. It is contemplated that each company will continue to pursue a business strategy which will pursue settlement of regulatory proceedings where settlement is prudent. While negotiated settlement of such disputes is encouraged by the FERC and state regulatory bodies, such settlements remain subject to the FERC or state regulatory review and approval. Whether the FERC or state regulators will approve such settlements in the form filed or whether a particular regulatory proceeding will be otherwise resolved in a manner satisfactory to the Company cannot be predicted with certainty, and the business of the Company could be adversely affected thereby. For a description of certain regulatory proceedings in which K N Energy and MidCon are currently involved, see "Regulation -- Federal and State Regulation."

     The Company's operations and properties, including those of MidCon acquired in the Acquisition, are also subject to extensive and evolving Federal, state and local laws and regulations governing the release or discharge of regulated materials into the environment or otherwise relating to environmental or safety protection. Numerous governmental departments issue rules and regulations to implement and enforce such laws which are often difficult and costly to comply with and which carry substantial penalties for failure to comply. These laws and regulations can also impose liability for remedial costs on the owner or operator of properties or the generators of waste materials, regardless of fault. Moreover, the trends toward stricter standards in environmental legislation and regulation are expected to continue. The Company expects to incur certain costs to comply with environmental laws and regulations. See "Regulation -- Environmental Regulation."

     While the Company is not aware of any environmental liabilities or conditions that would have a material adverse effect on the business, results of operations or financial condition of the Company, there is an inherent risk of the incurrence of environmental or safety costs and liabilities in the business of the Company due to its handling of natural gas and other regulated substances and there can be no assurances that future events, such as changes in existing laws, the promulgation of new laws, or the development of new facts or conditions, will not cause the Company to incur significant costs.

FORWARD-LOOKING STATEMENTS

     Certain of the matters discussed under the captions "Prospectus Supplement Summary," "Risk Factors," "Unaudited Pro Forma Consolidated Financial Statements," "The Combined Company," "K N Energy, Inc.," "MidCon Corp." and elsewhere in this Prospectus Supplement include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Although the Company believes that these statements are based upon reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements contained herein include, among other factors, the pace of deregulation of retail natural gas and electricity markets in the United States, other federal and state regulatory developments, the timing and extent of changes in commodity prices for oil, gas, NGLs, electricity and interest rates, the extent of the Company's success in acquiring natural gas facilities, the ability of the Company to successfully integrate MidCon and other acquisition candidates into its operations, the timing and success of efforts to develop power, pipeline and other projects, political developments in foreign countries and conditions of the capital markets and equity markets during the periods covered by the forward-looking statements.

                                USE OF PROCEEDS

     The net proceeds of the Debt Offerings are estimated to be approximately $2,340.2 million. K N intends to use such net proceeds to refinance a portion of the indebtedness incurred under the Bank Facility in connection with the Acquisition and to purchase U.S. government securities to collateralize the Substitute Note and replace a portion of the letters of credit issued under the Bank Facility currently collateralizing the Substitute Note. As of February 1, 1998 the Acquisition borrowings bore interest at 6.16%. All of the borrowings and extensions of credit under the Bank Facility mature on January 29, 1999 other than borrowings under the $400 Million Facility (as defined herein) which matures on January 30, 2003. See "The Acquisition and the Financing Plan."

                     THE ACQUISITION AND THE FINANCING PLAN

THE ACQUISITION

     Pursuant to the Agreement, on January 30, 1998, the Company paid approximately $2.1 billion in cash and issued the Substitute Note in an aggregate principal amount of approximately $1.39 billion to Occidental to acquire the outstanding shares of capital stock of MidCon (the "MidCon Shares") and a note in a like aggregate principal amount issued to Occidental by MidCon's employee stock ownership plan (the "ESOP Note"). In connection with the planned termination of MidCon's employee stock ownership plan following the Acquisition, the ESOP Note was cancelled. The Substitute Note is required to be paid in full on January 4, 1999 and bears interest at a rate equal to 5.798%. The Company is required to collateralize the Substitute Note plus an amount equal to 105 days of accrued interest with U.S. government securities or one or more letters of credit, or a combination thereof. Such amounts were initially collateralized with letters of credit which the Company intends to replace with U.S. government securities purchased with the proceeds of the Offerings and the Additional Offerings. See "Use of Proceeds" and "-- The Financing Plan."

     The Agreement contains representations and warranties of each of Occidental and the Company, which survive the closing for one year (except as to certain tax matters, which survive for two years), and customary covenants. In connection with its acquisition of the MidCon Shares, the Company became obligated with respect to MidCon's liabilities, including, without limitation, liabilities with respect to environmental matters, liabilities under MidCon's benefit plans for active and retired employees and the obligations of Occidental's insurance subsidiary with respect to insurance policies previously issued to MidCon. Each party has agreed to indemnify the other party for certain losses or liabilities incurred as a result of a breach of representation or warranty or covenant and, in the case of Occidental, to indemnify the Company for certain losses or liabilities arising out of MidCon's employee stock ownership plan.

     As a result of various regulatory requirements, prior to the consummation of the Acquisition, MidCon dividended all of the issued and outstanding capital stock of MidCon Power Services Corp. ("MidCon Power"), a wholly-owned subsidiary of MidCon, to Occidental. K N and Occidental have entered into a separate stock transfer agreement for the acquisition of all the issued and outstanding capital stock of MidCon Power by K N. The acquisition of the MidCon Power capital stock by K N was contingent on the FERC approving the transaction, which approval was received on March 2, 1998. The closing of the MidCon Power acquisition is expected to occur by mid-March 1998.

THE FINANCING PLAN

     The total amount of funds required by K N Energy to complete the Acquisition, including payment of related transaction costs, was approximately $2,543 million, which was financed through borrowings under Credit Agreements, dated as of January 30, 1998 (the "Bank Facility"), among the Company, Morgan Guaranty Trust Company of New York ("Morgan Guaranty"), an affiliate of J.P. Morgan Securities Inc., and a syndicate of other lenders. The Bank Facility replaced the Company's Amended and Restated Credit Agreement, dated as of March 7, 1997, among the Company, Morgan Guaranty and a syndicate of other lenders (the "1997 Credit Agreement"). In addition, the Company issued the Substitute Note which, pursuant to the Agreement, was collateralized by letters of credit issued under the Bank Facility. The Company intends to refinance borrowings under the Bank Facility and purchase U.S. government securities to replace a portion of the letters of credit issued under the Bank Facility through the Offerings. The Company intends to purchase additional U.S. government securities to collateralize the Substitute Note and replace the letters of credit and further refinance borrowings under the Bank Facility through the issuance of approximately $400 million of mandatorily convertible preferred capital trust securities of a subsidiary trust and approximately $228 million of preferred capital trust securities of another subsidiary trust during the first half of 1998. The Company is required to refinance $4.1 billion of borrowings and the extension of credit under several letters of credit under the Bank Facility within 364 days following the consummation of the Acquisition.

     At the closing of the Acquisition, the financing was provided as follows:

                                                                 AMOUNT
                                                              -------------
                                                              (IN MILLIONS)
SOURCES OF FUNDS:
  Borrowings under the Bank Facility........................    $2,529.0
  Cash on hand at MidCon....................................        14.1
                                                                --------
          Total sources of funds............................    $2,543.1
                                                                ========
USES OF FUNDS:
  Cash consideration to Occidental..........................    $2,103.9
  Repay borrowings under 1997 Credit Agreement..............       329.2
  Estimated transaction costs...............................        60.0
  Working capital adjustment (estimate).....................        50.0
                                                                --------
          Total uses of funds...............................    $2,543.1
                                                                ========

     The Company intends to refinance indebtedness incurred under the Bank Facility in connection with the Acquisition and to purchase U.S. government securities to replace the letters of credit under the Bank Facility collateralizing the Substitute Note prior to maturity with the proceeds of the Offerings and the following Additional Offerings and other borrowings. There can be no assurance that the Company will be able to complete any or all of the Additional Offerings. See "Risk Factors -- Effect of Substantial Leverage."

                                                                 AMOUNT
                                                              -------------
                                                              (IN MILLIONS)
SOURCES OF FUNDS:
  Proceeds from the Equity Offering.........................    $  572.0
  Proceeds from the Debt Offerings..........................     2,350.0
  Additional Offerings
     Proceeds from preferred capital trust securities.......       228.0
     Proceeds from mandatorily convertible preferred capital
       trust securities.....................................       400.0
                                                                --------
          Total sources of funds............................    $3,550.0
                                                                ========
USES OF FUNDS:
  Repayment of borrowings under Bank Facility...............    $2,108.1
  Purchase of U.S. government securities as collateral for
     the Substitute Note....................................     1,394.8
  Estimated fees and expenses...............................        47.1
                                                                --------
          Total uses of funds...............................    $3,550.0
                                                                ========

DESCRIPTION OF BANK FACILITY

     The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms of the Bank Facility.

     The Bank Facility provides for indebtedness in an aggregate principal amount not to exceed $4.5 billion, which consists of the following credit facilities: (a) an approximately $1.39 billion letter of credit facility providing for the issuance of letters of credit for the benefit of Occidental to support the Substitute Note (the "L/C Facility"); (b) a $2.1 billion revolving credit facility providing for revolving loans to the Company in an aggregate principal amount not to exceed $2.1 billion (the "$2.1 Billion Facility"); (c) a $400 million revolving credit facility providing for revolving loans to the Company and the issuance of letters of credit for the account of the Company in an aggregate principal amount at any time not to exceed $400 million (of which not more than $100 million may be represented by letters of credit) (the "$400 Million Facility"); and (d) a $600 million revolving credit facility providing for revolving loans to the Company in an aggregate principal amount at any time not to exceed $600 million (the "$600 Million Facility"). The L/C Facility and the $2.1 Billion Facility may be used solely in connection with the Acquisition. The $400 Million Facility and the $600 Million Facility may be used for general corporate purposes and replace the 1997 Credit Agreement.

     The L/C Facility, the $2.1 Billion Facility and the $600 Million Facility have maturities of 364 days. The $400 Million Facility has a maturity of five years. The $2.1 Billion Facility has been drawn in its entirety and all monies borrowed thereunder were used to finance a portion of the Acquisition. The Company intends to refinance indebtedness incurred and extensions of credit under the Bank Facility in connection with the Acquisition through the Offerings and the Additional Offerings. See "-- The Financing Plan" and "Capitalization."

     At the Company's option, revolving credit commitments may be permanently reduced, in whole or in part, at any time in minimum amounts of $10 million or any larger multiples of $1 million. At the Company's option, the interest rates per annum applicable to the Bank Facility will be either LIBOR, Adjusted CD or Base Rate and, in the case of both the $400 Million Facility and the $600 Million Facility, Money Market Absolute and Money Market LIBOR (each as defined in the Bank Facility) plus, in the case of LIBOR and Adjusted CD, an agreed upon margin based on credit ratings assigned to the long-term senior unsecured debt of the Company by Moody's Investors Service, Inc. ("Moody's") and Standard and Poor's Ratings Services ("S&P") and, in the case of Money Market LIBOR, a margin over or under LIBOR determined for the applicable interest period. As used herein, the term "Base Rate" means the higher of Morgan Guaranty's prime rate or the federal funds rate plus 0.50%.

     Letter of credit fees are based on the credit ratings described in the immediately preceding paragraph. The Company is also required to pay a per annum utilization fee equal to 12.5 basis points on all borrowings if 50% or more of such facility is outstanding at the time of such borrowing.

     The Bank Facility covenants include, without limitation, a limit on total consolidated subsidiary debt to 10% of the Company's total consolidated debt, a limitation on total consolidated debt to 87% percent of total capitalization at the closing of the Acquisition (67% after the consummation of the Offerings and the Additional Offerings), a limitation on consolidated debt of any material subsidiary to 65% of the consolidated total capitalization of such material subsidiary, a restriction on liens on the assets of the Company or its subsidiaries and a minimum consolidated net worth requirement of at least $570 million plus (i) 50% of incremental consolidated net income and (ii) 80% of any increase in net worth resulting from the issuance of certain securities. In the event of a downgrade by either of S&P or Moody's to below BBB- or Baa3, respectively, financial covenants will include a minimum EBITDA to interest requirement.

                                 CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of K N at December 31, 1997 (i) on a historical basis, (ii) as adjusted for (a) the Offerings and application of the proceeds therefrom and (b) the acquisition of MidCon, including the incurrence of borrowings under the Bank Facility in connection with the Acquisition and (iii) as adjusted for the completion of K N's plans for refinancing the indebtedness under the Bank Facility through the Additional Offerings. See "The Acquisition and the Financing Plan". There can be no assurance that the Company will be able to complete any or all of the Additional Offerings, or that the proceeds from the Additional Offerings will be as currently contemplated. The closings of the Equity Offering and the Debt Offerings are not conditioned upon each other. This table should be read in conjunction with the consolidated financial statements of K N and MidCon incorporated by reference herein and the "Unaudited Pro Forma Consolidated Financial Statements" and the notes thereto included elsewhere herein.

                                                                         DECEMBER 31, 1997
                                             --------------------------------------------------------------------------
                                                             ADJUSTMENTS     AS ADJUSTED
                                                               FOR THE         FOR THE      ADJUSTMENTS     AS ADJUSTED
                                                              OFFERINGS       OFFERINGS       FOR THE         FOR THE
                                                  K N          AND THE         AND THE      ADDITIONAL      ADDITIONAL
                                              HISTORICAL     ACQUISITION     ACQUISITION     OFFERINGS       OFFERINGS
                                             -------------   -----------     ------------   -----------     -----------
                                                                           (IN THOUSANDS)
Securities held as collateral for
  Substitute Note..........................           --     $  360,102(1)    $  360,102(1) $  421,024(5)   $1,394,846
                                                             ==========       ==========                    ==========
                                                                                               613,720(6)
Short-term debt:
  Current maturities of long-term debt.....   $   30,751                      $   30,751                    $   30,751
  Borrowings under 1997 Credit Agreement...      329,200     $ (329,200)(2)           --                            --
  Borrowings under Bank Facility...........           --      2,199,852(2)                     421,024(5)      421,024
                                                                329,200(2)
                                                             (1,980,132)(1)
                                                               (548,920)(3)
  Substitute Note due January 1, 1999......           --      1,394,846(4)     1,394,846                     1,394,846
                                              ----------                      ----------                    ----------
        Total short-term debt..............   $  359,951                      $1,425,597                    $1,846,621
                                              ==========                      ==========                    ==========
Long-term debt.............................   $  553,816      2,350,000(1)    $2,903,816                    $2,903,816

K N-obligated mandatorily redeemable
  preferred capital trust securities of
  subsidiary trusts holding solely
  debentures of K N(7).....................      100,000                         100,000       228,000(6)      328,000

K N-obligated mandatorily convertible
  preferred capital trust securities of
  subsidiary trust holding solely
  debentures of K N(7).....................           --                              --       388,000(6)      388,000

Stockholders' equity:
  Preferred stock (200,000 Class A shares
    authorized, 70,000 outstanding and
    2,000,000 Class B shares authorized,
    none outstanding)......................        7,000                           7,000                         7,000
  Common stock (50,000,000 shares
    authorized, 32,024,557
    outstanding)(8)........................      160,123         55,000(3)       215,123                       215,123
  Additional paid-in capital...............      270,678        493,920(3)       764,598                       764,598
  Retained earnings........................      185,658                         185,658                       185,658
  Deferred compensation....................       (9,203)                         (9,203)                       (9,203)
  Treasury stock...........................       (1,124)                         (1,124)                       (1,124)
                                              ----------                      ----------                    ----------
    Total stockholders' equity.............      613,132                       1,162,052                     1,162,052
                                              ----------                      ----------                    ----------
        Total capitalization...............   $1,266,948                      $4,165,868                    $4,781,868
                                              ==========                      ==========                    ==========

---------------

(1) Gives effect to the issuance of $2.35 billion principal amount of long-term debt securities and application of the net proceeds of $2.34 billion to (i) the reduction of borrowings under the Bank Facility and (ii) the purchase of U.S. government securities to collateralize in part the Substitute Note.

(2) Gives effect to acquisition debt totalling approximately $2.5 billion, including $329.2 million which was used to repay amounts borrowed under the 1997 Credit Agreement.

(3) Gives effect to the issuance of 11,000,000 shares of Common Stock (assuming no exercise of the underwriters' over-allotment option) at a public offering price of $52 per share and the application of the net proceeds of $549 million to the reduction of acquisition debt.

(4) Pursuant to the Agreement, the Company issued the Substitute Note to Occidental for the total principal amount due on the ESOP Note of $1,386 million plus accrued interest to the date of closing, which totalled approximately $8.8 million. The Substitute Note matures on January 1, 1999 and has been initially collateralized by letters of credit issued under the L/C Facility. It is currently the Company's intention to collateralize the Substitute Note with U.S. government securities. See Notes (5) and (6).

(5) Gives effect to incremental borrowings under the Bank Facility and application of the proceeds to purchase U.S. government securities to collateralize in part the Substitute Note.

(6) Gives effect to the issuance of $228 million of mandatorily redeemable preferred capital trust securities and $400 million of mandatorily convertible preferred capital trust securities and application of the net proceeds of $226 million and $388 million, respectively, to purchase $614 million of U.S. government securities to serve as a portion of the required collateral for the Substitute Note.

(7) The sole assets of the trusts are or will be debentures of K N. Upon prepayment of such debentures, the related capital securities will be mandatorily redeemable.

(8) In February 1998, K N Energy's board of directors approved an increase in the number of authorized shares of Common Stock to 150,000,000. Such increase is subject to shareholder approval.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements give effect to the Acquisition and to the Offerings. The unaudited pro forma condensed balance sheet as of December 31, 1997 is presented as if the Acquisition and the Offerings had occurred on that date. The unaudited pro forma condensed statement of income for the year ended December 31, 1997 assumes that the Acquisition and the Offerings occurred at January 1, 1997. The Acquisition was recorded as a purchase for accounting purposes and, accordingly, the assets acquired and liabilities assumed have been reflected at their estimated respective fair market values.

     The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of K N and MidCon and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of K N incorporated herein by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. The unaudited pro forma condensed statement of income is not necessarily indicative of the financial results that would have occurred had the Acquisition been consummated on the dates indicated, nor is it necessarily indicative of future financial results.

     The pro forma adjustments are based on preliminary assumptions and estimates made by K N's management and do not reflect adjustments for anticipated operating efficiencies and cost savings which K N expects to achieve as a result of the Acquisition. The actual allocation of the consideration paid by K N for MidCon may differ from that reflected in the unaudited pro forma combined condensed financial statements after a more extensive review of the fair market values of the assets acquired and liabilities assumed has been completed. Amounts allocated will be based upon the estimated fair values at the closing date of the Acquisition, which amounts could vary significantly from the amounts at December 31, 1997.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                       ASSETS
                                                                   HISTORICAL                     PRO FORMA
                                                            -------------------------    ----------------------------
                                                            K N ENERGY      MIDCON       ADJUSTMENTS       COMBINED
                                                            ----------    -----------    ------------     -----------
Current Assets:
  Cash and Cash Equivalents...............................  $  22,471     $    14,122    $    (14,122)(a) $    22,471
  U.S. Government Securities..............................         --              --         360,102(b)      360,102
  Restricted Deposits.....................................     11,339          19,074                          30,413
  Accounts Receivable.....................................    409,937         479,086                         889,023
  Materials and Supplies..................................     13,476          16,938                          30,414
  Gas in Underground Storage..............................     33,558          33,730                          67,288
  Prepaid Gas.............................................      5,507              --                           5,507
  Other Prepaid Expenses..................................     16,687           7,774                          24,461
  Net Properties to Be Dividended, Net of Tax.............         --         301,582        (301,582)(c)          --
  Gas Imbalances and Other................................     63,555         104,849                         168,404
                                                            ----------    -----------    ------------     -----------
                                                              576,530         977,155          44,398       1,598,083
Investments...............................................    149,869          49,829                         199,698
Property, Plant and Equipment, at Cost....................  1,971,601       7,058,124        (206,370)(d)   8,823,355
Accumulated Depreciation and Amortization.................   (550,626)     (1,622,325)                     (2,172,951)
                                                            ----------    -----------    ------------     -----------
Net Property, Plant and Equipment.........................  1,420,975       5,435,799        (206,370)      6,650,404
Long-Term Receivable -- Occidental Petroleum..............         --          50,345         (50,345)(e)          --
Deferred Charges and Other Assets.........................    158,431          14,540           9,766(b)      182,737
                                                            ----------    -----------    ------------     -----------
        Total Assets......................................  $2,305,805    $ 6,527,668    $   (202,551)    $ 8,630,922
                                                            ==========    ===========    ============     ===========

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current Maturities of Long-Term Debt....................  $  30,751              --              --     $    30,751
  Notes Payable...........................................    329,200              --    $  2,199,852(a)           --
                                                                                           (1,980,132)(b)
                                                                                             (548,920)(f)
                                                                                             (329,200)(g)
                                                                                              329,200(g)
  Substitute Note.........................................         --              --       1,394,846(h)    1,394,846
  Accounts Payable........................................    334,418     $   316,756                         651,174
  Accrued Expenses........................................     37,264              --          25,000(d)       62,264
  Accrued Taxes...........................................      7,445              --                           7,445
  Dividend Payable........................................         --         301,582        (301,582)(c)          --
  Current portion of ESOP Debt............................         --          13,568         (13,568)(i)          --
  Gas Imbalances and Other................................     57,733         266,109              --         323,842
                                                            ----------    -----------    ------------     -----------
                                                              796,811         898,015         775,496       2,470,322
Deferred Liabilities, Credits and Reserves:
  Deferred Income Taxes...................................    168,583       1,684,548         (74,293)(d)   1,728,493
                                                                                              (50,345)(e)
  Other...................................................     26,160         228,845         (43,400)(j)     211,605
                                                            ----------    -----------    ------------     -----------
                                                              194,743       1,913,393        (168,038)      1,940,098
ESOP Debt.................................................         --       1,372,458      (1,372,458)(i)
Long-Term Debt............................................    553,816       1,600,000      (1,600,000)(k)   2,903,816
                                                                                            2,350,000(b)
K N-Obligated Mandatorily Redeemable Preferred Capital
  Trust Securities of Subsidiary Trust holding solely
  debentures of K N.......................................    100,000              --                         100,000
Minority Interests in Equity of Subsidiaries..............     47,303           7,331                          54,634
Stockholders' Equity:
  Preferred Stock.........................................      7,000              --                           7,000
  Common Stock............................................    160,123              14             (14)(l)     215,123
                                                                                               55,000(f)
  Additional Paid-in Capital..............................    270,678       2,001,938      (2,001,938)(l)     764,598
                                                                                              493,920(f)
  Retained Earnings.......................................    185,658          81,906         (81,906)(l)     185,658
  Unearned ESOP Shares....................................         --      (1,347,387)      1,347,387(l)           --
  Deferred Compensation...................................     (9,203)             --                          (9,203)
  Treasury Stock..........................................     (1,124)             --                          (1,124)
                                                            ----------    -----------    ------------     -----------
        Total Common Stockholders' Equity.................    606,132         736,471        (187,551)      1,155,052
                                                            ----------    -----------    ------------     -----------
        Total Stockholders' Equity........................    613,132         736,471        (187,551)      1,162,052
                                                            ----------    -----------    ------------     -----------
        Total Liabilities and Stockholders' Equity........  $2,305,805    $ 6,527,668    $   (202,551)    $ 8,630,922
                                                            ==========    ===========    ============     ===========

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 HISTORICAL                    PRO FORMA
                                          ------------------------    ---------------------------
                                          K N ENERGY      MIDCON      ADJUSTMENTS       COMBINED
                                          ----------    ----------    -----------      ----------
Operating Revenues......................  $2,145,118    $3,045,081                     $5,190,199
                                          ----------    ----------                     ----------
Operating Costs and Expenses:
  Gas Purchases and Other Costs of
     Sales..............................   1,724,671     2,540,928                      4,265,599
  Operations and Maintenance............     198,274       111,824     $  (4,800)(i)      305,298
  Depreciation and Amortization.........      55,994       149,599          (187)(m)      205,406
  Taxes, Other Than Income Taxes........      23,930        30,297                         54,227
                                          ----------    ----------     ---------       ----------
          Total Operating Costs and
            Expenses....................   2,002,869     2,832,648        (4,987)       4,830,530
                                          ----------    ----------     ---------       ----------
Operating Income........................     142,249       212,433         4,987          359,669
                                          ----------    ----------     ---------       ----------
Other Income and (Deductions):
  Interest Expense......................     (43,495)     (241,838)       15,158(n)      (256,638)
                                                                          13,537(o)
  Minority Interests....................      (8,706)           --                         (8,706)
  Other, Net............................      23,110        23,469       (13,507)(o)       50,531
                                                                            (726)(b)
                                                                          18,185(b)
                                          ----------    ----------     ---------       ----------
Total Other Income and (Deductions).....     (29,091)     (218,369)       32,647         (214,813)
                                          ----------    ----------     ---------       ----------
Income Before Income Taxes..............     113,158        (5,936)       37,634          144,856
Income Taxes............................      35,661        (1,426)       13,481(p)        47,716
                                          ----------    ----------     ---------       ----------
Net Income..............................      77,497        (4,510)       24,153           97,140
Less -- Preferred Stock Dividends.......         350            --                            350
                                          ----------    ----------     ---------       ----------
Earnings Available For Common Stock.....  $   77,147    $   (4,510)    $  24,153       $   96,790
                                          ----------    ----------     ---------       ----------
Diluted Earnings Per Common Share.......  $     2.45                                   $     2.28
Number of Shares Used in Computing
  Diluted Earnings Per Common Share.....      31,538                      11,000(f)        42,538
Dividends Per Common Share..............  $     1.09                                   $     1.09*

---------------
* Represents K N's historical dividends per common share

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

     (a) Acquisition debt is calculated based on the following assumptions:

                                                              (THOUSANDS)
                                                              -----------
  Cash Consideration Paid at Closing........................  $2,103,974
  Transaction Costs.........................................      60,000
  Working Capital Adjustment (estimated)....................      50,000
Less:
  MidCon Cash Balance at December 31, 1997..................     (14,122)
                                                              ----------
          Total Acquisition Debt............................  $2,199,852
                                                              ==========

         The acquisition debt, which will mature 364 days after draw-down, is shown as a current liability in the accompanying unaudited Pro Forma Condensed Balance Sheet, although it is currently K N's intention to refinance a significant portion of the acquisition debt through the issuance of debt and equity securities.

     (b) To record the Debt Offerings and application of the net proceeds of $2,340.2 million to (i) reduce short-term borrowings, including both borrowings under the Bank Facility utilized to effect the Acquisition and borrowings under the 1997 Credit Agreement and (ii) purchase U.S. government securities to serve as a portion of the required collateral for the Substitute Note. The Debt Offerings include notes and debentures with 6 separate maturities with varying terms and a weighted average interest rate of approximately 6.74%. The U.S. government securities held as collateral for the Substitute Note as provided for in the Agreement, are assumed to earn interest at 5.05%

     (c) Gives pro forma effect to the January 1, 1998 dividend by MidCon to a subsidiary of Occidental Petroleum Corporation of MidCon's 49% interest in a limited partnership which owns MidCon Texas Pipeline Corp.

     (d) The following preliminary allocation of purchase price to assets acquired and liabilities assumed reflects the assumption that current assets and current liabilities are carried at historical amounts which approximate their fair market value. The fair market value of property, plant and equipment includes a gas plant acquisition adjustment of approximately $3.8 billion which represents the excess of the estimated fair market value of MidCon's interstate pipeline assets over their recorded historical cost for regulatory purposes, which will be amortized over 35 years (approximately the estimated remaining life of MidCon's interstate pipeline assets).

                                                              (THOUSANDS)
                                                              -----------
CALCULATION OF PURCHASE PRICE:
  Cash Consideration Paid at Closing........................  $2,103,974
  Substitute Note Payable to Occidental.....................   1,394,846
  Transaction Costs.........................................      60,000
  Working Capital Adjustment (estimated)....................      50,000
                                                              ----------
          Total.............................................  $3,608,820
                                                              ==========
PRELIMINARY ALLOCATION OF PURCHASE PRICE
  Cash and Cash Equivalents.................................  $   14,122
  Restricted Deposits.......................................      19,074
  Accounts Receivable.......................................     479,086
  Materials and Supplies....................................      16,938
  Gas in Underground Storage................................      33,730
  Other Prepaid Expenses....................................       7,774
  Gas Imbalances and Other..................................     104,849

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                                                              (THOUSANDS)
                                                              -----------
  Investments...............................................      49,829
  Deferred Charges and Other Assets.........................      14,540
  Property, Plant and Equipment, Net(*).....................   5,229,429
  Accounts Payable..........................................    (316,756)
  Gas Imbalances and Other..................................    (266,109)
  Deferred Income Taxes(**).................................  (1,559,910)
  Other Non-Current Liabilities.............................    (185,445)
  Accrued Expenses..........................................     (25,000)
  Minority Interest in Unconsolidated Subsidiaries..........      (7,331)
                                                              ----------
          Total.............................................  $3,608,820
                                                              ==========

---------------
         (*) The fair market value assigned by K N, inclusive of the gas plant acquisition adjustment, is less than MidCon's historical book value (which included a gas plant acquisition adjustment of approximately $3.9 billion) by approximately $206.4 million.

        (**) The accumulated deferred income taxes associated with the assets being acquired and the liabilities being assumed (after K N's allocation of purchase price) are less than MidCon's historical accumulated deferred income taxes by approximately $74.3 million.

     (e) To eliminate the receivable and corresponding deferred taxes associated with deferred intercompany gains which will be settled at closing.

     (f) Gives effect to the issuance of the 11 million shares of Common Stock at an assumed public offering price of $52 per share and application of the net proceeds therefrom to the reduction of short-term borrowings.

     (g) Reflects the utilization of additional borrowings under the Bank Facility to repay the borrowings outstanding under the 1997 Credit Agreement.

     (h) In accordance with the terms of the Agreement, K N issued the Substitute Note to Occidental for the total of the principal due on the ESOP Note plus interest accrued to date of closing, a total of $1,394,846,000, bearing interest at approximately 5.80% and maturing on January 4, 1999. K N collateralized the Substitute Note with letters of credit under the Bank Facility at the closing of the Acquisition. It is currently K N's intention to purchase U.S. government securities with the proceeds of the Offerings, Additional Offerings and other funds as required to replace the L/C Facility.

     (i) Gives pro forma effect to the termination of MidCon's Employee Stock Ownership Plan instituted in November 1996, including cancellation of the related debt and removal of the associated administrative expenses.

     (j) Represents the elimination of the deferred net gain recorded in conjunction with MidCon's postretirement benefit plan.

     (k) Gives pro forma effect to the elimination of MidCon's long-term payable to Occidental recorded in conjunction with a November 30, 1996 dividend declaration of $1.6 billion.

     (l) Represents the elimination of the historical equity balances of MidCon.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (m) The pro forma adjustment to depreciation and amortization consists of the following:

                                                              (THOUSANDS)
                                                              -----------
  Elimination of MidCon's historical depreciation and
     amortization...........................................   $(149,599)
  K N's recomputed depreciation and amortization, see Note
     (d)....................................................     149,412
                                                               ---------
          Total.............................................   $    (187)
                                                               =========

     (n) The pro forma adjustment to interest expense consists of the following:

                                                                  (THOUSANDS)
                                                                  -----------
      Elimination of MidCon's historical interest expense on its
         ESOP Note..............................................   $(110,500)
      Elimination of MidCon's historical interest expense on its
         $1.6 billion payable to Occidental.....................    (128,200)
      Interest Expense on the Debt Offerings at 6.74%, see Note
         (b)....................................................     158,390
      Interest Expense at 5.80% on the Substitute Note, see
         Note(h)................................................      80,873
      Interest savings associated with the repayment of $329.2
         million outstanding under the 1997 Credit Agreement....     (22,188)
      Fee for letter of credit at 0.625% used to collateralize
         the Substitute Note, see Note(h).......................       6,467
                                                                   ---------
              Total.............................................   $ (15,158)
                                                                   =========

     (o) To eliminate facility fees and interest income associated with MidCon's participation in a sale of receivables facility, which participation terminated concurrently with closing of the Acquisition.

     (p) Represents the tax effect at the effective rate (equal to (i) the statutory federal income tax rate plus (ii) the statutory state income tax rate, net of federal income tax benefit) for all pre-tax pro forma adjustments not representing permanent book/tax differences.

            SELECTED HISTORICAL FINANCIAL INFORMATION FOR K N ENERGY

     The following table sets forth selected financial data for K N for each of the five fiscal years in the period ended December 31, 1997. This data should be read in conjunction with the historical financial statements and related notes of K N incorporated by reference herein.

                                                                                  YEAR ENDED DECEMBER 31,
                                                               --------------------------------------------------------------
                                                                  1993         1994         1995         1996         1997
                                                               ----------   ----------   ----------   ----------   ----------
                                                                         (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Operating revenues
  Gathering, processing and marketing services..............   $  730,895   $  838,474   $  854,462   $1,191,292   $1,866,327
  Interstate transportation and storage services............       99,838       21,044       22,217       25,352       23,757
  Retail natural gas services...............................      212,905      220,431      227,282      223,838      255,034
  Gas and oil production....................................        5,321       11,328        7,437           --           --
                                                               ----------   ----------   ----------   ----------   ----------
        Total operating revenues............................    1,048,959    1,091,277    1,111,398    1,440,482    2,145,118
Operating costs and expenses................................      968,085    1,036,398      996,036    1,305,681    2,002,869
                                                               ----------   ----------   ----------   ----------   ----------
Operating income............................................       80,874       54,879      115,362      134,801      142,249
Other income and (deductions):
  Interest expense..........................................      (30,513)     (31,605)     (34,211)     (35,933)     (43,495)
  Minority interests........................................          292         (659)        (905)      (2,946)      (8,706)
  Other, net................................................       (1,185)       2,206        1,326        3,794       23,110
                                                               ----------   ----------   ----------   ----------   ----------
Income before income taxes..................................       49,468       24,821       81,572       99,716      113,158
Income taxes................................................       18,599        9,500       29,050       35,897       35,661
                                                               ----------   ----------   ----------   ----------   ----------
Net income..................................................       30,869       15,321       52,522       63,819       77,497
Preferred stock dividends...................................          853          630          492          398          350
                                                               ----------   ----------   ----------   ----------   ----------
Earnings available for common stock.........................   $   30,016   $   14,691   $   52,030   $   63,421   $   77,147
                                                               ==========   ==========   ==========   ==========   ==========
Number of shares used in computing diluted earnings
  per common share..........................................       27,424       28,044       28,360       29,624       31,538
Diluted earnings per common share...........................   $     1.09   $     0.52   $     1.83   $     2.14   $     2,45
Dividends per common share..................................         0.51         0.76         1.01         1.05         1.09
OTHER FINANCIAL DATA:
Net cash flows from operating activities....................   $   67,943   $   91,212   $  129,580   $   80,829   $   97,503
EBITDA(1)...................................................      124,625      106,704      165,674      186,861      212,647
Capital expenditures and acquisitions.......................      148,301      101,742      111,258      267,124      429,683
Depreciation, depletion and amortization....................       44,644       50,278       49,891       51,212       55,994
Ratio of earnings to fixed charges(2).......................         2.41x        1.69x        3.07x        3.21x        2.72x

                                                                                     AS OF DECEMBER 31,
                                                               --------------------------------------------------------------
                                                                  1993         1994         1995         1996         1997
                                                               ----------   ----------   ----------   ----------   ----------
                                                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................   $   14,353   $   20,613   $   14,254   $   10,339   $   22,471
Current assets..............................................      312,856      279,314      306,799      454,824      576,530
Total assets................................................    1,169,275    1,172,384    1,257,457    1,629,720    2,305,805
Current liabilities.........................................      263,331      255,770      329,838      498,616      796,811
Long-term debt..............................................      335,190      334,644      315,564      423,676      553,816
K N-obligated mandatorily redeemable preferred capital trust securities of subsidiary trust holding solely debentures
  of K N....................................................           --           --           --           --      100,000
Minority interests in equity of subsidiaries................       13,775       13,231       14,277       26,333       47,303
Preferred stock.............................................        7,000        7,000        7,000        7,000        7,000
Common stockholders' equity.................................      391,462      393,686      426,760      519,794      606,132

                                                                      YEAR ENDED DECEMBER 31,
                                                               -------------------------------------
                                                               1993    1994    1995    1996    1997
                                                               -----   -----   -----   -----   -----
OPERATING DATA:
Interstate natural gas transportation volumes (Bcf).........     131     135     156     157     177
Gathering, processing and marketing services
  Gas sales volumes (Bcf)...................................     290     353     408     430     574
  Gathered volumes (Bcf)....................................     222     287     306     313     423
  Natural gas liquid sales (MM Gal).........................     241     375     388     470     717
Retail natural gas services
  Gas sales volumes (Bcf)...................................      42      41      39      35      39
  Transportation volumes (Bcf)..............................      15      19      27      33      35

                                                                    AS OF
                                                                DECEMBER 31,
                                                                    1997
                                                              -----------------
Miles of pipeline
  Interstate................................................        6,970
  Intrastate................................................        5,367
  Gathering and processing..................................        8,829
  Distribution(3)...........................................        8,724
Gas processing plants
  Number of plants..........................................           19
  Total processing capacity (MMcf per day)..................        1,695
Natural gas storage facilities
  Number of storage facilities..............................            7
  Total withdrawal capacity (Bcf per day)...................          0.8

---------------
(1) EBITDA represents net income plus income taxes, interest expense, depreciation, and amortization expense. EBITDA is not presented as an indicator of the Company's operating performance, an indicator of cash available for discretionary spending or as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures of other companies.

(2) Respecting the computation of the ratio of earnings to fixed charges see "Ratios of Earnings to Fixed Charges" in the accompanying Prospectus.

(3) Including K N's Kansas natural gas distribution assets the sale of which will close upon receipt of regulatory approval.

              SELECTED HISTORICAL FINANCIAL INFORMATION FOR MIDCON

     The following table sets forth selected financial data for MidCon for each of the five fiscal years in the period ended December 31, 1997. This data should be read in conjunction with the historical financial statements and related notes of MidCon incorporated by reference herein.

                                                                                YEAR ENDED DECEMBER 31,
                                                             --------------------------------------------------------------
                                                                1993         1994         1995         1996         1997
                                                             ----------   ----------   ----------   ----------   ----------
                                                                       (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues
  Gas sales, transportation, storage and other operating
    revenues...............................................  $2,403,185   $2,109,834   $2,038,444   $2,574,211   $3,045,081
  Interest and other income................................     261,598       24,486       11,686        1,187       13,115
  Earnings of pipeline ventures............................      10,760       13,100       18,155       12,716       11,799
                                                             ----------   ----------   ----------   ----------   ----------
        Total revenues.....................................   2,675,543    2,147,420    2,068,285    2,588,114    3,069,995
Costs and other deductions
  Cost of sales............................................   1,787,552    1,561,331    1,473,370    1,981,235    2,540,928
  Selling, general, administrative and other operating
    expenses...............................................     103,883      109,556      167,235      108,347      111,824
  Depreciation.............................................     274,551      191,672      193,112      177,511      149,599
  Taxes other than income taxes............................      45,470       45,585       42,357       46,226       30,297
  Interest expense.........................................       2,103        8,101       23,286       79,626      241,838
  Other....................................................       1,414        1,802        1,646        2,000        1,445
                                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........................  $  460,570   $  229,373   $  167,279   $  193,169   $   (5,936)
                                                             ==========   ==========   ==========   ==========   ==========
OTHER FINANCIAL DATA:
Net cash provided by operating activities..................  $  306,205   $  454,383   $  167,305   $  267,073   $  175,320
EBITDA(1)..................................................     737,224      429,146      383,677      450,306      385,501
Capital expenditures.......................................      64,831       92,656      150,229      146,883       95,598
Depreciation...............................................     274,551      191,672      193,112      177,511      149,599

                                                                                   AS OF DECEMBER 31,
                                                             --------------------------------------------------------------
                                                                1993         1994         1995         1996         1997
                                                             ----------   ----------   ----------   ----------   ----------
                                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents..................................  $    4,600   $    8,098   $   10,414   $    4,258   $   14,122
Current assets.............................................     597,471      730,683      561,748    1,033,007      977,155
Total assets...............................................   7,276,792    7,330,820    7,095,494    6,652,362    6,527,668
Current liabilities........................................     581,902      533,622      513,620      961,614      898,015
ESOP debt..................................................          --           --           --    1,386,026    1,372,458
Long-term debt.............................................      83,462       32,802      874,899    1,632,696    1,600,000
Minority interests in equity of subsidiaries...............      12,985        5,870        5,349        8,076        7,331
Common stockholder's equity................................   4,228,001    4,372,210    3,328,038      692,641      736,471

                                                                     YEAR ENDED DECEMBER 31,
                                                              -------------------------------------
                                                              1993    1994    1995    1996    1997
                                                              -----   -----   -----   -----   -----
OPERATING DATA:
NGPL
  Transportation volumes (Bcf)..............................  1,408   1,318   1,318   1,284   1,095
MidCon Texas
  Sales volumes (Bcf).......................................    211     198     238     239     269
  Transportation volumes (Bcf)..............................    201     215     215     271     302
MidCon Gas Services
  Sales volumes (Bcf).......................................    211     351     410     460     561
MidCon Gas Products
  Natural gas liquids sales volumes (MM Gal)................    179     124     160     174     136

                                                                    AS OF
                                                                 DECEMBER 31,
                                                                     1997
                                                              ------------------
Miles of pipeline(2)
  Interstate................................................        10,527
  Intrastate................................................         2,617
  Offshore..................................................           695
  Gathering and processing..................................         1,980
Gas processing plants
  Number of plants..........................................             4
  Total processing capacity (MMcf per day)..................           750
Natural gas storage facilities
  Number of storage facilities..............................             9
  Total withdrawal capacity (Bcf per day)...................           4.4

---------------
(1) EBITDA represents net income plus income taxes, interest expense, depreciation, and amortization expense. EBITDA is not presented as an indicator of MidCon's operating performance, an indicator of cash available for discretionary spending or as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures of other companies.

(2) Includes pipeline that is either owned or operated.

                              THE COMBINED COMPANY

     As a result of the Acquisition, K N Energy is one of the largest integrated natural gas companies in the United States. On a pro forma basis as of December 31, 1997, the Company owned and/or operated over 26,000 miles of interstate, intrastate and offshore natural gas transmission pipeline, approximately 10,000 miles of gathering pipeline, approximately 7,200 miles of local distribution pipeline (excluding K N's Kansas natural gas distribution assets) and 16 storage facilities with storage capacity of more than 250 Bcf of working gas. On a pro forma basis, the Company is also one of the largest transporters and marketers of natural gas in the United States with average sales volumes of approximately
3.7 Bcf of natural gas per day and average transportation volumes of approximately 5.2 Bcf of natural gas per day. On a pro forma basis as of December 31, 1997, the Company had $8.6 billion in assets, and pro forma for the year ended December 31, 1997, the Company had operating revenues of $5.2 billion, operating income of $359.7 million and net income of $97.1 million.

     In addition to significantly increasing the Company's size and scope of operations as well as its geographic presence, management believes the Acquisition also provides K N with a strong platform for future growth. On a pro forma basis, the Company now has pipeline assets in 16 states and access to several of the largest natural gas markets in the United States, including Chicago, Houston, Kansas City and Denver. In addition, the combined company has access to natural gas supplies in the major natural gas supply basins in the United States, including those in the Mid-Continent, West Texas, Rocky Mountain and Gulf Coast regions. As a result of the Acquisition, the Company is also be one of the nation's largest owners and operators of natural gas storage assets in both supply and market areas. Management believes these assets are strategically located and will allow the Company to become a major supplier of storage service, particularly in the Chicago market. Management believes the Acquisition also significantly broadens the Company's retail presence in both the residential and small business market segments.

BUSINESS STRATEGY

     The Company's strategy is to enhance its assets and operations along all segments of the natural gas "value stream" by increasing access to supplies of natural gas for the Company's upstream gathering and processing facilities, delivering that supply through K N's midstream transmission pipelines and marketing that supply to a broad range of downstream end users, including utility, residential, commercial, agricultural and industrial customers. The Company believes that it has developed several competitive strengths that will enable it to continue to successfully implement this strategy, including: (i) extensive natural gas infrastructure from the wellhead to the burner tip, (ii) access to natural gas supplies in several of the largest domestic natural gas producing areas, (iii) access to natural gas markets in some of the largest natural gas consuming areas in the Midwest, Texas and the Rocky Mountains, (iv) a management team which combines an entrepreneurial spirit with significant experience in the natural gas industry, (v) a strong track record of quickly and successfully integrating acquisitions and (vi) a commitment to provide superior customer service. Management believes the Acquisition is consistent with the Company's strategy. The key elements of the Company's strategy include the following:

  Optimize operation of the Company's assets

     Over the past several years, K N has been able to generate significant value through the improved operation of its assets. With the Acquisition, the Company has identified several opportunities for the optimization of operations through the integration and consolidation of MidCon's assets with those of K N. By connecting pipelines to proximate gathering facilities, relocating processing facilities and reconfiguring certain operations, the Company believes it can increase throughput, lower costs and thereby significantly improve operating results of these assets. Specifically, K N plans to integrate and consolidate its gathering, processing and intrastate pipelines in West Texas with MidCon's assets in the region. K N also plans to build an interconnect between the Amarillo Line of MidCon's NGPL pipeline and K N's Bushton natural gas processing plant. In addition, the Company believes that the combination of K N's supply area storage with MidCon's market area storage provides additional opportunities for the Company to arbitrage regional and seasonal natural gas price differentials.

  Aggressively pursue new markets

     K N will continue to pursue opportunities to gain additional market share along the MidCon and K N pipeline systems. K N is currently executing this strategy by expanding its marketing presence in the Denver metropolitan area through construction of the Front Runner Pipeline, and in Kansas City through the construction of an additional lateral pipeline. Both of these cities represent markets that the Company believes have been historically underserved by gas pipelines and that are easily reached through extensions of K N's current pipelines. The Company believes that, given MidCon's pipeline system and its low-cost position, the Acquisition also provides significant additional opportunities to continue to access new markets and significantly increases the Company's market share.

  Leverage regulated assets by developing complementary unregulated businesses

     K N seeks to build or acquire unregulated businesses that complement its core regulated assets. A key component of K N's growth has been its ability to evolve from a 99% regulated entity in 1990 to a 48% regulated entity at December 31, 1997, based on operating income. As an example of this strategy, K N has successfully taken advantage of several unregulated gathering, processing and marketing opportunities in the Rocky Mountains and Midwest in conjunction with the development and operation of its regulated Pony Express Pipeline. Management believes that MidCon's assets, which are largely regulated, present additional opportunities for K N to continue to pursue this strategy. For the year ended December 31, 1997, approximately 70% of the Company's pro forma operating income was derived from regulated assets, compared with approximately 48% for K N's historical business on a stand-alone basis. The Company's goal is to increase the operating income derived from unregulated assets to approximately 50% over time. The Company also believes it can improve the profitability of certain of MidCon's gathering assets through a spin-down of such assets from a regulated affiliate to unregulated affiliates. By transferring these assets to unregulated affiliates, the Company believes it will be able to increase operational flexibility, lower costs, and take advantage of opportunities to increase system throughput.

  Pursue strategic acquisitions, alliances, joint ventures and partnerships

     K N will continue to pursue acquisitions and strategic alliances that create new business opportunities and enhance its existing operations. The Company maintains a highly disciplined approach to acquisitions in order to identify investments that logically expand K N's business into contiguous markets, help increase economies of scale or provide opportunities to leverage regulated businesses by developing complementary unregulated businesses. The Company has established a number of strategic alliances, joint ventures and partnerships to reach its goals. For example, the Wildhorse gathering and marketing joint venture with TBI, pursuant to which TBI has dedicated all of its uncommitted Rocky Mountain gas production, has enhanced the Company's access to gas supply. The Company also formed a partnership to develop the TransColorado pipeline and provide increased market access for isolated Rocky Mountain gas. In 1997, the Company and PacifiCorp Holdings, Inc. formed EN-able, a joint venture to exploit retail opportunities presented by deregulation of the retail electric and gas utility industries. The Company believes that the Acquisition provides not only a significant platform from which to pursue additional complementary acquisitions, but also greatly enhances the value of K N as a potential partner.

  Maintain and enhance the Company's position as a low-cost provider

     The Company is a low-cost provider of natural gas gathering, processing and transportation services and is constantly seeking opportunities to further reduce costs without compromising safety or sacrificing customer service. Recent operational changes consistent with this strategy include re-routing gas from high cost plants into the more efficient Bushton complex and the exchange of underperforming assets in Texas for transmission assets needed to transport new gathering volumes and which enhanced the performance of other K N assets. NGPL is currently one of the lowest cost transporters of gas in the Mid-Continent region and, as a result, management believes that the Company is now in an even stronger position to preserve or increase market share than its higher-cost competitors, particularly in the event that additional gas comes into the Chicago market from Canada. In addition, the increased access to additional supply sources from MidCon's pipelines should support K N's low-cost position. The Company expects to realize annual operating and administrative savings beginning in 1998 due primarily to the consolidation of operations and activities that are duplicative with those of MidCon and improved utilization of assets.

 Expand the Company's retail presence

     In order to take advantage of the rapidly changing competitive landscape in the utility industry, the Company has developed value-added products and services to offer to customers beyond the traditional energy commodity. As part of this strategy, K N developed Simple Choice which offers consumers, through their local utilities, a bundled package of energy, communications and entertainment products serviced through one call and itemized on one bill. The Simple Choice package of services is marketed to other utilities through the Company's EN-able joint venture with PacifiCorp Holdings, Inc. By licensing Simple Choice to other gas, electric and water utilities, EN-able creates partnerships that allow utility partners to play a broader role in providing a range of products and services to the home, and allows EN-able to build a larger retail presence in the marketplace more quickly than it could on its own. EN-able also provides back-office support to its utility partners, including infrastructure support for customer care and billing functions and marketing channels. Management believes MidCon's retail marketing operations, which are conducted through mc squared and which market gas and electricity principally to commercial and industrial customers, complement the operations of EN-able.

INDUSTRY OVERVIEW

  Evolution of the Natural Gas Business

     Participants in the natural gas industry in the United States generally fall into three principal categories: production, transmission and distribution companies. Production companies explore for and develop natural gas reserves. Gathering, processing and transmission companies gather and process natural gas from the field and transport the gathered and processed gas to wholesale customers, including local distribution companies ("LDCs") and large industrial users, around the country through interstate and intrastate pipelines. LDCs purchase, transport, distribute and resell natural gas to end users, including residential, commercial or industrial gas customers.

     Beginning in the mid-1980's, the FERC exercised its broad regulatory authority and undertook the process of deregulating the natural gas industry. Traditionally, a pipeline company's numerous gas services to utilities and other end users, such as sales, local transportation and storage, had been tied together and offered to customers as a single "bundled" product at one price. The final deregulation order, FERC Order 636, which became effective at the end of 1993, required natural gas companies to "unbundle" these services and separately price each component, thus introducing market-driven competition within the natural gas transmission industry and allowing large volume customers to choose a natural gas supplier. See "Regulation." As a result of deregulation, natural gas companies have focused their efforts on increasing the quality and scope of their products and services in order to attract and retain customers as well as take advantage of higher margin business activities. In addition, there has been significant consolidation in the industry involving gas gathering, processing, transmission and marketing assets as companies have sought to increase the size and scope of their operations to achieve economies of scale and gain market share.

     While FERC Order 636 has primarily impacted large commercial and industrial customers, the process of deregulation has now turned toward the LDCs with state regulators beginning to require LDCs to also unbundle charges for their various services. In a fully deregulated environment, large and small customers will no longer be forced to buy their natural gas products and services from a utility and instead will be free to choose from a variety of energy suppliers based on, among other things, service, price and variety of other product offerings. In addition, access to wholesale and retail markets, economies of scale and product innovation will be critical factors for success.

  Natural Gas Supply and Demand Dynamics

     Since 1986, the market share for natural gas in the United States has steadily increased as its image as an economical, reliable and clean-burning fuel has improved. In addition, technological innovations such as 3-D seismic imaging, improved directional drilling equipment and techniques, and new deepwater production technologies have served to lower the cost of discovering and developing new reserves. Based on Energy Information Administration (the "EIA") statistics, between 1991 and 1996, consumption of natural gas in the United States increased from 19.0 Tcf to 22.0 Tcf, representing a compound annual growth rate of 3.0%. The EIA projects that the demand for natural gas will increase to 24.7 Tcf by the year 2000 and to 25.5 Tcf by the year 2002.

     In the United States, there are four major market sectors for the consumption of natural gas -- residential, commercial, industrial and electric utilities. Of these four sectors, based on EIA statistics, the industrial market is the single largest in terms of gas consumption accounting for approximately 40% of all U.S. gas consumption in 1996 followed by the residential, commercial and electric utility sectors with 24%, 14% and 12%, respectively, for the same period. It is generally expected that the industrial market will continue to remain the largest market. However, this expectation could change as a result of the outcome of electric utility deregulation which, if it drives the construction of additional gas-fired generating facilities, could significantly increase the demand for natural gas. While the overall demand for natural gas is expected to increase, given that space heating is the single largest use for gas across all market sectors, winter weather patterns will continue to be a key determinant of the changes in natural gas demand from year-to-year and the market will always be subject to some degree of volatility.

     Based on EIA statistics, in terms of regional demand, the Midwest and South Central regions are the highest consuming regions accounting for an annual average of 25.3% and 29.6%, respectively, of total annual consumption in the country. Since 1991, however, the Northeast and Southeast have been the fastest growing regional markets with compound annual growth rates of 4.9% and 4.5%, respectively. Within these regions, the industrial segment in the Northeast and the electric utility segment in the Southeast have the highest compound annual growth rates at 10.3% and 5.8%, respectively, during this time period. These growth rates have largely been driven by the construction of new cogeneration facilities in the Northeast and the increased gas and electric utility load resulting from population migration in the Southeast.

     In response to the growing demand for natural gas, activities related to the production of natural gas have also increased. Historically, the majority of the supply of natural gas in the United States has been sourced from the Gulf Coast, Mid-Continent, San Juan Basin and the Permian Basin and, to a lesser extent, Western Canada. In the next few years, it is expected that the increase in demand for natural gas will be met primarily by an increase in production from the Rocky Mountains, Western Canada and the deepwater Gulf of Mexico.

                                K N ENERGY, INC.

OVERVIEW

     K N Energy is an integrated energy services provider with operations that include the gathering, processing, transportation and storage of natural gas and the marketing of natural gas and NGLs. The Company's operations are organized into three segments: (i) gathering, processing and marketing services (including intrastate transmission and storage in Texas), (ii) interstate transportation and storage, and (iii) retail natural gas services. As described further below, certain of the Company's operations are regulated by various federal and state entities. For the year ended December 31, 1997, approximately 48% of the Company's operating income was derived from regulated assets.

GATHERING, PROCESSING AND MARKETING SERVICES

     The Company provides natural gas gathering, processing, storage, transportation, marketing, field services and supply services, to a variety of customers. Within this business segment, the Company owns and operates approximately 12,900 miles of pipeline in nine states and operates 19 gas processing plants in five states and natural gas storage facilities in West Texas and on the Gulf Coast. For the year ended December 31, 1997, this business segment accounted for approximately 52.3% of consolidated operating income.

     Revenues from the Company's gathering, processing, storage, transportation, marketing and supply activities are generated in four different ways. First, the Company performs a merchant function whereby the Company purchases gas at the wellhead, combines such gas with other supplies of gas, and markets the aggregated gas to consumers. Second, the Company gathers, transports and/or processes gas for producers or other third parties who retain title to the gas. Third, the Company processes gas into NGLs and markets NGLs. Fourth, the Company provides gas marketing and supply services, including certain storage services, to producers, various natural gas resellers and end users. The Company also arranges the purchase and transportation of producers' excess or uncommitted gas to end users, acts as shipper or agent for the end users, administers nominations and provides balancing assistance when needed.

     In conjunction with its merchant function, the Company engages in price risk management activities in the energy financial instruments market to hedge its price and basis risk exposure. The Company buys and sells gas and crude oil futures positions on the New York Mercantile Exchange and Kansas City Board of Trade and uses over-the-counter energy swaps and options for the purpose of reducing adverse price exposure to gas supply costs or specific market margins. Pursuant to its Board of Directors' approved guidelines, the Company engages in these activities only as a hedging mechanism against pre-existing or anticipated physical gas and condensate sales, gas purchases, system use, and storage in order to protect profit margins, and is prohibited from engaging in speculative trading.

  Gas Gathering and Processing

     The Company's gathering and processing subsidiaries operate pipeline systems in seven Mid-Continent and Rocky Mountains states. These subsidiaries perform various services for customers including, among others, gathering gas at the wellhead or other field aggregation points, transporting gas on an intrastate basis at negotiated rates, processing gas to extract NGLs, and marketing natural gas and NGLs.

     Based on average throughput, the Company's largest gathering operation is its Hugoton Basin system in Kansas which gathers approximately 530 MMcf per day, making K N the largest gatherer in this basin. The Hugoton Basin system interconnects with several gas processing plants in the area including K N's Bushton plant. The Company's Wattenberg System in northeastern Colorado, which includes gathering and transmission lines, has current throughput of approximately 150 MMcf per day. K N's West Texas System is located primarily in western Texas and the Texas Panhandle. This system, which includes gathering, intrastate transmission and storage pipelines, six gas processing plants, and one storage facility, has gathering throughput of approximately 140 MMcf per day. The Company also owns gathering facilities in the Powder River and Wind River Basins of Wyoming and the Piceance and Uinta Basins of western Colorado and eastern Utah with combined throughput of approximately 130 MMcf per day.

     In addition to the above systems, K N recently acquired two gathering systems in the Rocky Mountains which gather in aggregate approximately 460 MMcf per day. In December 1997, K N purchased an equity interest in the Red Cedar Gathering System in the San Juan Basin of New Mexico. The Red Cedar system gathers approximated 440 MMcf per day of natural gas and is connected to the Company's jointly-owned Coyote Gulch processing plant and to the TransColorado pipeline. Also in December 1997, K N acquired Interenergy Corporation, a closely held provider of natural gas services in the Rocky Mountain area. The Interenergy assets include pipelines which gather approximately 20 MMcf per day, a gas processing plant in Wyoming and an interest in a gas processing plant in North Dakota.

     In 1996, Wildhorse, a joint venture between K N and TBI, purchased gathering and processing assets of Williams Field Services in western Colorado and eastern Utah. The acquisition of these assets provided Wildhorse access to existing TBI production, to approximately 240,000 acres of undeveloped leasehold held by TBI in the Piceance Basin, and to undeveloped third-party acreage throughout the Piceance and Uinta basins. The assets acquired included approximately 950 miles of natural gas gathering lines, two processing plants, a carbon dioxide treatment plant and a dew point control plant. For the year ended December 31, 1997, these facilities processed and treated approximately 70 MMcf of natural gas per day.

     At December 31, 1997, the Company's gathering, processing and marketing segment operated 19 natural gas processing plants, including the Bushton complex, one of the largest NGLs extraction facilities in the United States. On a daily basis, these plants process approximately 1.4 Bcf of natural gas (and have capacity to process 1.7 Bcf of natural gas per day) and produce more than
2.4 million gallons of NGLs. NGLs are sold by the Company on a contractual basis to various NGL pipelines, end users and marketers at index-based prices.

  Marketing

     In 1997, the Company's natural gas marketing customers included local distribution companies, industrial, commercial and agricultural end users, electric utilities, Company affiliates, and other marketers located both on and off K N's pipeline systems. Natural gas is purchased by K N's gathering, processing and marketing business from various sources, including gas producers, gas processing plants and pipeline interconnections. For the year ended December 31, 1997, the Company's gathering, processing and marketing operations sold an average of approximately 1.6 Bcf of natural gas per day before intersegment eliminations.

     As is customary in the industry, most of the Company's gas purchase agreements are for periods of one year or less, and many are for periods of 60 days or less. Various agreements permit the purchaser or the supplier to renegotiate the purchase price or discontinue the purchase under certain circumstances. Purchase volume obligations under many of the agreements utilized by this business segment are generally "best efforts" and do not have traditional take-or-pay provisions. However, certain agreements require the Company to prepay for, or to receive, minimum quantities of natural gas.

     The Company owns a storage facility located in Gaines County, Texas, which had a working storage capacity of 16.4 Bcf of natural gas at December 31, 1997 and withdrawal capacity of 525 MMcf per day. This facility has traditionally been used to meet peak day requirements of the West Texas system. K N also has lease rights in the Stratton Ridge facility located in Brazoria County, Texas, including a peak day natural gas withdrawal capacity of 150 MMcf per day at December 31, 1997.

  K N Field Services

     K N Field Services, Inc. ("KNFS") provides field operations services to gas and oil industry customers who own production, gathering, processing and transportation assets. To the extent possible, KNFS uses the existing infrastructure and labor force employed in the Company's own systems to serve its clients. Among the services KNFS provides are well tending, site services, corrosion monitoring, compression operations and maintenance, safety training, gathering and pipeline operations and maintenance, measurement, pressure and flow monitoring, water hauling and line locating.

INTERSTATE TRANSPORTATION AND STORAGE SERVICES

     The Company's interstate pipeline system provides transportation and storage services to affiliates, third-party natural gas distribution utilities, and other shippers. For the year ended December 31, 1997, this business segment accounted for approximately 24.6% of consolidated operating income. As of December 31, 1997, the Company's interstate pipeline system consisted of approximately 6,900 miles of transmission lines and one storage field.

     The Company provides both firm and interruptible transportation and no-notice services to its customers. Under no-notice service, customers are able to meet their peak day requirements without making specific nominations as required by firm and interruptible transportation service tariffs. The local distribution companies and other shippers may release their unused firm transportation capacity rights to other shippers. It is the Company's experience that this released capacity has, to a large extent, replaced interruptible transportation on the Company's interstate pipeline system. Firm transportation customers pay a monthly reservation charge plus a commodity charge based on actual volumes transported. Interruptible transportation is billed on the basis of volumes shipped.

     In 1996, K N purchased a crude oil pipeline (renamed the Pony Express Pipeline) running from Lost Cabin in central Wyoming to Freeman, Missouri near Kansas City, and converted it to natural gas transport service. The line became operational in August 1997 and, under its current configuration, has a maximum capacity of 255 MMcf per day. The Pony Express Pipeline provides access to significant natural gas reserves principally from the Denver-Julesburg, Wind River and Powder River Basins and is a catalyst for the development of the market hub at Rockport, Colorado. As a complement to this pipeline, in November 1996 the Company acquired one 20-year contract and one 19-year contract to provide firm transportation capacity of 230 MMcf of natural gas per day to the Kansas City metropolitan area. This project reflects the Company's ongoing strategy to balance regulated pipeline projects with the corresponding potential for greater returns from other nonregulated business segments.

     The Company is a one-half joint venture partner in the TransColorado Gas Transmission Pipeline Co. ("TransColorado"). TransColorado's pipeline is expected to provide increased flexibility in accessing multiple natural gas basins in the Rocky Mountain region. Though only a portion of the pipeline is currently operational, when completed, the TransColorado Pipeline will extend 290 miles, from the Piceance Basin of Colorado to Blanco, New Mexico, and will have an initial capacity of 300 MMcf per day. The TransColorado Pipeline will operate as an interstate pipeline regulated by the FERC.

     The Company's interstate pipeline system provides storage services to its customers through its Huntsman Storage Field in Cheyenne County, Nebraska. The facility had a peak natural gas withdrawal capacity of 100 MMcf per day at December 31, 1997.

RETAIL NATURAL GAS SERVICES

     The Company provides retail natural gas services to residential, commercial, agricultural and industrial customers for space heating, crop irrigation, drying, and processing of agricultural products. The Company's EN-able joint venture also has a 24-hour Customer Service Center in Scottsbluff, Nebraska, which centralizes customer service calls, service start-up and billing calls, service dispatch and remittance operations for the three-state region. For the year ended December 31, 1997, this business segment accounted for approximately 23.1% of consolidated operating income.

  Regulated Retail Services

     The Company's retail natural gas business operated approximately 1,500 miles of intrastate natural gas transmission, gathering and storage facilities as of December 31, 1997. These intrastate pipeline systems serve industrial customers and much of the Company's retail natural gas business in Colorado and Wyoming. As of December 31, 1997, the Company's retail natural gas business served over 210,000 customers in Colorado, Nebraska and Wyoming through approximately 7,200 miles of distribution pipelines (excluding the Company's Kansas natural gas distribution assets which the Company entered into an agreement to sell in

December 1997, and which sale is expected to be consummated in the second quarter of 1998, following receipt of regulatory approval).

     The Company's underground storage facilities are used to provide natural gas for load balancing and peak system demand. Storage services for the Company's retail natural gas services segment are provided by three facilities owned in Wyoming, one facility in Colorado owned and operated by Wildhorse and a storage facility located in Nebraska and owned by the Company's interstate pipeline system. The peak day natural gas withdrawal capacity available for this segment at December 31, 1997 was 103 MMcf per day.

     The Company's retail operations in Nebraska, Wyoming and northeastern Colorado serve areas that are primarily rural and agriculturally based. In much of Nebraska, the winter heating load is balanced by irrigation requirements in summer months and grain drying in the fall. The economy in the western Colorado service territory continues to grow as a result of growth in mountain resort communities and development of retirement communities.

  Gas Purchases and Supply

     The Company's retail natural gas business relies on the Company's interstate pipeline system, the intrastate pipeline systems it operates, and third-party pipelines for transportation and storage services required to serve its markets. Its gas supply requirements are being met through a combination of purchases from wholly-owned marketing subsidiaries and third-party suppliers.

     The gas supply for the retail natural gas business segment comes primarily from basins in Kansas, Montana, Wyoming, Colorado, New Mexico and western Nebraska which include under-developed basins that represent significant proved reserves. The Company's gas supplies are strategically located with respect to existing and planned pipeline capacity, giving the Company access to gas for its retail customer base.

     Certain gas purchase contracts contain take-or-pay clauses which require that a certain purchase level be attained each contract year, or the Company must make a payment which is generally equal to the contract price multiplied by the deficient volume. All such payments are fully recoupable under the terms of the gas purchase contracts and the existing regulatory rules. To date, no buy-out or buy-down payments relating to take-or-pay contracts have been made by this business segment. See "-- Gathering, Processing and Marketing
Services -- Marketing."

  Unregulated Retail Services

     In September 1996, the Company, through its subsidiary K N Services, Inc. ("KNS"), began marketing its Simple Choice package of products and services. In addition to natural gas service, under Simple Choice, customers can order satellite TV, appliance protection, long-distance telephone service, wireless Internet access and other products and services with one call, paid for with one monthly payment, and backed by one service guarantee. Simple Choice was launched in Scottsbluff, Nebraska, where the Company also opened its first Simple Choice General Store.

     In early 1997, K N and PacifiCorp jointly formed EN-able to market the Simple Choice brand to K N's approximately 200,000 and PacifiCorp's approximately 1.5 million customers as well as to other utilities. EN-able is engaged in efforts to create Simple Choice partnerships and licensing agreements with other utilities. An integral part of the Simple Choice package is outsourced billing and customer service for third-party utilities. To enhance this capability, early in 1997 KNS and PacifiCorp's subsidiary, PacifiCorp Holdings, Inc., acquired Orcom Systems, Inc., the software development company that designed the billing system which supports the Simple Choice brand of products and services.

                                  MIDCON CORP.

OVERVIEW

     MidCon is engaged in the purchase, gathering, processing, transmission, storage and sale of natural gas to utilities, municipalities and industrial and commercial users. MidCon also purchases electricity from electric utilities, and other electric power producers and marketers and resells the electricity to wholesale and end-use customers.

     MidCon's operations are conducted through its principal subsidiaries: NGPL, which owns and operates a major interstate pipeline transmission system and related assets; MidCon Texas Pipeline Operator, Inc. ("MidCon Texas"), which operates an intrastate pipeline system in Texas; MidCon Gas Services Corp. ("MidCon Gas"), which purchases and sells natural gas and arranges for the transportation and storage of such gas; MidCon Power Services Corp. ("MidCon Power"), which purchases electricity from electric utilities and other electric power producers and marketers, resells electricity to wholesale customers and arranges for the transmission of such power; mc squared Inc. ("mc squared"), which markets natural gas and electricity at the retail level; and MidCon Gas Products Corp. ("MidCon Gas Products"), which gathers and processes natural gas. In addition, MidCon also has equity investments in several other natural gas pipelines.

INTERSTATE AND INTRASTATE TRANSPORTATION SERVICES

     MidCon's pipeline subsidiaries operate over 13,000 miles of natural gas pipelines which are strategically located in the center of the North American pipeline grid. This pipeline network provides access not only to the major supply areas in the Gulf of Mexico, the Gulf Coast, the Permian Basin, the Mid-Continent, the Rocky Mountains and Western Canada, but also to the major consuming markets in the Midwest and along the Gulf Coast.

  Transportation and Sales

     NGPL owns and operates over 10,000 miles of pipeline, consisting of two major interconnected transmission pipelines terminating in the Chicago metropolitan area. The system is powered by 61 compressor stations in mainline and storage service having an aggregate of approximately 1.0 million horsepower. NGPL's system has over 1,700 points of interconnection with 31 interstate pipelines, 24 intrastate pipelines and 54 LDCs and end-users, thereby providing significant flexibility in the receipt and delivery of gas. One pipeline -- known as the "Amarillo Line" -- originates in the West Texas and New Mexico producing areas and is comprised of approximately 5,200 miles of mainline and various small-diameter pipelines. The other pipeline -- known as the "Gulf Coast Line" -- originates in the Gulf Coast areas of Texas and Louisiana and consists of approximately 4,900 miles of mainline and various small-diameter pipelines. These two main pipelines are connected at points in Texas and Oklahoma by NGPL's 240-mile Amarillo/Gulf Coast ("A/G") pipeline. In addition, a 105-mile pipeline runs from the Arkoma Basin gas producing area of eastern Oklahoma to the A/G pipeline.

     MidCon Texas operates an intrastate pipeline system, located primarily in the Texas Gulf Coast area, which it leases from an Occidental affiliate under a 30-year lease which commenced on December 31, 1996. The system includes approximately 2,600 miles of pipelines, supply lines, sales laterals and related facilities and has 22 interconnects with other pipelines. A subsidiary of MidCon Gas owns a separate Texas intrastate pipeline system (the "Palo Duro System") that includes approximately 400 miles of pipeline and related facilities. The Palo Duro System is leased to a nonaffiliate.

     Pursuant to transportation agreements and FERC tariff provisions, NGPL offers both firm transportation service and interruptible transportation service. Under NGPL's tariff, firm transportation customers pay reservation charges each month, irrespective of volumes actually transported. Interruptible transportation customers pay a commodity charge based upon actual volumes transported. Reservation and commodity charges are both based upon geographical location, time of year and distance of the transportation service provided.

     NGPL's principal delivery market area encompasses the states of Illinois, Indiana and Iowa and portions of Wisconsin, Nebraska, Kansas, Missouri and Arkansas. NGPL is one of the largest transporters of natural gas to the Chicago market, and its cost of service is one of the lowest in the region. In 1997, NGPL delivered an average of 2.6 Bcf per day of natural gas, representing 60% of the total natural gas delivered to the Chicago metropolitan area during the same period. Given its strategic location at the center of the North American pipeline grid, Chicago is likely to continue to be a major natural gas trading hub for the rapidly growing demand markets in the Midwest and Northeast. Approximately 100% of NGPL's pipeline capacity to Chicago is committed under firm transportation services. As of November 1, 1997, approximately 22% of the total volume committed to be transported under NGPL's firm transportation contracts had remaining terms in excess of 3 years.

     In January 1997, NGPL and a subsidiary of NIPSCO Industries, Inc. ("NIPSCO") completed construction of a 100 MMcf per day pipeline interconnection in the Chicago metropolitan area between their respective pipeline systems, thus providing NGPL with additional access to markets east of Chicago.

     Unlike NGPL, MidCon Texas acts as a merchant provider of natural gas as well as a transporter. Texas is the largest producer of and the largest consuming market for natural gas in the United States. Principal customers of MidCon Texas include the electric and natural gas utilities that serve the Houston area and industrial customers located along the Houston Ship Channel and in the Beaumont/Port Arthur area. For 1997, MidCon Texas delivered an average of
1.6 Bcf per day of natural gas, representing approximately 16% of the total natural gas deliveries in Texas and about 35% of the total deliveries in the Houston market.

     Deliveries of gas by MidCon's pipelines include both volumes sold by the pipelines and their marketing affiliates and volumes owned by others which are transported. The following table sets forth the gas volumes sold to, or transported for, nonaffiliates by NGPL, MidCon Texas and MidCon Gas for each of the periods indicated:

                                                  YEAR ENDED DECEMBER 31,
                                              --------------------------------
                                              1994     1995     1996     1997
                                              -----    -----    -----    -----
                                                          (IN BCF)
NGPL
  Transportation............................  1,318    1,318    1,284    1,095
MidCon Texas
  Sales.....................................    198      238      239      269
  Transportation............................    215      215      271      302
MidCon Gas Services
  Sales.....................................    351      410      460      561

     Sales volumes shown in the foregoing table for MidCon Texas include sales deliveries by a marketing affiliate to nonaffiliates. The table does not include gas transported by NGPL for affiliates for sale to nonaffiliates of approximately 220 Bcf, 221 Bcf, 220 Bcf and 256 Bcf for the years ended December 31, 1994, 1995, 1996 and 1997, respectively. The table also does not show volumes of gas that have been auctioned by NGPL following the termination of its traditional gas sales service on December 1, 1993.

     NGPL also furnishes transportation service for others to and from many other locations on its pipeline system and, in recent years, has increased transportation deliveries to markets outside the Chicago metropolitan area. Competition for such service may be provided by one or more other pipelines, depending upon the nature of the transportation service required. Transportation rates, service options and available pipeline capacity and, in some cases, the availability of, and rates for, storage services are the key factors in determining NGPL's ability to compete for particular transportation business.

     In 1996, Trailblazer Pipeline Company ("Trailblazer"), a regulated natural gas transmission business funded by a general partnership in which a subsidiary of NGPL owns a one-third interest, signed 10-year agreements with six shippers for additional firm transportation service. To accommodate these additional service requirements, Trailblazer installed compression to increase pipeline capacity by approximately 104 MMcf per day. The new compression facilities went into service during the summer of 1997. Trailblazer's system runs from eastern Colorado to eastern Nebraska and transports gas produced in the Rocky Mountains. NGPL is the operator of the pipeline. Trailblazer moved approximately 200 Bcf of gas in 1997.

     Subsidiaries of MidCon also own interests in several regulated natural gas pipeline systems which are accounted for as equity investments. In the Gulf Coast area, these subsidiaries own 20% to 50% of three pipeline ventures that operate approximately 550 miles of pipeline in the Gulf of Mexico and NGPL owns interests, of varying percentages, in approximately 250 miles of jointly-owned supply laterals that also operate in the Gulf of Mexico. The joint ventures transport gas onshore from producers in the offshore Louisiana and Texas areas for various customers. Onshore, NGPL subsidiaries own interests of 18 and 33 1/3%, in Overthrust Pipeline Company and Trailblazer, respectively, that operate approximately 520 miles of pipelines in Wyoming, Colorado and Nebraska.

  Storage

     NGPL is one of the nation's largest storage operators with approximately 600 Bcf of total natural gas storage capacity, over 200 Bcf of working gas, and up to 4.4 Bcf per day of peak deliverability from its facilities which are strategically located near the markets MidCon services. NGPL owns and operates nine underground storage fields in four states to provide services to NGPL's customers and to support pipeline deliveries during the winter when demand for natural gas is higher.

     NGPL provides firm and interruptible gas storage service pursuant to storage agreements and FERC-approved tariffs. Firm storage customers pay a monthly demand charge irrespective of actual volumes stored. Interruptible storage customers pay a monthly commodity charge based upon actual volumes of gas stored.

     MidCon Texas also developed a salt dome storage facility located near Markham, Texas with a subsidiary of NIPSCO. The facility has two salt dome caverns and an estimated 8.3 Bcf of total capacity, 5.7 Bcf of working storage capacity and 500 MMcf per day of withdrawal capacity. The storage facility is leased by a partnership in which subsidiaries of MidCon and NIPSCO are equal partners. MidCon Texas has executed a 20-year sublease with the partnership under which it has rights to 50% of the facility's working gas capacity, 85% of its withdrawal capacity and approximately 70% of its injection capacity.

     These storage assets further complement the pipeline facilities and allow MidCon to optimize deliveries on its pipelines and meet peak delivery requirements in its principal markets.

GATHERING, PROCESSING AND MARKETING SERVICES

     MidCon, through its subsidiaries, is engaged in the gathering and processing of natural gas. These subsidiaries process natural gas in four facilities and own and operate four gathering systems located in Texas and New Mexico. During 1997, MidCon subsidiaries produced approximately 8.8 MBbls per day of natural gas liquids and gathered 160 MMcf per day of natural gas.

     MidCon Texas purchases its gas supplies from producers and, to a lesser extent, from other pipeline companies or their subsidiaries. MidCon Gas purchases gas supplies primarily from producers and other gas marketers. MidCon Gas maintains inventories of gas supplies in storage facilities of its affiliates and other pipeline companies. MidCon Gas uses futures contracts, options and swaps to hedge the impact of natural gas price fluctuations.

     MidCon Power was formed in 1995 to provide marketing services to the electric power industry and to prepare for anticipated opportunities as the electric power market begins to unbundle. MidCon Power began trading wholesale power in late 1995. In 1997, MidCon Power traded over 4.4 million megawatt hours.

RETAIL NATURAL GAS SERVICES

     MidCon formed mc(2) in February 1997 to extend its skills in marketing natural gas and electricity to retail customers including small industrial, commercial and, as regulation ultimately allows, residential end-users. These customer groups constitute over one-half of the natural gas and two-thirds of the electricity consumed in the United States annually and MidCon believes that substantial opportunities exist for selling natural gas supply products that are simple, reliable and cost-competitive. In providing energy services, mc squared works in a coordinated effort with MidCon Gas and MidCon Power, with these two entities acting as exclusive energy providers to mc mc squared.

     In February 1997 mc squared initiated its service in the market area surrounding Chicago, an area where MidCon has a strong competitive position, and the New York City metropolitan market, an area where unbundling efforts and utility tariffs provide opportunities for profit. Mc squared currently serves over 10,000 commercial natural gas customers in Illinois, Pennsylvania, New York and New Jersey and has begun marketing in Ohio. Several thousand customers were added in August 1997 when mc squared acquired certain assets of Norstar Energy Limited Partnership ("Norstar"). The former Norstar customers account for annual sales of about 8 Bcf of natural gas.

     In September 1997, mc squared began offering electric service to commercial customers by participating in Pennsylvania's statewide pilot program, one of the first of its kind in the nation. The plan allows up to 5% of each customer class at each utility to self-nominate a supplier other than the local electric utility. By aggressively focusing on two key markets during a two-week nomination window, mc squared signed up over 400 businesses served by three utilities in Pittsburgh and Philadelphia.

                                   REGULATION

FEDERAL AND STATE REGULATION

     Both the performance of interstate transportation and storage services by natural gas companies, including interstate pipeline companies, and the rates charged for such services, are regulated by the FERC under the Natural Gas Act, and, to a lesser extent, the Natural Gas Policy Act.

     Legislative and regulatory changes began in 1978 with the passage of the Natural Gas Policy Act, pursuant to which the process of deregulation of gas sold at the wellhead was commenced. The restructuring of the natural gas industry continued with the adoption of (i) Order 380 in 1984, which eliminated purchasers' minimum bill obligations to the pipelines, thus making gas purchased from third parties, particularly on the spot market, more economically attractive relative to gas purchased from pipelines and (ii) Order 436 in 1985, which provided that interstate transportation of gas under blanket or self-implementing authority must be provided on an open-access, non-discriminatory basis. After Order 436 was partially overturned in federal court, the FERC issued Order 500 in August 1987 as an interim rule intended to readopt the basic thrust of the regulations promulgated by Order 436. Order 500 was amended by Orders 500 A through L. The FERC's stated purpose in issuing Orders 436 and 500, as amended, was to create a more competitive environment in the natural gas marketplace. This purpose continued with Order 497, issued in June 1988, which set forth new standards and guidelines imposing certain constraints on the interaction of interstate pipelines and their marketing affiliates and imposing certain disclosure requirements regarding that interaction.

     Order 636, issued in April 1992, as amended, was a continuation of the FERC's efforts to improve the competitive structure of the pipeline industry and maximize the consumer benefits of a competitive structure of the pipeline industry and a competitive wellhead gas market. In Order 636, the FERC required interstate pipelines that perform open access transportation under blanket certificates to "unbundle" or separate their traditional merchant sales services from their transportation and storage services and to provide comparable transportation and storage services with respect to all gas supplies whether purchased from the pipeline or from other merchants such as marketers or producers. The pipelines must now separately state the applicable rates for each unbundled service (i.e., for the gas commodity, transportation and storage).

     Specifically, Order 636 contains the following procedures to increase competition in the industry: (i) requiring the unbundling of sales services from other services, meaning that only a separately identified merchant division of the pipeline could sell gas at points of entry into the pipeline system; (ii) permitting holders of firm capacity to release all or a part of their capacity for resale by the pipeline either to the highest bidder or, under short-term or maximum rate releases, to shippers in a prepackaged release, with revenues in both instances credited to the releasing shipper; (iii) allowing shippers to use other receipt points and delivery points on the system, subject to the rights of other shippers to use those points as their primary receipt and delivery points;
(iv) the issuance of blanket sales certificates to interstate pipelines for unbundled services; (v) the continuation of pregranted abandonment of previously committed pipeline sales and transportation services, subject to certain rights of first refusal, which should make unused pipeline capacity available to other shippers and clear the way for excess transportation services to be reallocated to the marketplace; (vi) requiring that firm and interruptible transportation services be provided by the pipelines to all parties on a comparable basis; and
(vii) generally requiring that pipelines derive transportation rates using a straight-fixed-variable rate method which places all fixed costs in a fixed reservation fee that is payable without regard to usage, as opposed to the previously used modified fixed-variable method that allocated a part of the pipelines' fixed costs to the usage fee. The FERC's stated position is that the straight-fixed-variable method promotes the goal of a competitive national gas market by increasing the cost of unnecessarily holding firm capacity rather than releasing it, and is consistent with its directive to unbundle the pipelines' traditional merchant sales services. Order 636 has been affirmed in all material respects upon judicial review and the Company's own FERC order approving its unbundling plan is final and not subject to any pending judicial review.

     NGPL has been a party to a number of contracts that required NGPL to purchase natural gas at prices in excess of the prevailing market price. As a result of Order 636 prohibiting interstate pipelines from using their gas transportation and storage facilities to market gas to sales customers, NGPL no longer had a sales market for the gas it is required to purchase under these contracts. Order 636 went into effect on NGPL's system on December 1, 1993. NGPL has agreed to pay substantial transition costs to reform these contracts with gas suppliers. Under settlement agreements reached by NGPL and its former sales customers, NGPL recovered from those customers over a four year period beginning December 1, 1993, a significant amount of the gas supply realignment (GSR) costs. The FERC has also permitted NGPL to implement a tariff mechanism to recover additional portions of its GSR costs in rates charged to transportation customers that were not party to the settlements. In July 1996, a Federal appellate court remanded Order 636 to the FERC for further explanation of aspects of its decision regarding recovery of GSR costs by interstate pipelines. Because of the settlements and FERC orders authorizing NGPL's GSR cost recovery mechanism, the remand is not expected to have any significant impact on NGPL. The FERC has allowed GSR rates to go into effect on December 1, 1997, subject to refund, to recover any shortfall in recoveries of GSR costs allocated to interruptible transportation. However, the FERC rejected NGPL's filing for rehearing that NGPL be allowed to recoup a portion of any shortfall on title transfers and interruptible transportation to pooling points.

  Gathering, Processing and Marketing Services

     Under the Natural Gas Act, facilities used for and operations involving the production and gathering of natural gas are exempt from FERC's jurisdiction, while facilities used for and operations involving interstate transmission are not exempt. However, the FERC's determination of what constitutes exempt gathering facilities as opposed to jurisdictional transmission facilities has evolved over time. Under current law, facilities which otherwise are classified as gathering may be subject to ancillary FERC rate and service jurisdiction when owned by an interstate pipeline company and used in connection with interstate transportation or jurisdictional sales.

     The FERC has historically distinguished between facilities owned by noninterstate pipeline companies, such as the Company's gathering facilities, on a fact-specific basis.

     The issue of state jurisdiction over gathering activities has previously been raised before the Colorado Public Utilities Commission, Kansas Corporation Commission, New Mexico Public Service Commission, Texas Railroad Commission and Wyoming Public Service Commission, as well as before state legislative bodies. The Company is closely monitoring developments in this area.

     As part of its corporate reorganization, the Company requested, was granted authority and in 1994 transferred substantially all of its gathering facilities to a wholly-owned subsidiary. The FERC determined that after the transfer the gathering facilities would be nonjurisdictional, but the FERC reserved the right to reassert jurisdiction if the Company was found to be operating the facilities in an anti-competitive manner or contrary to open access principles. The Company plans to transfer MidCon's gathering facilities to a wholly owned subsidiary in order to make such facilities nonjurisdictional. See "The Combined
Company -- Business Strategy."

     The operations of the Company's intrastate pipeline and marketing subsidiaries located primarily in Texas are affected by FERC rules and regulations issued pursuant to the Natural Gas Act and the Natural Gas Policy Act. Of particular importance are regulations which allow increased access to interstate transportation services, without the necessity of obtaining prior FERC authorization for each transaction. The most important element of the program is nondiscriminatory access, under which a regulated pipeline must agree, under certain conditions, to transport gas for any party requesting such service.

     The interstate gas marketing activities of the Company's various marketing and pipeline subsidiaries are conducted either as unregulated first sales or pursuant to blanket certificate authority granted by the FERC under the Natural Gas Act.

     Certain of the Company's (including MidCon Texas') intrastate pipeline services and assets are subject to regulation by the Texas Railroad Commission.

  Interstate Transportation and Storage Services

     Facilities for the transportation of natural gas in interstate commerce and for storage services in interstate commerce are subject to regulation by the FERC under the Natural Gas Act and the Natural Gas Policy Act. The acquisition of MidCon's interstate natural gas pipeline system results in a significant increase in the percentage of the Company's assets subject to regulation by the FERC. See "The Combined Company -- Business Strategy." The Company is also subject to the requirements of FERC Order Nos. 497, et seq. and

566, et. seq., the Marketing Affiliate Rules, which prohibit preferential treatment by an interstate pipeline of its marketing affiliates and govern in particular the provision of information by an interstate pipeline to its marketing affiliates.

     On December 1, 1992, NGPL filed with the FERC for a general rate increase to recover higher operating costs. The FERC permitted NGPL to put the new rates into effect on June 1, 1993, subject to refund. In November 1994, NGPL filed a proposed settlement of the rate case with the FERC. The settlement was approved by the FERC in January 1995. This settlement resulted in refunds being made to customers of approximately $128 million in 1995.

     On June 1, 1995, NGPL filed a general rate case with the FERC to establish new rates as well as new or revised services. The FERC permitted NGPL to place new rates into effect, subject to refund, on December 1, 1995. This date corresponded to the effective date of new transportation and storage agreements between NGPL and its principal local distribution customers. Major issues in the rate case included the terms and conditions of new services, throughput levels used in the design of rates, discounting adjustments, levels of depreciation rates and return on investment, and the levels used in the design of fuel rates. In May 1996, NGPL filed with the FERC an offer of settlement to resolve the remaining issues in the proceeding. On November 3, 1997, the FERC approved a settlement of this rate case substantially consistent with what NGPL proposed. This settlement of the rate case has had a favorable impact of approximately $9 million on operating margin for the ten months ended October 31, 1997. The FERC's order approving the settlement is final and not subject to rehearing or judicial review.

     In January 1997, Amoco Production Company and Amoco Energy Trading Corporation ("Amoco") filed a complaint against NGPL before the FERC contending that NGPL had improperly provided its affiliate, MidCon Gas, transportation service on preferential terms, seeking termination of currently effective contracts and the imposition of civil penalties. A subsequent FERC staff audit made proposed findings that NGPL has favored MidCon Gas, which NGPL has challenged. In July, Amoco and NGPL agreed to a settlement of this proceeding. Amoco has filed to withdraw its complaint subject to the FERC's procedures. Several intervenors have opposed the withdrawal of the complaint and NGPL has filed an answer to that opposition. By orders issued January 16, 1998, the FERC ruled that NGPL had violated certain of the FERC's regulations regarding its business relationships with its affiliate, MidCon Gas. Relying upon its authority under the Natural Gas Policy Act, the FERC provided notice to NGPL that, in addition to other remedial action, it proposes to assess civil penalties of $8,840,000. Such orders also required NGPL to take certain other actions, including making a new tariff filing, and imposed certain restrictions on the sharing of employees by NGPL and MidCon Gas. The FERC is proposing to suspend one-half of the penalty provided that for two years following the date of the order NGPL does not violate specified sections of the FERC's regulations. Pursuant to the provisions of the Natural Gas Policy Act and Natural Gas Act, NGPL has thirty days to seek rehearing of the order and its findings as well as provide the FERC with any factual or legal arguments that it believes may justify reduction or remission by the FERC of the amount of penalty proposed in the order. The Company is reviewing the orders and is considering whether, and to what extent, to avail itself of its rights to further contest the provisions. In addition, other parties to the proceeding may seek rehearing. The Company does not believe the ultimate resolution of these issues will have a material adverse affect on its operations and results.

     In January 1998, the Company's subsidiary, K N Interstate Gas Transmission Co. ("KNI") filed a rate case requesting an increase in its rates which would result in additional annual revenues of $30.2 million. The FERC, by an order dated February 26, 1998, accepted the filing and suspended its effective date for the full five-month period permitted by the Natural Gas Act thus permitting the rates to go into effect subject to refund August 1, 1998. Various parties intervened in the proceedings. There will be interventions by interested parties including its customers and that there will be additional proceedings before the FERC to resolve differences. As indicated under "Risk Factors -- Regulation; Pending Regulatory Proceedings," the Company will pursue a negotiated resolution of any differences but the Company cannot predict with certainty whether the regulatory proceedings will be resolved through a negotiated settlement or through administrative litigation. The Company's interstate pipeline business could be adversely affected by an unsatisfactory outcome.

  Retail Natural Gas Services

     Certain of the Company's intrastate pipelines, storage, distribution and/or retail sales in Colorado, Kansas, Texas and Wyoming are under the regulatory authority of each state's utility commission. In Nebraska, retail gas sales rates for residential and small commercial customers within a municipality are regulated by each municipality served.

     In certain of the incorporated communities in which the Company provides natural gas services at retail, the Company operates under franchises granted by the applicable municipal authorities. The duration of franchises varies. In unincorporated areas, the Company's natural gas utility services are not subject to municipal franchise. The Company has been issued various certificates of public convenience and necessity by the regulatory commissions in Colorado, Kansas and Wyoming authorizing it to provide natural gas utility services within certain incorporated and unincorporated areas of those states.

     Continuing regulatory change will provide energy consumers with increasing choices among their suppliers. The Company emerged as a leader in providing for customer choice by filing an application with the Wyoming Public Service Commission in 1995 to allow 10,500 residential and commercial customers to choose to purchase the gas from a qualified list of suppliers. The proposal provided that the Company would continue to provide all other utility services. In early 1996, the Wyoming Public Service Commission issued an order allowing the Company to bring competition to these 10,500 residential and commercial customers beginning in mid 1996. Choosing from a menu of three competing suppliers, approximately 80% of the Company's customers chose to remain with the Company. The experience gave the Company early and valuable experience in competing in an unbundled environment and led to the development of new products and services that add value to the natural gas commodity. The innovative program was one of the first in the nation that allowed essentially all customers the opportunity to exercise energy choice for natural gas. Similarly, the Company has made voluntary filings with municipal authorities in Nebraska to provide its retail customers with an opportunity to purchase gas from competing suppliers on an unregulated basis. The Company will continue to provide all other gas utility services. If municipal approvals are received, the program will be implemented in 1998.

ENVIRONMENTAL REGULATION

     The Company's operations and properties, including those of MidCon, are subject to extensive and evolving Federal, state and local laws and regulations governing the release or discharge of regulated materials into the environment or otherwise relating to environmental protection or human health and safety. Numerous governmental departments issue rules and regulations to implement and enforce such laws which are often difficult and costly to comply with and which carry substantial penalties for failure to comply. These laws and regulations can also impose liability for remedial costs on the owner or operator of properties or the generators of waste materials, regardless of fault. Moreover, the recent trends toward stricter standards in environmental legislation and regulation are likely to continue.

     In May 1997, the Nebraska Department of Environmental Quality ("NDEQ") issued a violation notice to K N Interstate Gas Transmission Company ("KNI") regarding historical Prevention of Significant Deterioration permitting issues related to certain engines at the Big Springs, Nebraska, facility. KNI is in the process of obtaining the proper permits at this time, and is also engaged in discussions with NDEQ regarding settlement of the violation notice and a $500,000 fine currently proposed by NDEQ. The costs associated with this matter are not expected to have a material adverse effect on the Company's business, financial position or results of operations.

     In connection with the Acquisition of MidCon, Occidental indemnified the Company against certain liabilities, including litigation and the failure of MidCon to be in compliance with applicable laws, in each case which would have a material adverse effect on MidCon, for one year following the closing date. To the extent that an environmental liability of MidCon is not covered by Occidental's indemnity obligation or, to the extent that matters arise following the termination of Occidental's indemnification obligation, the Company will be responsible for MidCon's environmental liabilities. The Company does not expect that such costs will have a material adverse impact on its business, financial position or results of operations.

     Based on current information and taking into account reserves established for environmental matters, the Company does not believe that compliance with Federal, state and local environmental laws and regulations will have a material adverse effect on the Company's business, financial position or results of operations. In addition, the clean-up programs in which the Company is engaged are not expected to interrupt or diminish the Company's operational ability to gather or transport natural gas. However, there can be no assurances that future events, such as changes in existing laws, the promulgation of new laws, or the development of new facts or conditions will not cause the Company to incur significant costs. A discussion of the environmental matters involving K N Energy can be found in the Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Amendment No. 1 thereto, and K N Energy's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                       DESCRIPTION OF OFFERED SECURITIES

     The following description of the particular terms of the Offered Securities offered hereby supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Offered Securities set forth in the accompanying Prospectus under the caption "Description of the Debt Securities," to which description reference is hereby made. The following summary is qualified in its entirety by reference to the Senior Debt Indenture referred to in the accompanying Prospectus. Capitalized terms defined in the Prospectus have the same meanings when used herein.

GENERAL

     The Senior Notes and the 2021 REPS offered hereby constitute six separate series of Senior Debt Securities, limited to (i) $500 million aggregate principal amount, with respect to the 2003 Senior Note series, (ii) $500 million aggregate principal amount, with respect to the 2005 Senior Note series, (iii) $300 million aggregate principal amount, with respect to the 2008 Senior Notes series, (iv) $500 million aggregate principal amount, with respect to the 2028 Senior Debentures, (v) $150 million aggregate principal amount with respect to the 2098 Senior Debentures and (vi) $400 million aggregate principal amount with respect to the 2021 REPS. Upon issuance, each series of the Offered Securities will be represented by one or more registered Global Debt Securities that will be deposited with, or on behalf of, the Depositary and will be registered in the name of the Depositary or its nominee. For so long as the Offered Securities are registered in the name of the Depositary, or its nominee, the principal and interest due on the Offered Securities will be payable by the Company or its agent to the Depositary for payment to its participants for subsequent disbursement to the beneficial owners. See "--Book-Entry System" below and "Description of the Debt Securities--Provisions Applicable to Both Senior and Subordinated Debt Securities--Global Debt Securities" in the accompanying Prospectus.

     The defeasance and covenant defeasance provisions of the Senior Debt Indenture described under the caption "Description of the Debt
Securities--Provisions Applicable to Both Senior and Subordinated Debt Securities--Defeasance and Discharge" and "--Covenant Defeasance" in the accompanying Prospectus will apply to the Offered Securities.

THE SENIOR NOTES

     The 2003 Senior Notes will mature on March 1, 2003, the 2005 Senior Notes will mature on March 1, 2005, the 2008 Senior Notes will mature on March 1, 2008, the 2028 Senior Debentures will mature on March 1, 2028, and the 2098 Senior Debentures will mature on March 1, 2098. Each series of the Senior Notes will bear interest from March 9, 1998 at the rate shown in the title of such series as shown on the cover page hereof, payable semi-annually (to holders of record at the close of business on the fifteenth calendar day (whether or not a Business Day (as defined herein)) immediately preceeding the relevant interest payment date) on March 1 and September 1 of each year beginning September 1, 1998.

  Redemption

     The 2003 Senior Notes and 2005 Senior Notes will not be redeemable prior to maturity.

     The 2008 Senior Notes, 2028 Senior Debentures and 2098 Senior Debentures will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus twelve and one-half (12 1/2) basis points for the 2008 Senior Notes, fifteen (15) basis points for the 2028 Senior Debentures and twenty (20) basis points for the 2098 Senior Debentures, plus in the case of each of clause (i) and (ii) accrued interest to the date of redemption.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the series of Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Notes.

\"Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Debt Trustee.

     "Comparable Treasury Price" means (A) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Reference Treasury Dealer" means Morgan Stanley & Co. Incorporated, BancAmerica Robertson Stephens, Chase Securities Inc., Lehman Brothers Inc., J.P. Morgan Securities Inc. and NationsBanc Montgomery Securities LLC and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     "Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

     Holders of Senior Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 45 days prior to the date fixed for redemption.

Shortening Maturity

     The Company intends to deduct interest paid on the 2098 Senior Debentures for federal income tax purposes. However, there have been proposed tax law changes in the past that, among other things, would have prohibited an issuer from deducting interest payments on debt instruments with a maturity of more than 40 years. While none of these proposals are currently pending before the United States Congress, there can be no assurance that similar legislation affecting the Company's ability to deduct interest paid on the 2098 Senior Debentures will not be enacted in the future or that any such legislation would not have a retroactive effective date.

     Upon the occurrence of a Tax Event, as defined below, the Company will have the right to shorten the maturity on the 2098 Senior Debentures to the extent required, in the opinion of a nationally recognized independent tax counsel experienced in such matters, to substantially reduce the risk that interest paid on the 2098 Senior Debentures will not be deductible for federal income tax purposes.

     If the maturity of the 2098 Senior Debentures is shortened on the occurrence of a Tax Event, the Company will mail a notice to each holder of record of the 2098 Senior Debentures by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the 2098 Senior Debentures. Such notice will be effective immediately upon mailing.

     The Company believes that the 2098 Senior Debentures should constitute indebtedness for United States federal income tax purposes under current law and that the shortening of the maturity of the 2098 Senior Debentures will not be a taxable event to holders. Prospective investors should be aware, however, that the shortening of the maturity of the 2098 Senior Debentures will be a taxable event to holders if the 2098 Senior Debentures are treated as equity for federal income tax purposes before the maturity is shortened. See "Certain United States Federal Income Tax Considerations -- 2098 Senior Debentures."

     "Tax Event" means that the Company has received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that on or after the date of the issuance of the 2098 Senior Debentures as a result of (a) any amendment to, clarification of, or change (including any announced proposed change) in laws, or any regulations thereunder, of the United States; (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"); or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after the date of the issuance of the 2098 Senior Debentures, there is more than an insubstantial risk that interest paid by the Company on the 2098 Senior Debentures is not, or will not be, deductible in whole or in part, by the Company for federal income tax purposes.

THE 2021 REPS

     The 2021 REPS will bear interest at the rate of 6.30% from March 9, 1998 to but excluding March 1, 2001 (the "Coupon Reset Date"). Interest on the 2021 REPS is payable semi-annually on March 1 and September 1 of each year, commencing September 1, 1998 (each an "Interest Payment Date"). Interest will be calculated based on a 360-day year consisting of twelve 30-day months. On each Interest Payment Date, interest shall be payable to the persons in whose name the 2021 REPS are registered on the fifteenth calendar day (whether or not a Business
Day) immediately preceding the related Interest Payment Date (each, a "Regular Record Date"). "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the cities of New York or Chicago are authorized or obligated by law, executive order or governmental decree to be closed. If Morgan Stanley & Co. International Limited as Callholder (the "Callholder") elects to purchase the 2021 REPS pursuant to the Call Option (as defined below) the Calculation Agent (as defined below) will reset the interest rate effective on the Coupon Reset Date, pursuant to the Coupon Reset Process described below. In such circumstance, (i) the 2021 REPS will be purchased from the holders by the Callholder, in whole but not in part, at 100% of the principal amount thereof on the Coupon Reset Date, on the terms and subject to the conditions described herein (interest accrued to the Coupon Reset Date will be paid by the Company on such date to holders on the immediately preceding Regular Record Date), and (ii) on and after the Coupon Reset Date, the 2021 REPS will bear interest at the rate determined by the Calculation Agent in accordance with the procedures set forth under "--Coupon Reset Process if the Notes are Called" below.

  Final Maturity Date

     The 2021 REPS will mature on March 1, 2021 (the "Final Maturity Date"). On March 1, 2001, however, holders of the 2021 REPS will be entitled to receive 100% of the principal amount thereof (i) from the Callholder if it purchases the 2021 REPS pursuant to the Call Option or (ii) in the event the Callholder does not exercise the Call Option or fails for any reason to pay the Call Price (as defined below) to the Debt Trustee when required from the Company following the exercise by the Debt Trustee for and on behalf of the holders of the 2021 REPS of the Mandatory Put (as defined below). The Debt Trustee will exercise the Mandatory Put without the consent of, or notice to, the holders of the 2021 REPS.

  Call Option; Mandatory Put

     (i) Call Option. The initial Callholder will be Morgan Stanley & Co. International Limited. Pursuant to the terms of the 2021 REPS, the Callholder has the right to purchase the 2021 REPS, in whole but not in part, on the Coupon Reset Date (the "Call Option"), at a price equal to 100% of the principal amount thereof (the "Call Price"), by giving irrevocable notice to the Debt Trustee (the "Call Notice"). If the Callholder exercises the Call Option, the Debt Trustee will send a copy of the Call Notice to the holders as required by the terms of the 2021 REPS. The Callholder will be required to give the Call Notice to the Debt Trustee, in writing, prior to 4:00 p.m., New York City time, no later than fifteen calendar days prior to the Coupon Reset Date. If the Callholder exercises the Call Option, (i) not later than 2:00 p.m., New York City time on the Business Day prior to the Coupon Reset Date, the Callholder shall pay the amount of the Call Price in immediately available funds to the Debt Trustee for payment of the Call Price to the holders of the 2021 REPS on the Coupon Reset Date and (ii) the holders of the 2021 REPS will be required to deliver the 2021 REPS against payment therefor on the Coupon Reset Date through the facilities of DTC. The Callholder is not required to exercise the Call Option, and no holder of the 2021 REPS or any interest therein shall have any right or claim against the Callholder as a result of the Callholder's decision whether or not to exercise the Call Option or performance or non-performance of its obligations with respect thereto.

     The Call Option provides for certain circumstances under which such Call Option may be terminated. If the Call Option terminates or if the Callholder fails to pay the Call Price to the Debt Trustee at or prior to the required time, the Debt Trustee shall exercise the Mandatory Put described below. The Debt Trustee shall notify the holders that it is exercising the Mandatory Put as required by the terms of the Senior Debt Indenture, as supplemented.

     (ii) Mandatory Put. If the Callholder fails for any reason to purchase the 2021 REPS on the Coupon Reset Date, the Debt Trustee will be obligated to exercise on behalf of the holders the right to require the Company to purchase the 2021 REPS, in whole but not in part (the "Mandatory Put"), on the Coupon Reset Date at a price equal to 100% of the principal amount thereof (the "Put Price"). By its purchase of the 2021 REPS, each holder irrevocably agrees that the Debt Trustee shall exercise the Mandatory Put for or on behalf of the holder of the 2021 REPS as provided herein. If the Debt Trustee exercises the Mandatory Put then the Company shall deliver the Put Price in immediately available funds to the Debt Trustee by no later than 12:00 noon, New York City time, on the Coupon Reset Date and the holders will be required to deliver the 2021 REPS to the Company against payment therefor on the Coupon Reset Date through the facilities of DTC. No holder of the 2021 REPS or any interest therein has the right to consent or object to the exercise of the Debt Trustee's duties under the Mandatory Put.

  Coupon Reset Process if the Notes are Called

     Pursuant to the terms of a calculation agency agreement, Morgan Stanley & Co. Incorporated has been appointed the calculation agent for the 2021 REPS (in its capacity as calculation agent for the 2021 REPS, the "Calculation Agent"). If the Callholder exercises the Call Option as set forth above, then the following steps (the "Coupon Reset Process") shall be taken in order to determine the interest rate to be paid on the 2021 REPS from and including such Coupon Reset Date to the Final Maturity Date (the "Coupon Reset Rate"). The Company and the Calculation Agent shall use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

          (a) The Company shall provide the Calculation Agent with (i) a list (the "Dealer List"), no later than five Business Days prior to the Coupon Reset Date, containing the names and addresses of three dealers, one of which shall be Morgan Stanley & Co. Incorporated, from which it desires the Calculation Agent to obtain the Bids (as defined below) for the purchase of the 2021 REPS and (ii) a copy of any other material reasonably requested by the Calculation Agent to facilitate a successful Coupon Reset Process.

          (b) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer ("Dealer") on the Dealer List (i) a copy of this Prospectus Supplement and the accompanying Prospectus, (ii) a copy of the form of the 2021 REPS and
     (iii) a written request that each such Dealer submit a Bid to the Calculation Agent at 12:00 noon, New York City time, on the third Business Day prior to the Coupon Reset Date (a "Bid Date"). The time on the Bid Date upon which Bids will be requested may be changed by the Calculation Agent to as late as 3:00 p.m., New York City time. "Bid" shall mean an irrevocable written offer given by a Dealer for the purchase of the 2021 REPS, settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the 2021 REPS ("Yield to Maturity"). Each Dealer shall be provided with (i) the name of the Company,
     (ii) an estimate of the Purchase Price (which shall be stated as a U.S. dollar amount and be calculated by the Calculation Agent in accordance with clause (c) below), (iii) the principal amount and maturity of the 2021 REPS and (iv) the method by which interest will be calculated on the 2021 REPS.

          (c) The purchase price to be paid by any Dealer for the 2021 REPS (the "Purchase Price") shall be equal to (i) the principal amount of the 2021 REPS plus (ii) a premium (the "Notes Premium") which shall be equal to the excess, if any, of (A) the discounted present value to the Coupon Reset Date of a bond with a maturity of March 1, 2021, which has an interest rate of 6.042%, semiannual interest payments on each March 1 and September 1 commencing September 1, 2001, and a principal amount equal to the principal amount of the 2021 REPS, and assuming a discount rate equal to the Treasury Rate over (B) the principal amount of the 2021 REPS. "Treasury Rate" for the 2021 REPS means the per annum rate equal to the offer side yield to maturity of the current on-the-run 20 year United States Treasury Security per Telerate page 500 (or any successor or substitute page as may replace such page on such service) at 11:00 a.m., New York City time on the Bid Date (or such other date or time that may be agreed upon by the Company and the Calculation Agent) or, if such rate does not appear on Telerate page 500 (or any successor or substitute page as may replace such page on such service) at such time, the rates on GovPx End-of-Day Pricing at 3:00 p.m., New York City time on the Bid Date (or such other date or time that may be agreed upon by the Company and the Calculation Agent).

          (d) The Calculation Agent shall immediately notify the Company of (i) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date, (ii) the Bid submitted by each such Dealer and (iii) the Purchase Price as determined pursuant to paragraph (c) hereof. Unless the Call Option has terminated, the Calculation Agent shall thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid") and set the Coupon Reset Rate equal to the interest rate which would amortize the Notes Premium fully over the term of the 2021 REPS at the Yield to Maturity indicated by the Selected Bid, provided, however, that if the Calculation Agent has not received a timely Bid from a Dealer, the Selected Bid shall be the lowest of all Bids received by such time and provided, further that if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected
     Bid). In all cases, Morgan Stanley & Co. Incorporated, in its capacity as a dealer has the right to match the Bid with the lowest Yield to Maturity, whereby Morgan Stanley & Co. Incorporated's Bid becomes the Selected Bid.

          (e) Immediately after calculating the Coupon Reset Rate, the Calculation Agent shall provide written notice to the Company and the Debt Trustee, setting forth the Coupon Reset Rate. At the request of the holders of the 2021 REPS, the Calculation Agent will provide such holders the Coupon Reset Rate. The Company shall thereafter establish the Coupon Reset Rate as the new interest rate on the 2021 REPS, effective from and including the Coupon Reset Date by delivery to the Debt Trustee on or before the Coupon Reset Date of an officers' certificate.

          (f) The Callholder shall sell the 2021 REPS to the Dealer that made the Selected Bid at the Purchase Price, such sale to be settled on the Coupon Reset Date in immediately available funds.

     If the Calculation Agent determines that (i) at any time prior to the sale of the 2021 REPS on the Bid Date an Event of Default has occurred and is continuing under Sections 501 (1),(2),(3),(4) or (7) of the Senior Debt Indenture or a Cross-Default (as defined below) has occurred and is continuing (in such event, termination is at the Callholders' option) or under Sections 501
(5) or (6) of the Senior Debt Indenture (in such event, termination is automatic), (ii) a Market Disruption Event (as defined below) has occurred and is continuing following the exercise of the Call Option, and as a result thereof, the Callholder fails to pay the Call Price by 2:00 p.m., New York City time on the Business Day immediately preceding the Coupon Reset Date, or (iii) two or more of the Dealers have failed to provide Bids in a timely manner substantially as provided above, such Call Option will be automatically revoked, and the Debt Trustee will exercise the

Mandatory Put on behalf of the holders. "Cross-Default" shall mean the occurrence or existence of (a) a default, event of default or other similar condition or event (however described) in respect of the Company, in one or more agreements or instruments relating to any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) for the payment or repayment of any money ("Specified Indebtedness") of any of them (individually or collectively) in an aggregate amount of not less than $150,000,000 which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (b) a default by the Company in making one or more payments on the due date thereof in an aggregate amount of not less the $150,000,000 under such agreements or instruments (after giving effect to any applicable notice requirement or grace period). "Market Disruption Event" shall mean any of the following if such events occur and are continuing on any day from and including the date of the Call Notice to and including the Bid Date in the judgment of the Calculation Agent: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc. (the "NYSE") or the establishment of minimum prices on such exchange; (ii) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (iii) any material adverse change in the existing financial, political or economic conditions in the United States of America; (iv) an outbreak or escalation of major hostilities involving the United States of America or the declaration of a national emergency or war by the United States; or (v) any material disruption of the U.S. government securities market, U.S. corporate bond market or U.S. federal wire system; provided, in each case, that in the judgment of the Calculation Agent the effect of the foregoing makes it impractical to conduct the Coupon Reset Process.

     The calculation agency agreement provides that the Calculation Agent may resign at any time, such resignation to be effective ten business days after the delivery to the Company and the Debt Trustee of notice of such resignation, or may be removed by the Company under certain circumstances. In either case, the Company may appoint a successor Calculation Agent.

     The Calculation Agent, in its individual capacity, may buy, sell, hold and deal in the 2021 REPS and may exercise any vote or join in any action which any holder of the 2021 REPS may be entitled to exercise or take as if it were not the Calculation Agent. The Calculation Agent, in its individual capacity, may also engage in any transaction with the Company and any of its affiliates as if it were not the Calculation Agent.

BOOK-ENTRY SYSTEM

     Each series of the Offered Securities will be represented by one or more Global Debt Securities registered in the name of Cede & Co., the nominee of the Depositary. The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants (the "Direct Participants") deposit with the Depositary. The Depositary also facilities the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depositary's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants," and together with the Direct Participants, the "Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

     Purchases of the Offered Securities within the Depositary's system must be made by or through Direct Participants, which will receive a credit for the Offered Securities on the Depositary's records. The ownership interest of each actual purchaser of each Offered Security (a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' respective records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirma-tions providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Offered Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Offered Securities except in the event that use of the book-entry system for the Offered Securities is discontinued.

     To facilitate subsequent transfers, all Offered Securities deposited by Direct Participants with the Depositary will be registered in the name of Cede & Co. The deposit of the Offered Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Offered Securities; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Offered Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Offered Securities of an issue are being redeemed, the Depositary's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

     Neither the Depositary nor Cede & Co. will consent or vote with respect to the Offered Securities. Under its usual procedures, the Depositary mails an omnibus proxy (an "Omnibus Proxy") to the Participants as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Offered Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Principal, redemption premium, if any, and interest payments on the Offered Securities will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities for the accounts of customers in bearer form or registered in "street-name," and will be the responsibility of such Participant and not of the Depositary, the Underwriters, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, redemption premium, if any, and interest to the Depositary is the responsibility of the Company or the Paying Agent. Disbursement of such payments to Direct Participants is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants. Global Debt Securities will settle in immediately available funds in the secondary trading market. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Offered Securities.

     The Depositary may discontinue providing its services as securities depository with respect to the Offered Securities at any time by giving reasonable notice to the Company. Under such circumstances and in the event that a successor securities depository is not obtained, Offered Securities certificates are required to be printed and delivered. In addition, the Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a successor securities depository). In that event, Offered Securities certificates will be printed and delivered.

     The Company will not have any responsibility or obligation to Participants or the persons for whom they act as nominees with respect to the accuracy of the records of the Depositary, its nominee or any Direct or Indirect Participant with respect to any ownership interest in the Offered Securities, or with respect to payments to or providing of notice for the Direct Participants, the Indirect Participants or the Beneficial Owners.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the Offered Securities is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. Unless otherwise stated, this summary deals only with United States Holders (defined below) who are initial purchasers who hold the Offered Securities as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding the Offered Securities as a hedge against currency risk or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. In addition, this discussion only addresses the federal income tax consequences of the 20 REPS until the Coupon Reset Date. PERSONS CONSIDERING THE PURCHASE OF OFFERED SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED SECURITIES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

     As used herein, the term "United States Holder" means a beneficial owner of Offered Securities that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations),
(iii) an estate whose income is subject to United States federal income tax regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) any other person whose income or gain in respect of the Offered Securities is effectively connected with the conduct of a United States trade or business. As used herein, the term "Non-United States Holder" means a beneficial owner of Offered Securities that is not a United States Holder.

     Except as discussed below, interest on the Offered Securities will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's regular method of accounting for tax purposes.

2098 SENIOR DEBENTURES

     The Company believes that the 2098 Senior Debentures should constitute indebtedness for United States federal income tax purposes and intends to treat them as such. Such treatment is not binding on the Internal Revenue Service ("IRS") which, because of the long maturity of the 2098 Senior Debentures, may seek to treat them as equity. Except where indicated, the following discussion assumes that the 2098 Senior Debentures will be classified as indebtedness for such purposes. As a result, interest on the 2098 Senior Debentures also will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's regular method of accounting for tax purposes.

     If the Company shortens the maturity of the 2098 Senior Debentures on the occurrence of a Tax Event, such shortening should not constitute a taxable event to United States Holders, provided the 2098 Senior Debentures constitute indebtedness for United States federal income tax purposes. If, however, the 2098 Senior Debentures were to be treated as equity, for United States federal income tax purposes, prior to the shortening of the maturity, the shortening of the maturity of the 2098 Senior Debentures would be a taxable event to United States Holders and such holders would recognize gain or loss equal to the difference between the fair market value of the 2098 Senior Debentures with the shortened maturity and the holder's basis in the 2098 Senior Debentures. Persons considering the purchase of the 2098 Senior Debentures should consult their own tax advisors concerning the United States federal income tax consequences of a possible shortening of the maturity of the 2098 Senior Debentures.

2021 REPS

     The United States federal income tax treatment of debt obligations such as the 2021 REPS is not entirely certain. Because the 2021 REPS are subject to a mandatory put or call on the Coupon Reset Date, the Company intends to treat the 2021 REPS as maturing on the Coupon Reset Date for United States federal income tax purposes and as being reissued on the Coupon Reset Date should the Callholder sell the 2021 REPS pursuant to the Coupon Reset Process. Based on such treatment, stated interest on the

2021 REPS generally will be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's regular method of tax accounting.

     There can be no assurance, however, that the IRS will agree with the Company's treatment of the 2021 REPS and it is possible that the IRS could assert another treatment. For instance, it is possible that the IRS could seek to treat the 2021 REPS as maturing on the Final Maturity Date and to treat the issue price of the 2021 REPS as including the value of the Call Option. Because of the Coupon Reset Process, if the 2021 REPS were treated as maturing on the Final Maturity Date, Treasury regulations relating to contingent payment debt obligations would appear to be applicable. The effect of such Treasury regulations would be to (i) require United States Holders, regardless of their usual method of tax accounting, to use an accrual method with respect to the 2021 REPS; (ii) result in the possibility that United States Holders would be required to accrue income in excess of actual cash payments received; and (iii) generally result in ordinary rather than capital treatment of any gain or loss on the sale, exchange or retirement of the 2021 REPS.

SALE OR OTHER DISPOSITION OF OFFERED SECURITIES

     Under the foregoing treatment, upon the sale, exchange or retirement of the Offered Securities, a United States Holder generally will recognize taxable gain or loss equal to the difference between the amount realized by such United States Holder on the sale, exchange or retirement of the Offered Securities (except to the extent that such amount realized represents accrued and unpaid interest that such United States Holder has not included in gross income previously) and such United States Holder's adjusted tax basis in the Offered Securities. Such gain or loss will generally be long-term capital gain or loss if the Offered Securities were held for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation depending upon the holding period of such capital assets. United States Holders should consult their own tax advisors regarding the capital gains rate applicable to them. The deductibility of capital losses is subject to limitations.

NON-UNITED STATES HOLDERS

     Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest (which for purposes of this discussion includes any original issue discount ("OID")) on an Offered Security owned by a Non-United States Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder,
     (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on an Offered Security is described in section 881(c)(3)(A) of the Code and (iv) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder;

          (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or retirement of an Offered Security; and

          (c) an Offered Security beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Offered Security would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

     To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Offered Securities or a financial institution holding the Offered Securities on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a United States person. Currently, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a United States person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Offered Securities on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in (a)(iv) above may also be satisfied with other documentary evidence for interest paid after December 31, 1998 with respect to an offshore account or through certain foreign intermediaries.

     If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of premium, if any, and interest made to such Non-United States Holder will be subject to a 30% withholding tax unless the beneficial owner of the Offered Securities provides the Company or its paying agent, as the case may be, with a properly executed
(1) IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Offered Securities is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under the Final Regulations, Non-United States Holders will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

     If a Non-United States Holder is engaged in a trade or business in the United States and premium, if any, or interest on the Offered Securities is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States Holder. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest on the Offered Securities will be included in such foreign corporation's earnings and profits.

     Any gain or income realized upon the sale, exchange or retirement of an Offered Security generally will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder, or (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met.

     As discussed above, the Company believes that the 2098 Senior Debentures should constitute indebtedness for United States federal income tax purposes and intends to treat them as such. If, however, the 2098 Senior Debentures were to be recharacterized as equity, the interest thereon generally would be subject to 30% withholding tax when paid to a Non-United States Holder and under certain circumstances, gain, if any, on the disposition of the 2098 Senior Debentures could be subject to United States federal income tax under the rules relating to "United States real property holding corporations". As a result, Non-United States Holders should consult with their tax advisors prior to purchasing the 2098 Senior Debentures.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to certain payments of principal, interest and premium paid on Offered Securities and to the proceeds of sale of an Offered Security made to United States Holders other than certain exempt recipients (such as corporations). A 31 percent backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

     No information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-United States Holders if a statement described above in (a)(iv) has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

     In addition, backup withholding and information reporting will not apply if payments of the principal, interest or premium on an Offered Security are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Offered Security, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of an Offered Security to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, after December 31, 1998, if such nominee, custodian, agent or broker is a foreign partnership, in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or if the partnership is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

     Payments of principal, interest and premium on an Offered Security paid to the beneficial owner of a Offered Security by a Untied States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of an Offered Security, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a)(iv) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

                                  UNDERWRITERS

     Under the terms and subject to the conditions contained in an Underwriting Agreement, dated the date hereof, the Underwriters named below have severally agreed to purchase, and the Company has agreed to sell to them, severally, the respective principal amounts of the Offered Securities set forth opposite their respective names below:

                                                                      PRINCIPAL      PRINCIPAL
                         PRINCIPAL      PRINCIPAL      PRINCIPAL        AMOUNT         AMOUNT
                           AMOUNT         AMOUNT         AMOUNT        OF 2028        OF 2098       PRINCIPAL
                          OF 2003        OF 2005        OF 2008         SENIOR         SENIOR         AMOUNT
         NAME           SENIOR NOTES   SENIOR NOTES   SENIOR NOTES    DEBENTURES     DEBENTURES    OF 2021 REPS
         ----           ------------   ------------   ------------   ------------   ------------   ------------
Morgan Stanley & Co.
  Incorporated........  $100,000,000   $100,000,000   $ 60,000,000   $100,000,000   $ 30,000,000   $ 80,000,000
BancAmerica Robertson
  Stephens............    80,000,000     80,000,000     48,000,000     80,000,000     24,000,000     64,000,000
Chase Securities
  Inc.................    80,000,000     80,000,000     48,000,000     80,000,000     24,000,000     64,000,000
Lehman Brothers
  Inc.................    80,000,000     80,000,000     48,000,000     80,000,000     24,000,000     64,000,000
J.P. Morgan Securities
  Inc.................    80,000,000     80,000,000     48,000,000     80,000,000     24,000,000     64,000,000
NationsBanc Montgomery
  Securities LLC......    80,000,000     80,000,000     48,000,000     80,000,000     24,000,000     64,000,000
                        ------------   ------------   ------------   ------------   ------------   ------------

  Total...............  $500,000,000   $500,000,000   $300,000,000   $500,000,000   $150,000,000   $400,000,000
                        ============   ============   ============   ============   ============   ============

     The Underwriting Agreement provides that the obligation of the several Underwriters to pay for and accept delivery of the Offered Securities is subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Offered Securities if any are taken.

     The Underwriters initially propose to offer part of the Offered Securities directly to the public at the public offering prices set forth on the cover page hereof and part to certain dealers at prices that represent a concession not to exceed .375% of the principal amount in the case of the 2003 Senior Notes, .375% of the principal amount in the case of the 2005 Senior Notes, .400% of the principal amount in the case of the 2008 Senior Notes, .500% of the principal amount in the case of the 2028 Senior Debentures, .675% of the principal amount in the case of the 2098 Senior Debentures and .200% of the principal amount in the case of the 2021 REPS. Any Underwriter may allow, and any such dealers may reallow, a concession to certain other dealers not to exceed .250% of the principal amount in the case of the 2003 Senior Notes, the 2005 Senior Notes, the 2008 Senior Notes, the 2028 Senior Debentures and the 2098 Senior Debentures and .150% of the principal amount in the case of the 2021 REPS. After the initial offering of the Offered Securities, the respective offering prices and other selling terms may from time to time be varied by the Underwriters.

     The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Company does not intend to apply for listing of any of the Offered Securities on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Offered Securities, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Securities and any such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of or trading markets for, the Offered Securities.

     In order to facilitate the offering of the Offered Securities, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the Offered Securities. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the Offered Securities for their own account. In addition, to cover overallotments or to stabilize the price of the Offered Securities, the